SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 3, 1992 AND PROSPECTUS SUPPLEMENT DATED DECEMBER 16, 1992)

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.                     [LOGO]

                                     SELLER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1992-47
        PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN APRIL 1996

                    VARIABLE RATE(1) CLASS A-16 CERTIFICATES
                     (1) ON THE CLASS A-16 NOTIONAL AMOUNT
                           --------------------------

    The Series 1992-47 Mortgage Pass-Through Certificates (the "Series 1992-47 Certificates") are the Series 1992-47 Certificates described in the accompanying Prospectus Supplement dated December 16, 1992 (the "Prospectus Supplement") and the accompanying Prospectus dated December 3, 1992 (the "Prospectus"). The Series 1992-47 Certificates consist of one class of senior certificates (the "Class A Certificates") and two classes of subordinated certificates (the "Class M Certificates" and "Class B Certificates," respectively). The Class A Certificates consist of eighteen subclasses (each, a "Subclass") of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R and Class A-LR Certificates. The Class M and Class B Certificates are not divided into subclasses. Only the Class A-16 Certificates are being offered hereby. The Series 1992-47 Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") established by The Prudential Home Mortgage Securities Company, Inc. (the "Seller") and consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately 30 years (the "Mortgage Loans"), together with certain related property. Certain of the Mortgage Loans may be secured primarily by shares issued by cooperative housing corporations. The Mortgage Loans are serviced by The Prudential Home Mortgage Company, Inc. (in its capacity as servicer, the "Servicer," otherwise "PHMC"). See "Description of the Mortgage Loans" herein and in the Prospectus Supplement.

    PROSPECTIVE INVESTORS IN THE CLASS A-16 CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS AND SPECIAL CONSIDERATIONS" HEREIN ON PAGE S1-3.

    The credit enhancement for the Series 1992-47 Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all or a disproportionate amount of principal prepayments and other unscheduled receipts of principal to the Class A Certificates for at least nine years beginning on the first Distribution Date. See "Summary Information--Credit Enhancement" and "--Effects of Prepayments on Investment Expectations," "Description of the Certificates" and "Prepayment and Yield Considerations" in the Prospectus Supplement.

    THE YIELD TO MATURITY OF THE CLASS A-16 CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH MAY BE PREPAID AT ANY TIME WITHOUT PENALTY. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, PARTICULARLY THOSE MORTGAGE LOANS WITH A HIGHER RATE OF INTEREST, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. See "Sensitivity of the Pre-Tax Yield and Weighted Average Life of the Class A-16 Certificates" herein and "Description of the Certificates--Principal (Including Prepayments)" and "Prepayment and Yield Considerations" in the Prospectus Supplement and in the Prospectus.
                                                        (CONTINUED ON NEXT PAGE)
                           --------------------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE PRUDENTIAL
   HOME MORTGAGE SECURITIES COMPANY, INC. OR ANY AFFILIATE THEREOF. NEITHER
       THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED
         OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    The Class A-16 Certificates will be purchased from the Seller by Bear, Stearns & Co. Inc. (the "Underwriter") and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Seller from the sale of the Class A-16 Certificates will be approximately 0.65% of the Pool Scheduled Principal Balance as of the Distribution Date in April 1996 without giving effect to partial principal prepayments or net partial liquidation proceeds received on or after the Determination Date in March 1996, plus accrued interest from March 1, 1996 to (but not including) March 14, 1996, before deducting expenses payable by the Seller estimated to be $45,000. See "Underwriting" herein.

    The Class A-16 Certificates are offered by the Underwriter subject to prior sale when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer without notice and to reject any order in whole or in part. It is expected that the Class A-16 Certificates will be ready for delivery on or about March 14, 1996, at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, against payment therefor in immediately available funds.
                           --------------------------
                            BEAR, STEARNS & CO. INC.

                                 MARCH 8, 1996

(CONTINUED FROM PREVIOUS PAGE)

    The Class A-16 Certificates may not be appropriate investments for individual investors. The Class A-16 Certificates are offered in minimum denominations of $137,000,000 initial Class A-16 Notional Amount as described herein under "Description of the Certificates." Except as set forth below, it is intended that the Class A-16 Certificates not be directly or indirectly held or beneficially owned by any person in amounts lower than such minimum denomination. The Class A-16 Certificates may be transferred to persons in amounts lower than the minimum denomination but only if any such person delivers to the Trustee an affidavit concerning certain matters related to the financial sophistication and net worth of such person. See "Description of the Certificates" and "Restrictions on Transfer of the Class A-16 Certificates" herein.

    There is currently no secondary market for the Class A-16 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-16 Certificates. The Underwriter intends to act as a market maker in the Class A-16 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell a Class A-16 Certificate at a price equal to or greater than the price at which such Certificate was purchased.

    Distributions in respect of interest and of principal are made on the 25th day of each month or the next succeeding business day to the holders of record of the Class A-16 Certificates on the last business day of the preceding month, to the extent that their allocable portion of the Pool Distribution Amount (as defined herein) is sufficient therefor. On each Distribution Date (as defined herein), to the extent funds are available therefor, the amount of interest distributed in respect of the Class A-16 Certificates will equal the interest accrued during the applicable Regular Interest Accrual Period (as defined in the Prospectus Supplement). Interest will accrue during each Regular Interest Accrual Period on the Class A-16 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates (as defined herein) of the Mortgage Loans as of the first day of such period minus 8.00%, on the Class A-16 Notional Amount (as defined herein), less any Non-Supported Interest Shortfall (as defined in the Prospectus Supplement) and other losses allocable to the Class A-16 Certificates as described in the Prospectus Supplement under "Description of the Certificates--Interest." The Class A Subclass Principal Balance of the Class A-16 Certificates as of the Determination Date in March 1996 will be approximately $1,000. The Class A Subclass Principal Balance as of the Determination Date in April 1996 will be equal to such balance as of the Determination Date in March 1996 reduced by the amount of any distributions or other reductions of principal on the Distribution Date in March 1996. Distributions in reduction of the principal balance of the Class A Certificates will be made monthly on each Distribution Date in an aggregate amount equal to the Class A Principal Distribution Amount (as defined in the Prospectus Supplement). Distributions in reduction of the principal balance of the Class A Certificates each month will be allocated among the Subclasses of Class A Certificates in the manner described in the Prospectus Supplement under "Description of the Certificates--Principal (Including Prepayments)." Distributions on the Class A-16 Certificates will be made pro rata among Certificateholders of such Subclass based on their Percentage Interests (as defined in the Prospectus Supplement).

    This Supplement does not contain complete information regarding the Class A-16 Certificates and should be read only in conjunction with the Prospectus Supplement and the Prospectus. Sales of the Class A-16 Certificates may not be consummated unless the purchaser has received this Supplement, the Prospectus Supplement and the Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Prospectus Supplement or the Prospectus, as applicable.

    UNTIL JUNE 10, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A-16 CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                      S1-2

                                    GENERAL

    The following is qualified in its entirety by reference to the detailed information appearing in the Prospectus Supplement and in the Prospectus, both of which should be read in conjunction with this Supplement. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings assigned in the Prospectus Supplement or in the Prospectus. See "Index of Significant Prospectus Supplement Definitions" in the Prospectus Supplement and "Index of Significant Definitions" in the Prospectus.

    The Series 1992-47 Certificates were issued on December 22, 1992. The Class A-16 Certificates were not offered to the public at the time of the issuance of the Series 1992-47 Certificates.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

YIELD CONSIDERATIONS

    The yield to maturity of the Class A-16 Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate, particularly with respect to those Mortgage Loans with higher rates of interest. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional repurchase by the Seller of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Optional Repurchase of Defaulted Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" in the Prospectus Supplement and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

    The yield to maturity on the Class A-16 Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. As of February 16, 1996, Mortgaged Properties located in the following states secured at least 5.00% of the Aggregate Unpaid Principal Balance of the Mortgage Loans: California (56.00%), New York (13.00%) and New Jersey (7.17%). In recent years, California and several other regions in the United States have experienced significant declines in housing prices. In addition, California, as well as certain other regions, has experienced natural disasters, including earthquakes, hurricanes and flooding, which may adversely affect property values. Any direct damage to the Mortgaged Properties caused by such disasters, deterioration in housing prices in California (and to a lesser extent the other states in which the Mortgaged Properties are located) or the deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may increase the likelihood of liquidations and prepayments which may have an adverse effect on the yield to maturity of the Class A-16 Certificates. See "Description of the Mortgage Loans" herein.

    AN INVESTOR THAT PURCHASES CLASS A-16 CERTIFICATES, WHICH ARE EXPECTED TO BE OFFERED AT A SUBSTANTIAL PREMIUM, SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD AND MAY RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT. See "Sensitivity of the Pre-Tax Yield and Weighted Average Life of the Class A-16 Certificates" herein and "Prepayment and Yield Considerations" in the Prospectus Supplement.

RECENT DEVELOPMENTS AFFECTING THE SELLER AND SERVICER

    The Seller and the Servicer are each either a direct or indirect, wholly owned subsidiary of Residential Services Corporation of America, which is a direct, wholly owned subsidiary of The Prudential Insurance Company of

                                      S1-3

America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential Insurance"). On January 29, 1996, Prudential Insurance announced that it had entered into a definitive agreement (the "Sale Agreement") to sell a substantial portion of its residential mortgage operations to Norwest Mortgage, Inc., a California corporation ("Norwest Mortgage"), and Norwest Bank Minnesota National Association, a national banking association ("Norwest Bank" and, collectively with Norwest Mortgage, "Norwest"). In connection therewith, on the closing date specified pursuant to the Sale Agreement (the "Sale Date"), which is currently expected to be on or about April 30, 1996, Norwest Mortgage will acquire from the Servicer substantially all of its assets and businesses, other than certain mortgage loans and the Servicer's right to service mortgage loans underlying series of mortgage pass-through certificates representing interests in trusts formed by the Seller or by Securitized Asset Sales, Inc., an affiliate of the Seller and the Servicer ("SASI"), including the Mortgage Loans in the Trust Estate, and certain other mortgage servicing rights (all such servicing rights collectively, the "Retained Servicing"). It is the present intention of the Servicer to sell the Retained Servicing, from time to time as market conditions warrant, in one or more transactions to one or more purchasers, which may include Norwest Mortgage, and to effectively exit the mortgage loan origination and servicing business as of the Sale Date.

    In order to assure the performance of the Servicer's obligations as servicer under the Pooling and Servicing Agreement as well as under other pooling and servicing agreements pursuant to which various series of the Seller's mortgage pass-through certificates were issued and other agreements pursuant to which the Servicer performs Retained Servicing with respect to mortgage loans underlying series of mortgage pass-through certificates representing interests in trusts formed by the Seller or SASI (each, a "Servicing Agreement") and under each other agreement pursuant to which the Servicer performs Retained Servicing with respect to mortgage loans not underlying series of mortgage pass-through certificates representing interests in trusts formed by the Seller or SASI (each, an "Other Servicing Agreement"), the Servicer, Prudential Insurance and Norwest intend to enter into the following arrangements:

    1. SUBSERVICING AGREEMENT. The Servicer, Prudential Insurance and Norwest Mortgage will enter into a subservicing agreement (the "Subservicing Agreement"), pursuant to which the Servicer will delegate to Norwest Mortgage, and Norwest Mortgage will agree to perform, all of the Servicer's duties and obligations as mortgage loan servicer under the Pooling and Servicing Agreement and each Servicing Agreement and Other Servicing Agreement, other than the Servicer's duties with respect to the administration and disposition of real estate acquired upon foreclosure, which latter duties will remain the responsibility of the Servicer with the particular functions to be delegated by the Servicer to Prudential Asset Recovery, Inc., an affiliate of the Seller, the Servicer, SASI and Prudential Insurance, or other third party contractors. With respect to the Series 1992-47 Certificates, such duties include collection of mortgage payments, maintenance of tax and insurance escrows, advancing for borrower delinquencies and unpaid taxes, to the extent required by the Pooling and Servicing Agreement, and foreclosure or other realization activities in connection with defaulted Mortgage Loans.

    Under the Subservicing Agreement, Norwest Mortgage will be obligated to make any principal and interest or other advances required to be made by the Servicer under the Pooling and Servicing Agreement as well as under each Servicing Agreement or Other Servicing Agreement, provided that the aggregate unreimbursed amount of such advances at any time does not exceed $100 million. The Servicer will be obligated to reimburse Norwest Mortgage for the amount of any such advances, plus interest, from its own funds. The Servicer will remain obligated under the Pooling and Servicing Agreement and each Servicing Agreement and Other Servicing Agreement for all required advances which are not made by Norwest Mortgage for any reason. In order to provide for its obligation to make advances after the Sale Date, the Servicer will enter into a Loan Agreement with Prudential Funding Corporation, an affiliate of the Seller, the Servicer, SASI and Prudential Insurance ("Funding"), pursuant to which Funding will provide the Servicer with a committed borrowing line (the "Loan Facility") in the amount of $40 million for the sole purpose of supporting advances required of the Servicer under the Pooling and Servicing Agreement and Servicing Agreements. Although the Servicer expects that the combination of Norwest Mortgage's advance obligation under the Subservicing Agreement and the Loan Facility will be adequate to provide for the continuation of all such advances, there can be no assurance that such mechanisms will be sufficient, or that after the Sale Date the Servicer will have sufficient other assets, to ensure that all required advances will be made.

    The Servicer will pay Norwest Mortgage a portion of the Servicer's servicing compensation under the Pooling and Servicing Agreement for its activities as subservicer. The Subservicing Agreement will have an initial term of five

                                      S1-4
years from the Sale Date and may be extended for consecutive three year terms by the Servicer, at its option, provided that the Servicer and Norwest Mortgage agree, in the exercise of good faith, on the subservicing compensation for each such renewal term. The Subservicing Agreement will be terminable by the Servicer, from time to time, with respect to any Mortgage Loans as to which the Servicer arranges to sell the Retained Servicing.

    2. CERTIFICATE ADMINISTRATION AGREEMENT. The Servicer and Norwest Bank will enter into an agreement (the "Certificate Administration Agreement"), pursuant to which the Servicer will delegate to Norwest Bank, and Norwest Bank will agree to perform, all of the Servicer's obligations with respect to administrative and reporting functions under the Pooling and Servicing
Agreement. Such duties include calculation of distributions, preparation and filing of tax returns, preparation of reports to investors and preparation and filing of periodic reports under the Securities Exchange Act of 1934, as amended.

    The Subservicing Agreement and the Certificate Administration Agreement will collectively provide for the delegation of substantially all of the Servicer's duties and obligations under the Pooling and Servicing Agreement. While the Pooling and Servicing Agreement provides that the Servicer will remain liable for its obligations thereunder until the related Retained Servicing is transferred in the manner permitted thereby, from and after the Sale Date the Servicer is not expected to have any servicing capability or employees with which to perform such obligations.

    Under the Pooling and Servicing Agreement, the Seller is required, with respect to any Mortgage Loan found to have defective documentation or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loan or to substitute a new mortgage loan therefor. Each such Mortgage Loan was, in turn, acquired by the Seller from the Servicer pursuant to an agreement under which the Servicer is required to repurchase or substitute for any such Mortgage Loan so repurchased or substituted for by the Seller. Although after the Sale Date the Servicer will continue to own the Retained Servicing, the Servicer intends to sell the Retained Servicing as expeditiously as market conditions permit. Accordingly, there can be no assurance that at any time after the Sale Date the Servicer will have any material assets with which to satisfy such obligations to the Seller. In such event, the Seller would be unable to fulfill its repurchase or substitution obligations under the Pooling and Servicing Agreement. However with respect to any Mortgage Loan subserviced pursuant to the Subservicing Agreement, Prudential Insurance will agree in the Subservicing Agreement to provide the funds to repurchase such Mortgage Loan.

    According to information provided by Norwest Mortgage, at December 31, 1995, Norwest Mortgage was the nation's largest mortgage originator and had a servicing portfolio of more than $107 billion. In 1995, Norwest Mortgage originated over $33 billion of residential mortgage loans. Headquartered in Des Moines, Iowa, Norwest Mortgage has more than 700 loan production offices in all 50 states. While derived from sources believed to be reliable, neither the Seller, the Servicer nor the Underwriter makes any representation or warranty regarding the accuracy or completeness of the information contained in this paragraph.

                                      S1-5

                        DESCRIPTION OF THE CERTIFICATES

    The Class A-16 Certificates will be offered in fully registered, certificated form in minimum denominations of $137,000,000 initial Class A-16 Notional Amount; provided, however, that the Class A-16 Certificates may be issued in minimum denominations of $8,000,000 initial Class A-16 Notional Amount to persons who deliver to the Trustee an affidavit stating that such person:
(a)(i) is a substantial, sophisticated, institutional investor having knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Class A-16 Certificates, such that such investor is capable of evaluating the merits and risks of an investment in the Class A-16 Certificates, and (ii) has a net worth of at least $10,000,000; or (b) will hold the Class A-16 Certificates solely as nominee for a person meeting the criteria set forth in clause (a). The Class A-16 Certificates may be issued in any amounts in excess of any such minimum denominations. The Class A Subclass Principal Balance of the Class A-16 Certificates as of the Determination Date in March 1996 will be approximately $1,000. The Class A Subclass Principal Balance of the Class A-16 Certificates as of the
Determination Date in April 1996 will be equal to such balance as of the Determination Date in March 1996 reduced by the amount of distributions or other reductions of principal on the Distribution Date in March 1996.

    Distributions of interest and in reduction of principal balance to holders of Class A-16 Certificates will be made monthly, to the extent of such Subclass' entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in April 1996.

    Distributions (other than the final distribution in retirement of the Class A-16 Certificates, as described in the Prospectus Supplement) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of Class A-16 Certificates evidencing at least a 25% Percentage Interest, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Servicer, or the paying agent acting on behalf of the Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date.

    The Class A-16 Certificates will be entitled to a distribution in respect of interest accrued during each Regular Interest Accrual Period in an amount up to such Subclass' Class A Subclass Interest Accrual Amount. The Class A Subclass Interest Accrual Amount for the Class A-16 Certificates will equal the product of (i) 1/12th of the difference between (a) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Scheduled Principal Balances of the Mortgage Loans as of such Distribution Date) and (b) 8.00% and
(ii) the Class A-16 Notional Amount.

    The Class A Subclass Interest Accrual Amount for the Class A-16 Certificates will be reduced by the portion of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass as described under "Description of the Certificates--Interest" in the Prospectus Supplement.

    The "Net Mortgage Interest Rate" on each Mortgage Loan is equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related Mortgage Note minus the Servicing Fee rate of 0.20% per annum. See "Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus Supplement.

    The "Class A-16 Notional Amount" with respect to each Distribution Date will be equal to the Pool Scheduled Principal Balance, as defined under "Description of the Certificates--Principal (Including Prepayments)" in the Prospectus Supplement, as of such Distribution Date. The Class A-16 Notional Amount with respect to the Distribution Date in February 1996 was approximately $124,505,585. The Class A-16 Notional Amount with respect to the Distribution Date in April 1996 will be equal to the Class A-16 Notional Amount with respect to the Distribution Date in February 1996, less the difference between the Pool Scheduled Principal Balance with respect to the Distribution Date in February 1996 and the Pool Scheduled Principal Balance with respect to the Distribution Date in April 1996. A notional amount does not entitle a holder to receive distributions of principal on the basis of such notional amount, but is solely used for the purpose of computing the amount of interest accrued on a Subclass. The initial Class A-16 Notional Amount was approximately $275,211,590.

    Notwithstanding anything contained in the Prospectus Supplement or the Prospectus to the contrary, the "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other

                                      S1-6
receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) and interest on or in respect of the Mortgage Loans received by the Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made by the Servicer, (ii) all withdrawals from any reserve fund established to provide support for the Servicer's obligation to make advances, as described under "Description of the Certificates--Periodic Advances" in the Prospectus Supplement and (iii) all other amounts required to be placed in the Certificate Account by the Servicer pursuant to the Pooling and Servicing Agreement, but excluding the following:

        (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Periodic Advances or an unreimbursed advance has been made from the Reserve Fund, if established;

        (b) any unreimbursed Periodic Advances or unreimbursed advances from the Reserve Fund, if established, with respect to Liquidated Loans;

        (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described under "Description of the Certificates--Interest" in the Prospectus Supplement;

        (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

        (e) all principal prepayments in full and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

         (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee to which the Servicer is entitled;

        (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

        (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain as additional servicing compensation;

         (i) reinvestment earnings on payments received in respect of the Mortgage Loans; and

         (j) Net Foreclosure Profits.

    Notwithstanding anything contained in the Prospectus Supplement or the Prospectus to the contrary, if, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received as of the close of business on the business day preceding such Determination Date, the Servicer will be obligated to make Periodic Advances on or before the related Distribution Date for the benefit of holders of the Series 1992-47 Certificates.

    The Prospectus Supplement and the Prospectus contain significant additional information concerning the characteristics of the Class A-16 Certificates. Investors are urged to read "Description of the Certificates" in the Prospectus Supplement and in the Prospectus.

                                      S1-7

                       DESCRIPTION OF THE MORTGAGE LOANS

    As of February 16, 1996, the Mortgage Loans in the Trust Estate consisted of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans originated or acquired by PHMC for its own account or for the account of an affiliate having original terms to stated maturity of approximately 30 years. The "Unpaid Principal Balance" of a Mortgage Loan as of February 16, 1996 is its unpaid principal balance as of such date assuming no delinquencies and no prepayments in full. As of February 16, 1996, the Mortgage Loans included 581 promissory notes, having an aggregate Unpaid Principal Balance (the "Aggregate Unpaid Principal Balance") of approximately $121,835,245, secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). However, as of February 16, 1996, three of such Mortgage Loans having an aggregate Unpaid Principal Balance of approximately $714,010 have prepaid in full. Prepayments in full occurring in February 1996 will reduce the Class A-16 Notional Amount with respect to the Distribution Date in April 1996. The Mortgage Loans have the additional characteristics described below and in the Prospectus.

    No Mortgage Loan is a Buy-Down Loan. See "The Trust Estates--Mortgage Loans" in the Prospectus. Four of the Mortgage Loans, representing approximately 0.81% of the Aggregate Unpaid Principal Balance of the Mortgage Loans, were originated pursuant to PHMC's Relocation Mortgage Program. See "PHMC--Mortgage Loan Production Sources" in the Prospectus.

    Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clause" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    As of February 16, 1996, each Mortgage Loan had an Unpaid Principal Balance of not less than $4,696 or more than $954,671, and the average Unpaid Principal Balance of the Mortgage Loans was approximately $209,699. The latest stated maturity date of any of the Mortgage Loans was December 1, 2022; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, all of the Mortgaged Properties were owner occupied primary residences. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    As of February 16, 1996, four of the Mortgage Loans, representing approximately 0.73% of the Aggregate Unpaid Principal Balance of the Mortgage Loans, were Subsidy Loans. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                                      S1-8

    Set forth below is a description of certain additional characteristics of the Mortgage Loans as of February 16, 1996 (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
MORTGAGE INTEREST RATE                      LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
8.250%..................................      53      $ 11,107,796.13        9.12   %
8.375%..................................     103        23,659,511.83       19.42
8.500%..................................     203        44,562,236.86       36.58
8.625%..................................      92        19,977,279.16       16.40
8.750%..................................      51         9,277,527.43        7.61
8.875%..................................      46         7,941,604.35        6.52
9.000%..................................      15         2,375,399.72        1.95
9.125%..................................       4         1,339,888.32        1.10
9.250%..................................       7         1,022,915.32        0.84
9.375%..................................       5           455,584.83        0.37
9.500%..................................       1            52,181.34        0.04
9.625%..................................       1            63,320.11        0.05
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

As of February 16, 1996, the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 8.544% per annum. The Net Mortgage Interest Rate of each Mortgage Loan is equal to the Mortgage Interest Rate of such Mortgage Loan minus the Servicing Fee rate of 0.20% per annum. As of February 16, 1996, the weighted average Net Mortgage Interest Rate of the Mortgage Loans was approximately 8.344% per annum.

                      REMAINING MONTHS TO STATED MATURITY

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
REMAINING STATED TERM (MONTHS)              LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
309.....................................       1      $     57,093.35     0.05   %
312.....................................       2           341,341.26     0.28
315.....................................       2           115,501.45     0.09
316.....................................       3           446,085.02     0.37
317.....................................       9         2,206,335.87     1.81
318.....................................      14         1,757,409.62     1.44
319.....................................      39         6,751,064.31     5.54
320.....................................     130        27,979,332.20    22.96
321.....................................     306        69,063,386.72    56.69
322.....................................      75        13,117,695.60    10.77
                                             ---      ---------------  -------
        Total...........................     581      $121,835,245.40   100.00   %
                                             ---      ---------------  -------
                                             ---      ---------------  -------

As of February 16, 1996, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 321 months.

                                      S1-9

                              YEARS OF ORIGINATION

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
YEAR OF ORIGINATION                         LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
1992....................................     581      $121,835,245.40   100.00   %
                                             ---      ---------------  -------
        Total...........................     581      $121,835,245.40   100.00   %
                                             ---      ---------------  -------
                                             ---      ---------------  -------

As of February 16, 1996, the earliest month and year of origination of any Mortgage Loan was January 1992 and the latest month and year of origination of any Mortgage Loan was November 1992.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIO                LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
50.0% or less...........................      45      $  7,064,201.81        5.80   %
50.1-55.0%..............................      18         3,254,391.31        2.67
55.1-60.0%..............................      23         3,992,689.55        3.28
60.1-65.0%..............................      35         6,959,906.39        5.71
65.1-70.0%..............................      41        11,342,129.26        9.31
70.1-75.0%..............................     168        32,552,088.15       26.72
75.1-80.0%..............................     186        40,539,330.65       33.27
80.1-85.0%..............................       6         1,370,868.27        1.13
85.1-90.0%..............................      59        14,759,640.01       12.11
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

As of February 16, 1996, the minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans were 10.0% and 90.0%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 73.4%. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take-out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. See "The Trust Estates-- Mortgage Loans" in the Prospectus. As of February 16, 1996, 31 of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately 6.33% of the Aggregate Unpaid Principal Balance of the Mortgage Loans, were originated without primary mortgage insurance. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                                     S1-10

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
DOCUMENTATION LEVEL                         LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
Full Documentation......................     216      $ 62,749,073.51       51.51   %
Asset & Income Verification.............       0                 0.00        0.00
Asset & Mortgage Verification...........     221        38,822,317.11       31.86
Income & Mortgage Verification..........      15         3,463,009.52        2.84
Asset Verification......................      80        10,528,395.73        8.64
Income Verification.....................       0                 0.00        0.00
Mortgage Verification...................      24         3,356,634.26        2.76
Preferred Processing....................      25         2,915,815.27        2.39
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset, income nor mortgage verifications were obtained. However, for all of the Mortgage Loans, verification of the borrower's employment, a credit report on the borrower and a property appraisal were obtained. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                ORIGINAL                  NUMBER OF       UNPAID           UNPAID
             MORTGAGE LOAN                MORTGAGE       PRINCIPAL       PRINCIPAL
           PRINCIPAL BALANCE                LOANS         BALANCE         BALANCE
          --------------------            ---------   ---------------  --------------
Less than or equal to $200,000..........     260      $ 29,496,514.35       24.22   %
$200,001-$250,000.......................     128        27,891,449.02       22.89
$250,001-$300,000.......................      96        25,346,644.07       20.80
$300,001-$350,000.......................      41        12,791,419.08       10.50
$350,001-$400,000.......................      25         9,100,982.06        7.47
$400,001-$450,000.......................       6         2,527,849.03        2.07
$450,001-$500,000.......................      13         6,172,078.05        5.07
$500,001-$550,000.......................       1           503,474.37        0.41
$550,001-$600,000.......................       3         1,713,765.53        1.41
$650,001-$700,000.......................       1           640,268.23        0.53
$700,001-$750,000.......................       2         1,446,745.77        1.19
$750,001-$800,000.......................       2         1,514,045.40        1.24
$800,001-$850,000.......................       1           816,563.57        0.67
$900,001-$950,000.......................       1           918,775.88        0.75
$950,001-$1,000,000.....................       1           954,670.99        0.78
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

As of February 16, 1996, the average Unpaid Principal Balance of the Mortgage Loans was approximately $209,699. As of February 16, 1996, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $600,000 were approximately 66.3% and 75.0%, respectively. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                                     S1-11

                              MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
PROPERTY                                    LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
Single-family Detached..................     549      $116,511,304.99       95.63   %
Two- to four-family Units...............       1           278,801.66        0.23
Condominiums............................      27         4,481,399.22        3.68
Townhouses..............................       3           321,468.21        0.26
Planned Unit Developments...............       1           242,271.32        0.20
Cooperative Units.......................       0                 0.00        0.00
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

                                     S1-12

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
GEOGRAPHIC AREA                             LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
Alabama.................................       2      $    238,055.70        0.20   %
Arizona.................................       5           670,839.43        0.55
California..............................     256        68,251,810.38       56.00
Colorado................................       4           613,754.35        0.50
Connecticut.............................      13         2,270,596.96        1.86
District of Columbia....................       2           546,685.10        0.45
Florida.................................      37         3,724,393.47        3.06
Georgia.................................      10         1,669,539.88        1.37
Hawaii..................................       2         1,496,601.47        1.23
Idaho...................................       2           629,824.89        0.52
Illinois................................       8         1,219,856.97        1.00
Indiana.................................       1           259,090.35        0.21
Louisiana...............................       1            52,578.87        0.04
Maryland................................      14         2,489,226.54        2.04
Massachusetts...........................       7         1,274,227.49        1.05
Michigan................................       1            57,353.84        0.05
Minnesota...............................       2           331,121.32        0.27
Montana.................................       1            92,379.27        0.08
Nevada..................................       4           790,206.97        0.65
New Hampshire...........................       2           257,348.33        0.21
New Jersey..............................      55         8,735,680.79        7.17
New Mexico..............................       2           265,308.25        0.22
New York................................      92        15,840,436.19       13.00
North Carolina..........................       4           470,899.68        0.39
Oklahoma................................       2           262,813.56        0.22
Oregon..................................       2           346,859.43        0.28
Pennsylvania............................      12         1,595,661.11        1.31
Rhode Island............................       4           580,764.43        0.48
South Carolina..........................       2           189,352.60        0.16
Tennessee...............................       1            37,560.38        0.03
Texas...................................      11         1,875,128.11        1.54
Utah....................................       1           354,536.81        0.29
Vermont.................................       1            59,887.67        0.05
Virginia................................      11         3,016,706.17        2.48
Washington..............................       7         1,268,158.64        1.04
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

As of February 16, 1996, no more than approximately 1.33% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties located in any one zip code.

                                     S1-13

                         ORIGINATORS OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
ORIGINATOR                                  LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
PHMC or Affiliate.......................     131      $ 26,021,825.99       21.36   %
Other Originators.......................     450        95,813,419.41       78.64
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

                           PURPOSES OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE       AGGREGATE
                                          NUMBER OF       UNPAID           UNPAID
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
LOAN PURPOSE                                LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------
Purchase................................     207      $ 33,740,600.70       27.69   %
Rate/term refinance.....................     265        64,631,129.35       53.05
Equity take out.........................     109        23,463,515.35       19.26
                                             ---      ---------------     -------
        Total...........................     581      $121,835,245.40      100.00   %
                                             ---      ---------------     -------
                                             ---      ---------------     -------

In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                               DELINQUENCY STATUS

                                                                      PERCENTAGE OF
                                                                        AGGREGATE
                                                         ACTUAL          UNPAID
                                          NUMBER OF      UNPAID         PRINCIPAL
                                           MORTGAGE     PRINCIPAL    BALANCE OF THE
STATUS                                     LOANS(1)    BALANCE(1)   MORTGAGE LOANS(2)
----------------------------------------  ----------   -----------  -----------------
30 to 59 days...........................       5       $1,071,383.69             0.88%
60 to 89 days...........................       3        444,539.83              0.36
90 days or more.........................       2        264,016.55              0.22
Loans in Foreclosure....................       5       1,613,283.68             1.32
REO Mortgage Loans......................       4        753,830.19              0.62
                                              --
                                                       -----------               ---
        Total...........................      19       $4,147,053.94             3.40%
                                              --
                                              --
                                                       -----------               ---
                                                       -----------               ---

------------
(1) Reflects the number of delinquent Mortgage Loans and the actual unpaid principal balances of such Mortgage Loans based on information available to the Servicer as of February 16, 1996.

(2) As of February 16, 1996.

The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No Mortgage Loan is considered delinquent for these purposes until one month has passed since its contractual due date.

    On January 17, 1994, southern California experienced an earthquake (the "Earthquake") and thereafter a number of aftershocks. As a result of the Earthquake, Los Angeles and Ventura Counties (the "Earthquake Counties") were declared federal disaster areas eligible for federal disaster assistance. In addition to the Earthquake Counties, other counties may have been affected by the Earthquake. As of February 16, 1996, approximately 22.73% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties that are located in the Earthquake Counties. The Seller has not undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

                                     S1-14

    As of January 16, 1995 and March 16, 1995, as a result of flooding, 38 and 49 counties in California, respectively, (the "January 1995 Flood Counties" and "March 1995 Flood Counties," respectively, and together, the "1995 Flood Counties") were declared federal disaster areas eligible for federal disaster assistance. As of February 16, 1996, approximately 53.11% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties that are located in the January 1995 Flood Counties and approximately 48.82% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties that are located in the March 1995 Flood Counties. The Seller has not undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

    As of October 12, 1995, as a result of a hurricane affecting Georgia, Alabama and Florida (the "Hurricane"), 28, 20 and 11 counties, in Georgia, Alabama and Florida, respectively (the "Hurricane Counties"), were declared federal disaster areas eligible for federal disaster assistance. As of February 16, 1996, 0.84% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgage Properties that are located in the Hurricane Counties. The Seller has not undertaken the physical inspection of any Mortgaged
Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

    As of February 21, 1996, as a result of recent flooding (the "Northeast Floods"), all counties in the Commonwealth of Pennsylvania, all counties in the State of Maryland, 28 counties in the State of West Virginia, 26 counties in the State of New York, 12 counties in the State of Ohio and 13 counties in the Commonwealth of Virginia (the "Northeast Flood Counties") were declared federal disaster areas eligible for federal disaster assistance. As of February 16, 1996, approximately 4.34% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties that are located in the Northeast Flood Counties. In addition, other counties may have been and may become affected by the Northeast Floods. The Seller has not undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

    As of February 28, 1996, as a result of recent flooding (the "Northwest Floods"), 21 counties in the State of Washington, 26 counties in the State of Oregon and 10 counties in the State of Idaho (the "Northwest Flood Counties") were declared federal disaster areas eligible for federal disaster assistance. As of February 16, 1996, approximately 1.06% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgage Properties that are located in the Northwest Flood Counties. In addition, other counties may have been and may become affected by the Northwest Floods. The Seller has not undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

    Based on information available to the Servicer as of February 16, 1996, twelve of the delinquent Mortgage Loans shown in the preceding table, representing approximately 1.99% of the Aggregate Unpaid Principal Balance of the Mortgage Loans or approximately $2,424,590 were secured by Mortgaged Properties located in the Earthquake Counties, the Hurricane Counties, the 1995 Flood Counties, the Northeast Flood Counties or the Northwest Flood Counties.

              ORIGINATION, DELINQUENCY AND FORECLOSURE EXPERIENCE

    During the years ended December 31, 1993 and December 31, 1994 and the nine months ended September 30, 1995, PHMC originated or purchased, for its own account or for the account of an affiliate, conventional mortgage loans having an aggregate principal balance of approximately $35,805,498,813, $16,201,648,701 and $8,078,459,769, respectively.

    Certain information concerning PHMC's delinquency, foreclosure and loan loss experience on certain categories of the mortgage loans included in PHMC's mortgage loan servicing portfolio for the years ended December 31, 1990, December 31, 1991 and the nine months ended September 30, 1992 is set forth in "Origination, Delinquency and Foreclosure Experience--Delinquency and Foreclosure Experience" in the Prospectus Supplement. The following tables set forth such information as of December 31, 1993, December 31, 1994 and September 30, 1995.

                                     S1-15

                              TOTAL PROGRAM LOANS

                             AS OF                   AS OF                   AS OF
                       DECEMBER 31, 1993       DECEMBER 31, 1994       SEPTEMBER 30, 1995
                     ----------------------  ----------------------  ----------------------
                                 BY DOLLAR               BY DOLLAR               BY DOLLAR
                      BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                     OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                     --------   -----------  --------   -----------  --------   -----------
                                         (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of
 Program Loans.....   337,156   $57,687,887   379,075   $62,175,544   415,103   $64,820,412
                     --------   -----------  --------   -----------  --------   -----------
                     --------   -----------  --------   -----------  --------   -----------
Period of
 Delinquency(1)
  30 to 59 days....     3,190   $   489,235     3,548   $   548,524     4,036   $   563,777
  60 to 89 days....       703       109,529       797       128,053       899       134,115
  90 days or
  more.............     1,398       271,637     1,418       308,124     1,086       190,010
                     --------   -----------  --------   -----------  --------   -----------
Total Delinquent
 Loans.............     5,291   $   870,401     5,763   $   984,701     6,021   $   887,902
                     --------   -----------  --------   -----------  --------   -----------
                     --------   -----------  --------   -----------  --------   -----------
Percent of
 Portfolio.........      1.57%         1.51%     1.52%         1.58%     1.45%         1.37%

                                         AS OF                AS OF                AS OF
                                   DECEMBER 31, 1993    DECEMBER 31, 1994    SEPTEMBER 30, 1995
                                   ------------------   ------------------   ------------------
                                                  (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2)..................  $     277,533        $     354,028        $     340,162
Foreclosure Ratio(3).............           0.48%                0.57%                0.52%


                                       YEAR ENDED           YEAR ENDED       NINE MONTHS ENDED
                                   DECEMBER 31, 1993    DECEMBER 31, 1994    SEPTEMBER 30, 1995
                                   ------------------   ------------------   ------------------
                                                  (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)...............  $    (112,510)       $    (194,940)       $    (118,939)
Net Gain (Loss) Ratio(5).........          (0.20)%              (0.31)%              (0.18)%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                                     S1-16

                              FIXED PROGRAM LOANS

                                                   AS OF                     AS OF                     AS OF
                                             DECEMBER 31, 1993         DECEMBER 31, 1994        SEPTEMBER 30, 1995
                                          -----------------------   -----------------------   -----------------------
                                                      BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                                           BY NO.       AMOUNT       BY NO.       AMOUNT       BY NO.       AMOUNT
                                          OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS
                                          --------   ------------   --------   ------------   --------   ------------
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Fixed Program
 Loans..................................   288,556   $ 48,156,806    307,975   $ 48,602,956    346,496   $ 52,212,730
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Period of Delinquency(1)
  30 to 59 days.........................     2,609   $    380,197      2,708   $    389,236      3,156   $    405,082
  60 to 89 days.........................       571         86,136        591         87,687        681         91,121
  90 days or more.......................     1,117        211,870        965        188,414        774        115,973
                                          --------   ------------   --------   ------------   --------   ------------
Total Delinquent Loans..................     4,297   $    678,203      4,264   $    665,337      4,611   $    612,176
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Percent of Fixed Program Loan
 Portfolio..............................      1.49%          1.41%      1.38%          1.37%      1.33%          1.17%

                                               AS OF             AS OF              AS OF
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).........................  $  195,361        $   208,253        $  212,240
Foreclosure Ratio(3)....................        0.41%              0.43%             0.41%


                                                                                 NINE MONTHS
                                            YEAR ENDED         YEAR ENDED           ENDED
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)......................  $  (63,705)       $  (133,514)       $  (86,857)
Net Gain (Loss) Ratio(5)................       (0.13)%            (0.27)%           (0.17)%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                                     S1-17

                       FIXED NON-RELOCATION PROGRAM LOANS

                                                   AS OF                     AS OF                     AS OF
                                             DECEMBER 31, 1993         DECEMBER 31, 1994        SEPTEMBER 30, 1995
                                          -----------------------   -----------------------   -----------------------
                                                      BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                                           BY NO.       AMOUNT       BY NO.       AMOUNT       BY NO.       AMOUNT
                                          OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS
                                          --------   ------------   --------   ------------   --------   ------------
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Fixed Non-relocation
 Program Loans..........................   247,792   $ 42,030,123    262,159   $ 41,589,441    294,218   $ 44,201,806
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Period of Delinquency(1)
  30 to 59 days.........................     2,326   $    344,861      2,424   $    350,629      2,821   $    361,484
  60 to 89 days.........................       530         81,444        539         80,843        619         83,384
  90 days or more.......................     1,054        203,444        903        179,493        719        109,174
                                          --------   ------------   --------   ------------   --------   ------------
Total Delinquent Loans..................     3,910   $    629,749      3,866   $    610,965      4,159   $    554,042
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Percent of Fixed Non-relocation Program
 Loan Portfolio.........................      1.58%          1.50%      1.47%          1.47%      1.41%          1.25%

                                               AS OF             AS OF              AS OF
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).........................  $  190,293        $   199,379        $  202,124
Foreclosure Ratio(3)....................        0.45%              0.48%             0.46%


                                                                                 NINE MONTHS
                                            YEAR ENDED         YEAR ENDED           ENDED
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)......................  $  (61,387)       $  (131,779)       $  (84,996)
Net Gain (Loss) Ratio(5)................       (0.15)%            (0.32)%           (0.19)%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

            RESTRICTIONS ON TRANSFER OF THE CLASS A-16 CERTIFICATES

    The Class A-16 Certificates with denominations of less than $137,000,000 initial Class A-16 Notional Amount but not less than $8,000,000 initial Class A-16 Notional Amount may be transferred to persons who deliver to the Trustee an affidavit stating that such person: (a)(i) is a substantial, sophisticated, institutional investor having knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Class A-16 Certificates, such that such investor is capable of evaluating the merits and risks of an investment in the Class A-16 Certificates, and (ii) has a net worth of at least $10,000,000; or (b) will hold the Class A-16 Certificates solely as nominee for a person meeting the criteria set forth in clause (a).

                                     S1-18

                             HISTORICAL PREPAYMENTS

    The prepayment model used in the Prospectus Supplement is the Standard Prepayment Assumption ("SPA"). See "Prepayment and Yield Considerations" in the Prospectus Supplement. An alternative model is a conditional (also known as a constant) prepayment rate ("CPR"). CPR represents a rate of payment of unscheduled principal on mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. CPR DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

    The Series 1992-47 Certificates were issued on December 22, 1992. Set forth below are the approximate annualized prepayment rates of the Mortgage Loans underlying the Series 1992-47 Certificates as a percentage of CPR as of the Distribution Dates occurring in the indicated months.

                          HISTORICAL PREPAYMENT RATES

MONTH                                                           PERCENTAGE OF CPR
--------------------------------------------------------------  -----------------
January 1993..................................................        1.41%
February 1993.................................................        1.58%
March 1993....................................................        3.69%
April 1993....................................................        3.15%
May 1993......................................................       14.77%
June 1993.....................................................       20.86%
July 1993.....................................................       22.22%
August 1993...................................................       28.87%
September 1993................................................       40.73%
October 1993..................................................       60.83%
November 1993.................................................       67.58%
December 1993.................................................       70.17%
January 1994..................................................       66.62%
February 1994.................................................       49.37%
March 1994....................................................       41.07%
April 1994....................................................       33.79%
May 1994......................................................       15.73%
June 1994.....................................................        9.60%
July 1994.....................................................       10.65%

MONTH                                                           PERCENTAGE OF CPR
--------------------------------------------------------------  -----------------
August 1994...................................................       11.17%
September 1994................................................        8.87%
October 1994..................................................        5.29%
November 1994.................................................        9.44%
December 1994.................................................        0.38%
January 1995..................................................        1.95%
February 1995.................................................        0.51%
March 1995....................................................        1.23%
April 1995....................................................        3.64%
May 1995......................................................        2.89%
June 1995.....................................................        1.37%
July 1995.....................................................        6.57%
August 1995...................................................        5.39%
September 1995................................................       16.88%
October 1995..................................................       22.99%
November 1995.................................................        2.74%
December 1995.................................................        3.06%
January 1996..................................................       10.17%
February 1996.................................................       22.17%

    The prepayment rates described above were calculated based upon the weighted average Mortgage Interest Rate of the Mortgage Loans for the applicable month and an assumed weighted average remaining term to maturity for the Mortgage Loans equal to the weighted average remaining term to maturity at the date of the initial issuance of the Series 1992-47 Certificates with respect to January 1993, reduced by one month for each month thereafter. The prepayment history of the Mortgage Loans underlying the Series 1992-47 Certificates is relatively short and cannot be relied upon as an indicator of the rate of prepayments on the Mortgage Loans to be experienced over the life of the Class A-16 Certificates. Further, the rate of prepayment of a pool of mortgage loans during any period should be considered in light of the amount of time elapsed since the origination of such mortgage loans and the absolute levels of, and changes in, prevailing market interest rates during such period. For a further discussion of the factors affecting the rate of prepayments on mortgage loans, see "Prepayment and Yield Considerations" in the Prospectus Supplement. INVESTORS ARE URGED TO MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED IN DECIDING WHETHER TO PURCHASE A CLASS A-16 CERTIFICATE.

                                     S1-19

                 SENSITIVITY OF THE PRE-TAX YIELD AND WEIGHTED
                  AVERAGE LIFE OF THE CLASS A-16 CERTIFICATES

    The Prospectus Supplement and the Prospectus contain important information concerning factors that will affect the yield and weighted average life of the Class A-16 Certificates. Investors are urged to read "Prepayment and Yield Considerations" in the Prospectus Supplement and the Prospectus.

    THE YIELD TO INVESTORS IN THE CLASS A-16 CERTIFICATES, WHICH ARE EXPECTED TO BE OFFERED AT A SUBSTANTIAL PREMIUM, WILL BE HIGHLY SENSITIVE TO BOTH THE TIMING OF RECEIPT OF PREPAYMENTS AND THE OVERALL RATE OF PRINCIPAL PREPAYMENT ON THE MORTGAGE LOANS, PARTICULARLY WITH RESPECT TO THOSE MORTGAGE LOANS WITH HIGHER RATES OF INTEREST, WHICH OVERALL RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR IN THE CLASS A-16 CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

    For purposes of the table set forth below, the weighted average life of a Class A-16 Certificate is the average amount of time that will elapse from March 14, 1996 until each dollar in reduction of the principal balance of the Series 1992-47 Certificates is distributed to the holders thereof. The weighted average life of the Class A-16 Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization or prepayments.

    The following table has been prepared on the basis of the characteristics of the Mortgage Loans included in the Trust Estate as of February 16, 1996, as described above under "Description of the Mortgage Loans," adjusted to reflect calculated payments of principal on March 1, 1996 assuming a constant prepayment rate equal to 0% CPR for the month of February 1996. This adjustment has the effect of reducing the remaining terms to stated maturity of each Mortgage Loan by one month from the table shown on page S1-9. The table indicates the sensitivity to various rates of prepayment on the Mortgage Loans of the pre-tax yield to maturity, on a corporate bond equivalent ("CBE") basis, and of the weighted average life of the Class A-16 Certificates at various percentages of CPR. Such calculations are based on distributions made in accordance with "Description of the Certificates" herein and in the Prospectus Supplement, on the assumptions described in clauses (i), (iii) and (v) of the second full paragraph beginning on page S-67 of the Prospectus Supplement, and on the further assumptions that (i) the Class A-16 Certificates will be purchased on March 14, 1996 for an aggregate purchase price equal to approximately $818,409, which includes accrued interest from March 1, 1996 to (but not including) March 14, 1996, (ii) distributions to holders of Class A-16 Certificates will be made on the 25th day of each month commencing in April 1996, (iii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults) commencing in April 1996, (iv) principal prepayments on the Mortgage Loans will be received on the last day of each month commencing in March 1996 at the respective percentages of CPR set forth in the table and there are no Prepayment Interest Shortfalls, (v) the Class A-16 Notional Amount applicable to the Distribution Date occurring in April 1996 will be approximately $121,735,753 and (vi) the Class A Subclass Principal Balance of the Class A-16 Certificates as of the Determination Date occurring in April 1996 will be $1,000.00.

           SENSITIVITY OF THE PRE-TAX YIELD AND WEIGHTED AVERAGE LIFE
                 OF THE CLASS A-16 CERTIFICATES TO PREPAYMENTS

                                                   PERCENTAGES OF CPR
                                        ----------------------------------------
                                         5%     15%    20%    30%    35%    40%
                                        -----  -----  -----  -----  -----  -----
Pre-Tax Yield to Maturity (CBE).......  48.47% 35.76% 29.10% 15.12%  7.74%  0.10%
Weighted Average Life (years).........  11.28   5.54   4.24   2.77   2.33   1.98

    The pre-tax yields set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-16 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for the Class A-16 Certificates of approximately $818,409 which includes accrued interest from March 1, 1996 to (but not including) March 14, 1996, and (ii) converting such monthly rates to corporate bond equivalent rates. Such

                                     S1-20
calculation does not take into account the interest rates at which an investor may be able to reinvest funds received by such investor as distributions on the Class A-16 Certificates and consequently does not purport to reflect the return on any investment in the Class A-16 Certificates when such reinvestment rates are considered.

    The weighted average lives of the Class A-16 Certificates set forth in the preceding table were determined by (i) multiplying the amount of each distribution in reduction of the principal balance of the Series 1992-47 Certificates by the number of years from March 14, 1996 to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of the principal balance of the Series 1992-47 Certificates referred to in clause (i).

    NOTWITHSTANDING THE ASSUMED PREPAYMENT RATES REFLECTED IN THE PRECEDING TABLE, IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT ANY CONSTANT RATE, THAT THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE OR THAT THE MORTGAGE LOANS WILL NOT EXPERIENCE ANY LOSSES. As a result of these factors, the pre-tax yield and weighted average life of the Class A-16 Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of CPR.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Elections have been made to treat the Trust Estate as two REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates, the Class M Certificates and the Class B Certificates are designated as the regular interests in the Upper-Tier REMIC and the Class A-R and Class A-LR Certificates are designated as the residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

    The Class A-16 Certificates are treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular interests in a REMIC" for domestic building and loan associations and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

    The Class A-16 Certificates generally are treated as debt instruments originated on the date of original issuance of the Series 1992-47 Certificates for federal income tax purposes. Holders of the Class A-16 Certificates will be required to report income thereon in accordance with the accrual method of accounting. The Proposed OID Regulations discussed in the Prospectus were withdrawn by subsequently proposed Treasury regulations on December 22, 1992. Final and temporary Treasury regulations regarding original issue discount (the "OID Regulations") were issued on February 2, 1994. Although there is no directly applicable authority with respect to the issuance of the Series 1992-47 Certificates, the Seller believes that the Class A-16 Certificates should be considered to have been issued with original issue discount in an amount equal to the excess of all distributions of principal and interest expected to be received thereon over their issue price (including accrued interest). This treatment is consistent with the OID Regulations. Any "negative" amounts of original issue discount on the Class A-16 Certificates attributable to rapid prepayments will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. The holder of a Class A-16 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. The Seller makes no representation as to the timing or amount of such losses, if any, or how any such losses will be reported to the holders. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the Prospectus. The adjusted issue price of a Class A-16 Certificate as of the date of purchase by an investor is its original issue price, plus original issue discount accrued since the date of original issuance of the Series 1992-47 Certificates, less distributions made, and losses, if any, incurred, on the Class A-16 Certificates since the date of original issuance of the Series 1992-47 Certificates. A purchase price for a Class A-16 Certificate that is less than or greater than the adjusted issue price of such Class A-16 Certificate will result in market discount or acquisition premium, respectively, to the beneficial owner thereof, as discussed in the Prospectus under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

                                     S1-21

    The Prepayment Assumption that is to be used in determining the rate of accrual of original issue discount is set forth in the Prospectus Supplement under "Federal Income Tax Considerations--Regular Certificates." No representation is made as to the actual rate at which the Mortgage Loans will prepay.

    See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" in the Prospectus Supplement and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions of an underwriting agreement and a terms agreement (together, the "Underwriting Agreement") among the Seller, PHMC and Bear Stearns & Co. Inc., as underwriter (the "Underwriter"), the Class A-16
Certificates offered hereby are being purchased from the Seller by the Underwriter on or about March 14, 1996. The Underwriter is committed to purchase all of the Class A-16 Certificates offered hereby if any Class A-16 Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Class A-16 Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Class A-16 Certificates are expected to be approximately 0.65% of the Pool Scheduled Principal Balance as of the Distribution Date in April 1996 without giving effect to partial principal prepayments or net partial liquidation proceeds received on or after the Determination Date in March 1996, plus accrued interest from March 1, 1996 to (but not including) March 14, 1996. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A-16 Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A-16 Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

    The Underwriting Agreement provides that the Seller and PHMC will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

    There will not be any secondary market for the Class A-16 Certificates offered hereby prior to the offering thereof. The Underwriter intends to act as a market maker in the Class A-16 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Class A-16 Certificates will develop or, if such a market does develop, that it will provide holders of Class A-16 Certificates with liquidity of
investment  at  any  particular  time  or  for  the  life  of  the  Class   A-16
Certificates.

                              ERISA CONSIDERATIONS

    As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or any person utilizing the assets of such employee benefit plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under federal, state or local laws ("Similar Law"), which are, to a material extent, similar to the foregoing sections of ERISA or the Code, on governmental plans and on certain persons who perform services for governmental plans. For example, unless exempted, investment by an ERISA Plan in the Class A-16 Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Class A-16 Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of PTE 83-1, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Class A-16 Certificates, see "ERISA Considerations" in the Prospectus.

    On May 24, 1990, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 90-28, 55 Fed. Reg. 21456 (the "Exemption"), from certain of the prohibited transaction

                                     S1-22
rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the considerations and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Class A-16 Certificates by an ERISA Plan, provided that specified conditions are met.

    Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A-16 Certificates, is the condition that the ERISA Plan investing in the Class A-16 Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

    Before purchasing a Class A-16 Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A-16 Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A-16 Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

    The Class A-16 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-16 Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing a Class A-16 Certificate, as such Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in the Class A-16 Certificates. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A-16 Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                 LEGAL MATTERS

    The validity of the Class A-16 Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriter by Brown & Wood, New York, New York.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Class A-16 Certificates will be applied by the Seller to the purchase from an affiliate of the Class A-16 Certificates.

                                    RATINGS

    The Class A-16 Certificates have been rated "Aaa" by Moody's and "AAAr" by S&P. See "Ratings" in the Prospectus Supplement for a further discussion of the ratings of the Certificates. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

    The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-

                                     S1-23
through certificates  do not  represent any  assessment of  the likelihood  that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

    S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of timely payments of interest and ultimate return of principal. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

    The ratings of Moody's and S&P do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or the possibility that, as a result of prepayments, investors in the Class A-16 Certificates may fail to fully recoup their initial investment.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Seller with respect to the Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Class A-16 Certificates. The Seller will provide or cause to be provided without charge to each person to whom this Supplement is delivered in connection with the offering of the Class A-16 Certificates a list identifying all filings with respect to a Trust Estate pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the Seller's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to the Class A-16 Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Seller should be directed to: The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8199.

                                     S1-24

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 3, 1992)
                                  $257,347,000
                                 (APPROXIMATE)
THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.                     [LOGO]

                                     SELLER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1992-47
       PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN JANUARY 1993
                              --------------------

    The Series 1992-47 Mortgage Pass-Through Certificates (the "Series 1992-47 Certificates") will consist of one class of senior certificates (the "Class A Certificates") and two classes of subordinated certificates (the "Class M Certificates" and "Class B Certificates," respectively, and together, the "Subordinated Certificates"). The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates, and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of both the Class A and Class M Certificates to the extent described herein and in the Prospectus. The Class A Certificates will consist of eighteen subclasses (each, a "Subclass") of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R and Class A-LR Certificates. The Class A-16 Certificates are not offered hereby. The Class M Certificates will not be divided into subclasses. The Class B Certificates are not offered hereby. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 and Class A-13 Certificates are targeted amortization class Certificates and are referred to herein collectively as the "TAC Certificates." The Class A-14 and Class A-15 Certificates are referred to herein collectively as the "Companion Certificates." The Class A-7, Class A-9 and Class A-10 Certificates are also retail class Certificates and are referred to herein collectively as the "Retail Certificates." Solely for the purpose of determining distributions in reduction of principal balance of the Class A-12 Certificates, the Class A-12 Certificates will be deemed to consist of multiple components. However, the Beneficial Owner of a Class A-12 Certificate will not have a severable interest in any one component, but will have an undivided interest in the entire Subclass. The Class A Certificates (other than the Class A-16 Certificates) and the Class M Certificates are referred to herein collectively as the "Offered Certificates" and are the only Certificates being offered hereby.

                                                        (CONTINUED ON NEXT PAGE)

      THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED
          OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                          ----------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

            SUBCLASS OR               INITIAL SUBCLASS OR CLASS     PASS-THROUGH
         CLASS DESIGNATION              PRINCIPAL BALANCE (1)           RATE
Class A-1...........................         $27,700,000                6.85%
Class A-2...........................         $24,800,000                6.85%
Class A-3...........................         $17,101,000                6.85%
Class A-4...........................         $40,840,901                 (2)
Class A-5...........................         $   205,231                 (3)
Class A-6...........................         $    10,000                 (4)
Class A-7...........................         $24,383,000                7.50%
Class A-8...........................         $10,000,000                8.00%
Class A-9...........................         $22,000,000                8.00%

            SUBCLASS OR               INITIAL SUBCLASS OR CLASS     PASS-THROUGH
         CLASS DESIGNATION              PRINCIPAL BALANCE (1)           RATE
Class A-10..........................         $15,000,000                8.00%
Class A-11..........................         $18,492,000                8.00%
Class A-12..........................         $37,000,000                8.00%
Class A-13..........................         $ 1,237,000                8.00%
Class A-14..........................         $11,007,904                 (5)
Class A-15..........................         $ 4,127,964                 (6)
Class A-R...........................         $     1,000                8.00%
Class A-LR..........................         $     1,000              8.00%(7)
Class M.............................         $ 3,440,000                8.00%

(1) Approximate. The initial Subclass or Class Principal Balances are subject to adjustment as described herein.

(2) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-4 Certificates at the rate of 4.05% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class A-4 Certificates at a per annum rate equal to the lesser of (i) 0.80% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits determined monthly as set forth herein ("LIBOR") and (ii) approximately 10.00%. See "Description of the Certificates--Interest" herein.

(3) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-5 Certificates at the rate of approximately 1184.05386% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class A-5 Certificates at a per annum rate, subject to a minimum rate of 0% and a maximum rate of 1830.80278%, equal to 1830.80278% minus (approximately 198.99967 X LIBOR). See "Description of the Certificates--Interest" herein.

(4) Interest will accrue on the Class A-6 Certificate each month in an amount equal to the sum of (i) the product of 1/12th of 0.41% and the Class A Subclass Principal Balance of the Class A-7 Certificates and (ii) the product of 1/12th of 8.00% and the Class A Subclass Principal Balance of the Class A-6 Certificate.

(5) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-14 Certificates at the rate of 4.35% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class A-14 Certificates at a per annum rate equal to the lesser of (i) 1.10% plus LIBOR and (ii) 11.00%. See "Description of the Certificates--Interest" herein.

(6) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-15 Certificates at the rate of approximately 17.73333% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class A-15 Certificates at a per annum rate, subject to a minimum rate of 0% and a maximum rate of 26.40%, equal to 26.40% minus (approximately 2.66667 X LIBOR). See "Description of the Certificates-- Interest" herein.

(7) On the Class A-LR Notional Amount.

    The Offered Certificates are being offered by Kidder, Peabody & Co. Incorporated (the "Underwriter") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates will be 99.109375% of the aggregate initial principal balance of the Offered Certificates, plus accrued interest thereon and on an amount equal to the aggregate initial principal balance of the Class A-16 Certificates at the rate of 8.00% per annum from December 1, 1992 to (but not including) December 22, 1992, before deducting expenses payable by the Seller estimated to be $330,000. The price to be paid to the Seller has not been allocated among the Offered Certificates. See "Underwriting" herein.

    The Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that the Offered Certificates will be ready for delivery on or about December 22, 1992 through the facilities of The Depository Trust Company or, in the case of the Class A-4, Class A-5, Class A-6, Class A-14, Class A-15, Class A-R, Class A-LR and Class M Certificates, at the office of Kidder, Peabody & Co. Incorporated, 60 Broad Street, New York, New York 10004, against payment therefor in immediately available funds.

                             KIDDER, PEABODY P CO.
                                  INCORPORATED
                             ----------------------

          The date of this Prospectus Supplement is December 16, 1992.

(CONTINUED FROM PREVIOUS PAGE)

    The Series 1992-47 Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately 30 years, which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), together with certain related property, sold by The Prudential Home Mortgage Securities Company, Inc. (the "Seller") and serviced by The Prudential Home Mortgage Company, Inc. (in its capacity as servicer, the "Servicer," otherwise "PHMC"). See "Description of the Mortgage Loans" herein. The Class A Certificates will initially evidence in the aggregate an approximate 92.25% undivided interest in the principal balance of the Mortgage Loans. The Class M Certificates will initially evidence in the aggregate an approximate 1.25% undivided interest in the principal balance of the Mortgage Loans. The remaining approximate 6.50% undivided interest in the principal balance of the Mortgage Loans will be evidenced by the Class B Certificates. The Class A-7 and Class A-9 Certificates will also be entitled to the benefit of an irrevocable financial guaranty insurance policy (the "Policy") to be issued by Financial Security Assurance Inc. ("Financial Security") pursuant to which Financial Security will unconditionally and irrevocably guarantee the current payment of interest, other than Non-Supported Interest Shortfalls (as defined herein), and the payment of any losses of principal allocated to the Class A-7 or Class A-9 Certificates. See "Description of the Certificates--The Financial Guaranty Insurance Policy" herein. The Class A-7 and Class A-9 Certificates are each also entitled to the benefit of a reserve fund as protection against Non-Supported Interest Shortfalls up to the amounts of the initial deposits into the respective reserve fund. See "Description of the Certificates--Interest" herein.

    Distributions in respect of interest will be made on the 25th day of each month or, if such day is not a business day, on the succeeding business day, commencing in January 1993, to the holders of Offered Certificates, as described herein. The rights of the holders of the Class M Certificates to receive distributions of interest will be subordinated to the rights of the holders of the Class A Certificates to receive distributions of interest and principal as described herein. The amount of interest accrued on any Subclass or Class of Offered Certificates will be reduced by the amount of (i) any Non-Supported Interest Shortfall and (ii) other losses allocable to such Subclass or Class as described herein under "Description of the Certificates-- Interest." Distributions in reduction of the principal balance of the Class A Certificates will be made monthly on each Distribution Date in an aggregate amount equal to the Class A Principal Distribution Amount. Distributions in reduction of the principal balance of the Class M Certificates will be made monthly on each Distribution Date in an aggregate amount equal to the Class M Principal Distribution Amount after (i) the Class A Certificates have received the Class A Distribution Amount, (ii) the amount required to be paid to Financial Security as a premium under the Policy has been paid and (iii) the Class M Certificates have received their amount of interest due with respect to such Distribution Date. Distributions in reduction of the principal balance of the Class A Certificates on any Distribution Date will be allocated among the Subclasses of Class A Certificates in the manner described herein under "Description of the Certificates--Principal (Including Prepayments)." Distributions to each Subclass or undivided Class of Offered Certificates will be made pro rata among Certificateholders of such Subclass or Class. No Class A Certificateholder will have any right to request early distributions in reduction of principal balance of any Class A Certificate for any reason whatsoever (including the death of the holder thereof). No Certificates of any Subclass will be selected to receive distributions by random lot.

    THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH MAY BE PREPAID AT ANY TIME WITHOUT PENALTY. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, PARTICULARLY THE CLASS A-5 AND CLASS A-6 CERTIFICATES, THAT A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS IN THE CLASS A-5 AND CLASS A-6 CERTIFICATES SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE CLASS A-5 CERTIFICATES WILL BE HIGHLY SENSITIVE AND THE YIELD TO INVESTORS IN THE CLASS A-15 CERTIFICATES WILL BE SENSITIVE TO THE LEVEL OF LIBOR. RELATIVELY SMALL INCREASES IN THE LEVEL OF LIBOR WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS A-5 CERTIFICATES AND HIGH LEVELS OF LIBOR WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS A-15 CERTIFICATES. THE YIELD TO MATURITY OF THE CLASS M CERTIFICATES WILL BE MORE SENSITIVE TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE LOANS THAN THE CLASS A CERTIFICATES, IN THE EVENT THAT THE CLASS B PRINCIPAL BALANCE HAS BEEN REDUCED TO ZERO. SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST", "--PRINCIPAL (INCLUDING PREPAYMENTS)" AND "--SUBORDIN-ATION OF CLASS M AND CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

    THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PREPAYMENT ON THE MORTGAGE LOANS ABOVE A CERTAIN CONSTANT PREPAYMENT LEVEL BECAUSE PAYMENTS OF PRINCIPAL ALLOCATED TO THE CLASS A CERTIFICATES IN EXCESS OF AMOUNTS RESULTING FROM SUCH A PREPAYMENT LEVEL WILL BE PAID TO THE HOLDERS OF THE COMPANION CERTIFICATES PRIOR TO BEING PAID TO THE HOLDERS OF THE TAC CERTIFICATES. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN."

    The Retail Certificates may not be an appropriate investment for all prospective investors. Although the Underwriter intends to make a secondary market in the Retail Certificates, it has no obligation to do so, and any such market-making may be discontinued at any time. In addition, there can be no assurance that an investor will be able to sell a Retail Certificate at a price which is equal to or greater than the price at which such Certificate was purchased.

    The Offered Certificates (other than the Class A-4, Class A-5, Class A-6, Class A-14, Class A-15, Class A-R, Class A-LR and Class M Certificates) will be issued only in book-entry form (the "Book-Entry Certificates") and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.

    There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. THE CLASS M CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO AN ERISA PLAN EXCEPT UPON THE DELIVERY OF AN OPINION OF COUNSEL AS PROVIDED HEREIN. IN ADDITION, THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) A "DISQUALIFIED ORGANIZATION" OR "BOOK-ENTRY NOMINEE," (II) EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES, PERSONS WHO ARE NOT "U.S. PERSONS," (III) AN ERISA PLAN OR (IV) ANY PERSON OR ENTITY WHO THE TRANSFEROR HAS REASON TO BELIEVE INTENDS TO IMPEDE THE ASSESSMENT OR COLLECTION OF ANY FEDERAL, STATE OR LOCAL TAXES LEGALLY REQUIRED TO BE PAID WITH RESPECT THERETO. See "ERISA Considerations" and "Description of the Certificates-- Restrictions on Transfer of the Class A-R, Class A-LR and Class M Certificates" herein, and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

    For federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment conduits (each a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively). As described more fully herein and in the Prospectus, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates, the Class M Certificates and the Class B Certificates will constitute the "regular interests" in the Upper-Tier REMIC and the Class A-R and Class A-LR Certificates will constitute the "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON WILL, AND THE CLASS A-LR CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY, EXCEED CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT SUCH HOLDERS MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

    The Class A Certificates (other than the Class A-16 Certificates) represent seventeen Subclasses of a Class and the Class M Certificates represent a Class of a separate Series of Certificates being offered by the Seller pursuant to the Prospectus dated December 3, 1992 accompanying this Prospectus Supplement. Any prospective investor should not purchase any Offered Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read, in full, the Prospectus and this Prospectus Supplement.
                            ------------------------

    UNTIL MARCH 18, 1993, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                             PAGE
                                                                             ----
Summary Information........................................................  S-4
Description of the Certificates............................................  S-22
  General..................................................................  S-22
  Book-Entry Registration..................................................  S-22
  Definitive Certificates..................................................  S-23
  Distributions............................................................  S-24
  Interest.................................................................  S-26
  Determination of LIBOR...................................................  S-31
  Principal (Including Prepayments)........................................  S-32
    CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A CERTIFICATES....  S-32
    CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS M CERTIFICATES....  S-35
    ALLOCATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A AND CLASS M
     CERTIFICATES..........................................................  S-36
    PRINCIPAL PAYMENT CHARACTERISTICS OF THE TAC CERTIFICATES, TAC
     COMPONENTS AND COMPANION CERTIFICATES.................................  S-42
  Additional Rights of the Class A-R and Class A-LR Certificateholders.....  S-43
  Periodic Advances........................................................  S-44
  The Financial Guaranty Insurance Policy..................................  S-45
  Financial Security Assurance Inc.........................................  S-46
  Restrictions on Transfer of the Class A-R, Class A-LR and Class M
   Certificates............................................................  S-48
  Reports..................................................................  S-49
  Subordination of Class M and Class B Certificates........................  S-49
    ALLOCATION OF LOSSES...................................................  S-50
Description of the Mortgage Loans..........................................  S-53
  Mandatory Repurchase or Substitution of Mortgage Loans...................  S-59
  Optional Repurchase of Defaulted Mortgage Loans..........................  S-59
Origination, Delinquency and Foreclosure Experience........................  S-60
  Loan Origination.........................................................  S-60
  Delinquency and Foreclosure Experience...................................  S-60
Prepayment and Yield Considerations........................................  S-64
  Sensitivity of the Class A-5 and Class A-15 Certificates.................  S-71
  Sensitivity of the Class A-6 Certificate.................................  S-73
Pooling and Servicing Agreement............................................  S-73
  General..................................................................  S-73
  Voting...................................................................  S-74
  Trustee..................................................................  S-74
  Servicing Compensation and Payment of Expenses...........................  S-74
  Optional Termination.....................................................  S-75
Federal Income Tax Considerations..........................................  S-75
  Regular Certificates.....................................................  S-76
  Residual Certificates....................................................  S-76
ERISA Considerations.......................................................  S-78
Legal Investment...........................................................  S-79
Secondary Market...........................................................  S-79
Underwriting...............................................................  S-79
Legal Matters..............................................................  S-80
Use of Proceeds............................................................  S-80
Ratings....................................................................  S-80
Index of Significant Prospectus Supplement Definitions.....................  S-81

                              SUMMARY INFORMATION

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"). CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS. SEE "INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS" HEREIN AND "INDEX OF SIGNIFICANT DEFINITIONS" IN THE PROSPECTUS.

Title of Securities....  Mortgage Pass-Through Certificates, Series 1992-47 (the
                         "Series 1992-47 Certificates" or the "Certificates").

Seller.................  The Prudential Home  Mortgage Securities Company,  Inc.
                         (the "Seller"). See "The Seller" in the Prospectus.

Servicer...............  The  Prudential  Home  Mortgage Company,  Inc.  (in its
                         capacity  as  servicer,   the  "Servicer;"   otherwise,
                         "PHMC").  See  "Servicing  of the  Mortgage  Loans" and
                         "PHMC--General" in the Prospectus.

Trustee................  First Trust  National Association,  a national  banking association (the "Trustee"). See "Pooling and Servicing
                         Agreement--Trustee" in this Prospectus Supplement.

Rating of
  Certificates.........  It  is  a  condition to  the  issuance of  the  Class A
                         Certificates offered by this Prospectus Supplement  and
                         the Prospectus that they shall have been rated "Aaa" by
                         Moody's  Investors Service, Inc.  ("Moody's") and "AAA"
                         by Standard  &  Poor's  Corporation ("S&P").  It  is  a
                         condition  to the issuance of  the Class M Certificates
                         that they shall  have been rated  "Aa2" by Moody's  and
                         "AA"  by S&P.  The ratings by  Moody's and  S&P are not
                         recommendations to buy, sell or hold such  Certificates
                         and  may be  subject to  revision or  withdrawal at any
                         time by the assigning rating agency. The ratings do not
                         address the possibility that, as a result of  principal
                         prepayments, holders of such Certificates may receive a
                         lower   than  anticipated  yield.   See"--  Effects  of
                         Prepayments  on  Investment  Expectations"  below   and
                         "Ratings" in this Prospectus Supplement.

Description of
  Certificates.........  The Series 1992-47 Certificates will consist of Class A
                         Certificates,   Class  M   Certificates  and   Class  B
                         Certificates. The Class A Certificates represent a type
                         of interest referred  to in the  Prospectus as  "Senior
                         Certificates;" and the Class M and Class B Certificates
                         represent  a  type  of  interest  referred  to  in  the
                         Prospectus as  "Subordinated  Certificates."  As  these
                         designations  suggest,  the  Class  A  Certificates are
                         entitled to a certain priority, relative to the Class M
                         and Class B Certificates, in right of distributions  on
                         the   Mortgage  Loans  underlying  the  Series  1992-47
                         Certificates. As between the  Class M Certificates  and
                         the  Class B Certificates, the Class M Certificates are
                         entitled  to   a   certain   priority   in   right   of
                         distributions  on the  Mortgage Loans.  See "--Distrib-
                         utions of Principal and Interest" below.

                         Initially, the Class  A Certificates  will evidence  in
                         the  aggregate  an  approximate  92.25%  (approximately
                         $253,908,000)  undivided   interest  in   the   initial
                         aggregate  principal balance of the Mortgage Loans; the
                         Class M Certificates will evidence in the aggregate  an

                         approximate  1.25% (approximately $3,440,000) undivided
                         interest in the initial aggregate principal balance  of
                         the  Mortgage Loans; and the  Class B Certificates will
                         evidence  in   the  aggregate   an  approximate   6.50%
                         (approximately  $17,891,557) undivided  interest in the
                         initial aggregate  principal  balance of  the  Mortgage
                         Loans.  The  relative interests  in the  aggregate out-
                         standing  principal  balance  of  the  Mortgage   Loans
                         represented  by  the  Class  A,  Class  M  and  Class B
                         Certificates are subject to change over time because of
                         the disproportionate allocation of certain  unscheduled
                         principal  payments to  the Class A  Certificates for a
                         specified period and the  allocation of certain  losses
                         and   certain   shortfalls   first  to   the   Class  B
                         Certificates  until  the  aggregate  principal  balance
                         thereof  has been reduced to zero and then to the Class
                         M Certificates  until the  aggregate principal  balance
                         thereof   has  been  reduced  to  zero,  prior  to  the
                         allocation of such losses and shortfalls to the Class A
                         Certificates,  as  discussed  in  "--Distributions   of
                         Principal and Interest" and
                         "--Credit Enhancement" below.

                         The  Class  A-7  and  Class  A-9  Certificates  will be
                         entitled to  the benefit  of an  irrevocable  financial
                         guaranty  insurance  policy to  be issued  by Financial
                         Security pursuant  to  which  Financial  Security  will
                         unconditionally  and irrevocably  guarantee the current
                         payment of interest, other than Non-Supported  Interest
                         Shortfalls,  and the payment of any losses of principal
                         allocated to the Class  A-7 or Class A-9  Certificates.
                         See  "Description  of  the  Certificates--The Financial
                         Guaranty   Insurance   Policy"   in   this   Prospectus
                         Supplement.  The Class  A-7 and  Class A-9 Certificates
                         are each also entitled to the benefit of a reserve fund
                         as protection against Non-Supported Interest Shortfalls
                         up to  the amounts  of the  initial deposits  into  the
                         respective   reserve  fund.  See  "Description  of  the
                         Certificates--Interest" in this Prospectus Supplement.

                         The Class  A  Certificates  will  consist  of  eighteen
                         subclasses,  designated  as the  Class A-1,  Class A-2,
                         Class A-3, Class A-4, Class A-5, Class A-6, Class  A-7,
                         Class  A-8, Class  A-9, Class  A-10, Class  A-11, Class
                         A-12, Class A-13, Class  A-14, Class A-15, Class  A-16,
                         Class  A-R  and Class  A-LR  Certificates. The  Class M
                         Certificates will not be  divided into subclasses.  The
                         Class   A  Certificates  (other  than  the  Class  A-16
                         Certificates) and Class M Certificates are referred  to
                         in   this   Prospectus  Supplement   as   the  "Offered
                         Certificates."   References   to   the    "Subordinated
                         Certificates"   are  to   the  Class  M   and  Class  B
                         Certificates. The Class A-16  and Class B  Certificates
                         are  not offered hereby and may  be retained or sold by
                         the Seller.

                         The Class A-1, Class A-2,  Class A-3, Class A-4,  Class
                         A-5,  Class A-6, Class A-7, Class A-8, Class A-9, Class
                         A-10,  Class   A-11,   Class  A-12   and   Class   A-13
                         Certificates    are    targeted    amortization   class
                         Certificates and are referred to herein collectively as
                         the "TAC Certificates." The  Class A-14 and Class  A-15
                         Certificates are referred to herein collectively as the
                         "Companion  Certificates" because payments of principal
                         allocated to the

                         Class A Certificates in excess of amounts resulting from a certain constant prepayment level will be paid to the holders of the Companion Certificates, while such Certificates remain outstanding, prior to the holders of the TAC Certificates. See "Description of the Certificates--Principal (including Prepayments)" in this Prospectus Supplement. Solely for the purpose of determining distributions in reduction of principal balance, the Class A-12 Certificates will be deemed to consist of multiple components as described herein.
                         HOWEVER, THE OWNER OF A CLASS A-12 CERTIFICATE WILL NOT
                         HAVE  A SEVERABLE  INTEREST IN  ANY ONE  COMPONENT, BUT
                         WILL HAVE AN UNDIVIDED INTEREST IN THE ENTIRE SUBCLASS.

                         The Offered Certificates have the approximate aggregate
                         initial principal balances  set forth on  the cover  of
                         this  Prospectus Supplement. Any difference between the
                         aggregate principal balance of the Class A and Class  M
                         Certificates  as of the date  of issuance of the Series
                         1992-47  Certificates  and   the  approximate   initial
                         aggregate  principal balance of the Class A and Class M
                         Certificates  as  of  the   date  of  this   Prospectus
                         Supplement  will  not,  with  respect  to  the  Class A
                         Certificates (other than the Class A-16  Certificates),
                         exceed 5% of the initial aggregate principal balance of
                         such  Class A Certificates stated  on the cover of this
                         Prospectus Supplement and, with respect to the Class  M
                         Certificates,  will depend  on the  final subordination
                         levels  for  the   Series  1992-47  Certificates.   Any
                         difference  allocated to the  Class A Certificates will
                         be  allocated   among  the   subclasses  of   Class   A
                         Certificates  other than the Class  A-16, Class A-R and
                         Class A-LR Certificates.

Forms of Certificates;
  Denominations........  BOOK-ENTRY FORM.  The Offered Certificates (other  than the  Class A-4, Class A-5, Class A-6, Class A-14, Class
                         A-15, Class A-R, Class  A-LR and Class M  Certificates)
                         will   be  issued  in   book-entry  form,  through  the
                         facilities of  The  Depository Trust  Company  ("DTC").
                         These  Certificates are  referred to,  collectively, in
                         this Prospectus Supplement as the "Book-Entry  Certifi-
                         cates."   An  investor  in  a  subclass  of  Book-Entry
                         Certificates will  not receive  a physical  certificate
                         representing  its ownership interest in such Book-Entry
                         Certificates, except under extraordinary circumstances,
                         which   are   discussed   in   "Description   of    the
                         Certificates--Definitive  Certificates"  in  this  Pro-
                         spectus Supplement. Instead,  DTC will effect  payments
                         and  transfers by means of its electronic recordkeeping
                         services,   acting   through   certain    participating
                         organizations.  This  may result  in certain  delays in
                         receipt  of  distributions  by  an  investor  and   may
                         restrict   an   investor's   ability   to   pledge  its
                         securities. The rights of  investors in the  Book-Entry
                         Certificates  may generally  only be  exercised through
                         DTC   and   its   participating   organizations.    See
                         "Description  of the Certificates--Book-Entry Registra-
                         tion" in this Prospectus Supplement.

                         The Book-Entry Certificates (other than the Class  A-7,
                         Class A-9 and Class A-10 Certificates) will be issued in minimum denominations of $100,000 initial principal balance. Any amounts in excess of $100,000 will be in integral multiples of $1,000 initial principal balance. The Class A-7 and Class A-9 Certificates will be issued in minimum denominations of $1,000 initial principal balance. Any amounts in excess of $1,000 will be in integral multiples of $1,000 initial principal balance. The
                         Class A-10 Certificates will be issued in minimum denominations of $10,000 initial principal balance. Any amounts in excess of $10,000 will be in integral multiples of $1,000 intitial principal balance.

                         CERTIFICATED  FORM.   The Class  A-4, Class  A-5, Class
                         A-6, Class A-14, Class A-15, Class A-R, Class A-LR  and
                         Class   M  Certificates   will  be   offered  in  fully
                         registered, certificated form. Accordingly, an investor
                         in any such subclass or class will be issued a physical
                         certificate representing  its ownership  interest.  The
                         Class  A-4,  Class  A-5,  Class  A-14  and  Class  A-15
                         Certificates will be issued in minimum denominations of
                         $100,000 initial  principal  balance.  Any  amounts  in
                         excess  of $100,000 will be in integral multiples of $1
                         initial principal  balance. The  Class A-6  Certificate
                         will be issued as a single certificate with a denomina-
                         tion of $10,000 initial principal balance.

                         The  Class  M Certificates  will  be issued  in minimum
                         denominations of  $100,000 initial  principal  balance.
                         Any  amounts in excess of  $100,000 will be in integral
                         multiples of  $1,000  initial  principal  balance.  The
                         Class  A-R  and Class  A-LR  Certificates will  each be
                         issued as a single  certificate with a denomination  of
                         $1,000  initial principal balance.  See "Description of
                         the   Certificates--General"    in   this    Prospectus
                         Supplement.

Mortgage Loans.........  MORTGAGE  LOAN DATA.  The Mortgage Loans, which are the source  of  distributions  to  holders  of  the  Series
                         1992-47   Certificates,  are  expected  to  consist  of
                         conventional, fixed interest  rate, monthly pay,  fully
                         amortizing,  one-  to  four-family,  residential  first
                         mortgage  loans,  having   original  terms  to   stated
                         maturity  of approximately 30  years, which may include
                         loans secured by shares  issued by cooperative  housing
                         corporations.

                         The Mortgage Loans are expected to have the further specifications set forth in the following table and under the heading "Description of the Mortgage Loans" in this Prospectus Supplement.

SELECTED MORTGAGE  LOAN
  DATA
(AS  OF  THE  CUT-OFF DATE)

Cut-Off Date:                December 1, 1992
Number of Mortgage Loans:    1,124
Aggregate Unpaid  Principal
  Balance (1):               $275,239,557

Range  of  Unpaid Principal  $24,984 to $979,437
  Balances (1):
Average  Unpaid   Principal
  Balance (1):               $244,875

Range of Interest Rates:     8.250% to 10.250%
Weighted  Average  Interest  8.558%
  Rate (1):

Range of Remaining Terms to
  Stated Maturity:           343 months to 360 months
Weighted Average  Remaining
  Term to Stated
  Maturity (1):              358 months

Range of Original
  Loan-to-Value Ratios:      10.00% to 90.00%
Weighted  Average  Original
  Loan-to-Value Ratio (1):   72%

Geographic Concentration of
  Mortgaged Properties
  Securing  Mortgage  Loans
  in  Excess  of 5%  of the
  Aggregate Unpaid
  Principal Balance(1):      California 60.46%
                             New York  7.91%
                             New Jersey 6.44%

(1) approximate
--------------------------------------------------------------------------------

                         CHANGES TO POOL.  A number of Mortgage Loans may be re-
                         moved from the pool, or a substitution may be made  for
                         certain  Mortgage Loans, in advance  of the issuance of
                         the Series 1992-47 Certificates  (which is expected  to
                         occur  on or about December  22, 1992). This may result
                         in changes in certain  of the pool characteristics  set
                         forth   in  the  table  above  and  elsewhere  in  this
                         Prospectus Supplement. See "Description of the Mortgage
                         Loans" in this Prospectus Supplement.

                         Subsequent  to  the  issuance  of  the  Series  1992-47
                         Certificates,  certain  Mortgage Loans  may  be removed
                         from the  pool  through repurchase  or,  under  certain
                         circumstances,  substitution  by  the  Seller,  if  the
                         Mortgage  Loans  are   discovered  to  have   defective
                         documentation  or if  they otherwise do  not conform to
                         the   standards    established    by    the    Seller's
                         representations  and warranties concerning the Mortgage
                         Loans.  See  "Description   of  the  Mortgage   Loans--
                         Mandatory Repurchase or Substitution of Mortgage Loans"
                         in  this  Prospectus  Supplement. The  Seller  may also
                         repurchase

                         defaulted  Mortgage  Loans.  See  "Description  of  the
                         Mortgage   Loans--Optional   Repurchase   of  Defaulted
                         Mortgage Loans" in this Prospectus Supplement.

                         The Servicer is entitled, subject to certain conditions relating to the then-remaining size of the pool, to purchase all outstanding Mortgage Loans in the pool and thereby effect early retirement of the Series 1992-47
                         Certificates. See  "Pooling and  Servicing  Agreement--
                         Optional Termination" in this Prospectus Supplement.

Distributions of
  Principal and
  Interest.............  DISTRIBUTIONS  IN GENERAL. Distributions  on the Series
                         1992-47 Certificates will  be made on  the 25th day  of
                         each  month or, if  such day is not  a business day, on
                         the succeeding business day (each such date is referred
                         to in  this Prospectus  Supplement as  a  "Distribution
                         Date"),  commencing  in  January  1993,  to  holders of
                         record at the  close of business  on the last  business
                         day  of  the  preceding  month.  In  the  case  of  the
                         Book-Entry Certificates, the holder  of record will  be
                         DTC.

                         The   amount   available   for   distribution   on  any
                         Distribution Date is primarily a function of the amount
                         remitted by mortgagors of the Mortgage Loans in payment
                         of  their  scheduled  installments  of  principal   and
                         interest,  as well as the amount of prepayments made by
                         the  mortgagors  and  proceeds  from  liquidations   of
                         defaulted Mortgage Loans.

                         On  any  Distribution  Date,  holders  of  the  Class A
                         Certificates will be  entitled to  receive all  amounts
                         due  them before any distributions  are made to holders
                         of the  Class  M  and  Class  B  Certificates  on  that
                         Distribution  Date. The amount that  is available to be
                         distributed on any Distribution Date will be  allocated
                         first  to  pay  interest  due holders  of  the  Class A
                         Certificates and the amounts required  to be paid as  a
                         premium  to Financial Security as described below under
                         "Interest  Distributions"  and  then,  if  the   amount
                         available  for  distribution exceeds  such  amounts, to
                         reduce the outstanding principal balance of the Class A
                         Certificates.  The  likelihood  that  a  holder  of   a
                         particular  subclass of  the Class  A Certificates will
                         receive principal  distributions  on  any  Distribution
                         Date will depend on the priority in which such subclass
                         is  entitled to  principal distributions,  as set forth
                         under the heading "Description of the
                         Certificates--Principal (Including Prepayments)--
                         Allocation of Amount to be  Distributed to the Class  A
                         and   Class   M   Certificates"   in   this  Prospectus
                         Supplement.

                         After all amounts due on the Class A Certificates for any Distribution Date have been paid, together with the premium payment due to Financial Security, the amount remaining will be distributed, in the following order, to (i) pay interest due holders of the Class M
                         Certificates, (ii) reduce the outstanding principal balance of the Class M Certificates, (iii) pay interest due to the holders of the Class B Certificates and (iv) reduce the outstanding principal balance of the Class B
                         Certificates.

                         If  any  mortgagor  is  delinquent  in  the  payment of
                         principal or interest on a Mortgage Loan in any  month,
                         the  Servicer  will  advance  such  payment  unless the
                         Servicer determines that the delinquent amount will not
                         be recoverable by it from liquidation proceeds or other
                         recoveries  on   the   related   Mortgage   Loan.   See
                         "Description of the Certificates--Periodic Advances" in
                         this Prospectus Supplement.

                         INTEREST DISTRIBUTIONS. The amount of interest to which
                         holders   of   each  subclass   or  class   of  Offered
                         Certificates, other than the  Class A-6 and Class  A-LR
                         Certificates, will be entitled each month is calculated
                         based  on  the  outstanding principal  balance  of that
                         subclass or class, as of the related Distribution Date.
                         Interest will accrue each  month on each such  subclass
                         or  class according to the following formula: 1/12th of
                         the  pass-through  rate  for  such  subclass  or  class
                         multiplied by the outstanding principal balance of such
                         subclass  or class as of the related Distribution Date.
                         The pass-through  rate for  each such  subclass  (other
                         than  the Class  A-4, Class  A-5, Class  A-14 and Class
                         A-15 Certificates) or class is the percentage set forth
                         on  the  cover  of  this  Prospectus  Supplement.   The
                         pass-through  rates for the Class A-4, Class A-5, Class
                         A-14 and Class A-15 Certificates will be determined  as
                         described below.

                         During  the initial LIBOR Based Interest Accrual Period
                         (as described below), the pass-through rate for the Class A-4 Certificates will be 4.05% per annum. During each subsequent LIBOR Based Interest Accrual Period, the pass-through rate for the Class A-4 Certificates will be a per annum rate equal to the lesser of (i)
                         0.80% plus LIBOR and (ii) approximately 10.00%. During the initial LIBOR Based Interest Accrual Period, the pass-through rate for the Class A-5 Certificates will be approximately 1184.05386% per annum. During each subsequent LIBOR Based Interest Accrual Period, the pass-through rate for the Class A-5 Certificates will be a per annum rate, subject to a minimum rate of 0% and a maximum rate of 1830.80278%, equal to (i)
                         1830.80278%  minus  (ii) the  product  of approximately
                         198.99967 and LIBOR.

                         During the initial LIBOR Based Interest Accrual Period,
                         the pass-through rate for  the Class A-14  Certificates
                         will  be 4.35% per annum.  During each subsequent LIBOR
                         Based Interest  Accrual Period,  the pass-through  rate
                         for  the Class  A-14 Certificates  will be  a per annum
                         rate equal to the  lesser of (i)  1.10% plus LIBOR  and
                         (ii)  11.00%. During  the initial  LIBOR Based Interest
                         Accrual Period,  the pass-through  rate for  the  Class
                         A-15  Certificates will be  approximately 17.73333% per
                         annum. During  each  subsequent  LIBOR  Based  Interest
                         Accrual  Period,  the pass-through  rate for  the Class
                         A-15 Certificates will be a per annum rate, subject  to
                         a  minimum rate  of 0%  and a  maximum rate  of 26.40%,
                         equal  to  (i)  26.40%   minus  (ii)  the  product   of
                         approximately 2.66667 and LIBOR.

                         As a result of these calculations, increasing levels of LIBOR will produce reduced pass-through rates for the Class A-5 and

                         Class A-15  Certificates  (subject  to  the  applicable
                         minimum  rates), while decreasing  levels of LIBOR will
                         produce increased  pass-through rates  (subject to  the
                         applicable  maximum rates). Interest will accrue on the
                         Class  A-4,  Class  A-5,  Class  A-14  and  Class  A-15
                         Certificates during each one-month period commencing on
                         the  25th day of each month  and ending on the 24th day
                         of the following month  (each, a "LIBOR Based  Interest
                         Accrual  Period").  The  initial  LIBOR  Based Interest
                         Accrual Period will commence  on December 25, 1992.  No
                         interest will accrue on the Class A-4, Class A-5, Class
                         A-14   or   Class  A-15   Certificates  prior   to  the
                         commencement  of  the  initial  LIBOR  Based   Interest
                         Accrual Period.

                         The amount of interest to which the holder of the Class
                         A-6 Certificate is entitled each month is calculated based on the outstanding principal balances of certain subclasses of the Class A Certificates. Interest will accrue on the Class A-6 Certificate each month in an amount equal to the sum of (i) the product of 1/12th of 0.41% and the outstanding principal balance of the Class A-7 Certificates and (ii) the product of 1/12th of 8.00% and the outstanding principal balance of the Class A-6 Certificate. In each case, the outstanding principal balance for each such subclass will be calculated as of the related Distribution Date before taking into account distributions of principal for such Distribution Date.

                         The amount of interest to which the holder of the Class
                         A-LR Certificate is entitled each month is calculated based on a "notional amount," which is an amount other than the actual outstanding principal balance of such subclass. The method of determining the notional amount of the Class A-LR Certificate is described under "Description of the Certificates--Interest" in this Prospectus Supplement. Interest will accrue on the Class A-LR Certificate each month in an amount equal to the product of (i) 1/12th of 8.00% and (ii) the notional amount of the Class A-LR Certificate.

                         On each Distribution  Date Financial  Security will  be
                         entitled  to receive, as partial payment of the premium
                         for the financial guaranty insurance policy, an  amount
                         equal  to (A)  the product of  (i) 1/12th  of 0.09% and
                         (ii) the outstanding principal balance of the Class A-7
                         Certificates, less  (B)  a  pro  rata  portion  of  the
                         Non-Supported  Interest  Shortfalls (as  defined below)
                         and other losses attributable to interest allocable  to
                         such   amount   as  described   below  for   each  such
                         Distribution Date. The remaining portion of the premium
                         for the  financial guaranty  insurance policy  will  be
                         paid  to Financial  Security by the  Underwriter on the
                         date of  the initial  issuance  of the  Series  1992-47
                         Certificates.

                         When mortgagors prepay principal or when principal is recovered through foreclosures or other liquidations of defaulted Mortgage Loans, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls. Any such shortfalls that result from principal prepayments  IN  FULL  will  be  offset  from aggregate
                         servicing fees that would  otherwise be payable to  the
                         Servicer  on  any Distribution  Date,  but only  to the
                         extent of servicing fees  payable with respect to  that
                         Distribution   Date.   Shortfalls  in   collections  of
                         interest resulting from principal prepayments IN  FULL,
                         to  the extent they exceed the aggregate servicing fees
                         (the  "Non-Supported  Interest  Shortfalls"),  will  be
                         allocated  pro rata,  based on  interest accrued, among
                         all  classes  and  subclasses  of  the  Series  1992-47
                         Certificates and the premium payment otherwise required
                         to  be paid  to Financial Security  as described above.
                         Any shortfalls of interest that result from the  timing
                         of  PARTIAL  principal prepayments  or  liquidations of
                         defaulted Mortgage  Loans will  not  be offset  by  the
                         servicing fees and will not be allocated pro rata among
                         all  classes  and  subclasses  of  the  Series  1992-47
                         Certificates and the premium payment otherwise required
                         to be paid to Financial  Security, but instead will  be
                         borne  first by the Class B Certificates, second by the
                         Class  M  Certificates  and  finally  by  the  Class  A
                         Certificates and the premium payment otherwise required
                         to  be paid to Financial  Security. After the principal
                         balances of the Class M  and Class B Certificates  have
                         been reduced to zero, any interest shortfalls resulting
                         from  the timing  of the  receipt of  partial principal
                         prepayments will be  considered Non-Supported  Interest
                         Shortfalls  and will be allocated pro rata to the Class
                         A  Certificates  and  the  premium  payment   otherwise
                         required   to  be  paid   to  Financial  Security.  The
                         financial guaranty  insurance policy  to be  issued  by
                         Financial   Security   will  not   cover  Non-Supported
                         Interest Shortfalls allocated to the Class A-7 or Class
                         A-9   Certificates.    See    "Description    of    the
                         Certificates--
                         Subordination  of the Class M and Class B Certificates"
                         in this Prospectus Supplement.
                         In  order  to  provide  additional  protection  to  the
                         holders  of the  Class A-7  and Class  A-9 Certificates
                         against Non-Supported Interest Shortfalls as  described
                         above,  a reserve fund will  be established for each of
                         the Class A-7 and Class A-9 Certificates at the time of
                         issuance  of  such  Certificates.  Initially,  approxi-
                         mately  $37,252 and $39,784 will be deposited into such
                         reserve  funds  for  the   Class  A-7  and  Class   A-9
                         Certificates,  respectively. No additional amounts will
                         be deposited into either reserve fund after the initial
                         deposit. If  any  Non-Supported Interest  Shortfall  is
                         allocated   to  either  the  Class  A-7  or  Class  A-9
                         Certificates on any  Distribution Date,  the amount  of
                         such  shortfall,  to  the  extent  funds  are available
                         therefor, will be withdrawn from the applicable reserve
                         fund and distributed to the holders of such subclass on
                         such Distribution Date. No assurance can be given  that
                         the  amounts on deposit in  each such reserve fund will
                         be   sufficient   to   cover   Non-Supported   Interest
                         Shortfalls  allocated to  each such  subclass under all
                         circumstances. On any Distribution Date, if the  amount
                         in  the applicable reserve fund, after giving effect to
                         any withdrawal to  be made  from such  reserve fund  on
                         such Distribution Date, exceeds twice the amount of the
                         accrued   interest  on  the  Class  A-7  or  Class  A-9
                         Certificates, as the  case may be,  for the  succeeding
                         Distribution  Date,  such  excess  will  be distributed

                         to the holder of the Class A-LR Certificate. There  can
                         be  no assurance  as to the  amount of  such excess, if
                         any, on any Distribution Date.
                         In addition,  the amount  of  interest required  to  be
                         distributed   to   holders   of   the   Series  1992-47
                         Certificates and  the premium  required to  be paid  to
                         Financial  Security  will be  reduced  by a  portion of
                         certain special hazard losses,  fraud losses and  bank-
                         ruptcy  losses attributable to  interest. The financial
                         guaranty insurance  policy to  be issued  by  Financial
                         Security  will cover  any such losses  allocated to the
                         Class  A-7  or  Class  A-9  Certificates.  See  "Credit
                         Enhancement--Extent   of   Loss  Coverage"   below  and
                         "Description of  the  Certificates--Interest"  in  this
                         Prospectus Supplement.
                         To   the   extent   that  the   amount   available  for
                         distribution on any  Distribution Date is  insufficient
                         to  permit the distribution of the applicable amount of
                         accrued interest  on the  Class A  Certificates and  to
                         make the required premium payment to Financial Security
                         (net  in  each case  of any  shortfalls and  losses de-
                         scribed in the preceding paragraphs), such amount  will
                         be  allocated among the outstanding subclasses of Class
                         A Certificates  and the  premium payment  to  Financial
                         Security  pro rata in  accordance with their respective
                         entitlements to interest and  premium payment, and  the
                         amount  of any deficiencies will be added to the amount
                         of interest  and  premium  payment  that  the  Class  A
                         Certificates  and Financial Security, respectively, are
                         entitled to receive  on subsequent Distribution  Dates.
                         No  interest  will  accrue  on  such  deficiencies. The
                         financial guaranty  insurance policy  to be  issued  by
                         Financial  Security  will cover  any  such deficiencies
                         allocated to the  Class A-7 or  Class A-9  Certificates
                         other than Non-Supported Interest Shortfalls.
                         To   the   extent   that  the   amount   available  for
                         distribution  on  any  Distribution  Date,  after   the
                         payment of all amounts due the Class A Certificates and
                         Financial  Security has  been made,  is insufficient to
                         permit distribution in full of accrued interest on  the
                         Class  M Certificates (net of any shortfalls and losses
                         allocable to  the  Class M  Certificates  as  described
                         above),  the amount of any  deficiency will be added to
                         the amount of  interest that the  Class M  Certificates
                         are  entitled  to  receive  on  subsequent Distribution
                         Dates. No interest will accrue on such deficiencies.
                         Interest on the  Class A and  Class M Certificates  and
                         the  premium payment  required to be  made to Financial
                         Security will be calculated on  the basis of a  360-day
                         year consisting of twelve 30-day months.
                         See "Description of the Certificates--Interest" in this
                         Prospectus Supplement.
                         PRINCIPAL  DISTRIBUTIONS.    The  aggregate  amount  of
                         principal  to  which  the   holders  of  the  Class   A
                         Certificates  are entitled each month will be comprised
                         of a percentage of the scheduled payments of  principal
                         on  the  Mortgage  Loans and  a  percentage  of certain
                         unscheduled  payments  of  principal  on  the  Mortgage
                         Loans.  The  percentage of  scheduled payments  will be
                         equal, on each Distribution Date, to the fraction  that
                         represents  the ratio of the then-outstanding principal
                         balance of the

                         Class  A  Certificates  to  the  aggregate  outstanding
                         principal balance of the Mortgage Loans (based on their
                         amortization  schedules then in effect). The percentage
                         of certain unscheduled  payments will be  equal to  the
                         percentage  described in the preceding sentence plus an
                         additional  amount  equal  to   a  percentage  of   the
                         principal otherwise distributable to the holders of the
                         Subordinated  Certificates. As a result, the percentage
                         of certain  unscheduled  principal  payments  otherwise
                         distributable   to  the  holders  of  the  Subordinated
                         Certificates  that  is  instead  distributable  to  the
                         holders  of the Class  A Certificates will  be equal to
                         100% during the first five years beginning on the first
                         Distribution Date and  will decline  during the  subse-
                         quent  four  years,  as  described  under  the  heading
                         "Description of the Certificates--Principal  (Including
                         Prepayments)--Calculation  of Amount  to be Distributed
                         to  the  Class  A  Certificates"  in  this   Prospectus
                         Supplement,  until in year ten and each year thereafter
                         it is equal  to zero.  On each  Distribution Date,  the
                         Subordinated Certificates will collectively be entitled
                         to receive the percentages of the scheduled and certain
                         unscheduled payments of principal on the Mortgage Loans
                         equal,  in  each  case,  to  100%  less  the applicable
                         percentage  for  the  Class  A  Certificates  described
                         above.
                         Except   as   described   below   under   "--Effect  of
                         Subordination Level  on  Principal  Distributions,"  on
                         each  Distribution Date, the  Class M Certificates will
                         be entitled  to a  portion  of scheduled  payments  and
                         certain   unscheduled  payments  of  principal  on  the
                         Mortgage   Loans   allocable   to   the    Subordinated
                         Certificates   that   represents  the   ratio   of  the
                         then-outstanding  principal  balance  of  the  Class  M
                         Certificates  to the then-outstanding principal balance
                         of the Subordinated Certificates.
                         The amount that  is available for  distribution to  the
                         holders of the Class A Certificates on any Distribution
                         Date  as  a  distribution of  principal  is  the amount
                         remaining  after  deducting  the  amount  of   interest
                         distributable  on  the  Class  A  Certificates  and the
                         premium required to be paid to Financial Security  from
                         the  total  amount collected  that  is available  to be
                         distributed  to   holders   of   the   Series   1992-47
                         Certificates   and  to   Financial  Security   on  such
                         Distribution Date. Principal will be distributed to the
                         holders of the Class A Certificates in accordance  with
                         the  payment  priorities  described  under  the heading
                         "Description of the Certificates--Principal  (Including
                         Prepayments)--Allocation of Amount to be Distributed to
                         the   Class  A  and  Class   M  Certificates"  in  this
                         Prospectus Supplement.
                         The amount that  is available for  distribution to  the
                         holders of the Class M Certificates on any Distribution
                         Date  as  a  distribution of  principal  is  the amount
                         remaining   after    all   interest    and    principal
                         distributions  due  on  the Class  A  Certificates, the
                         premium required to be  paid to Financial Security  and
                         interest  due  on the  Class  M Certificates  have been
                         deducted  from  the  total  amount  collected  that  is
                         available  to be  distributed to holders  of the Series
                         1992-47 Certificates and to Financial Security.
                         EFFECT   OF    SUBORDINATION   LEVEL    ON    PRINCIPAL
                         DISTRIBUTIONS. In order to preserve the availability of
                         the original subordination level as

                         protection  against losses on the Class M Certificates,
                         the Class B Certificates,  as described below, may  not
                         be   entitled   on   certain   Distribution   Dates  to
                         distributions of principal.
                         If on any Distribution Date the percentage obtained  by
                         dividing the outstanding principal balance of the Class
                         B  Certificates by the sum of the outstanding principal
                         balances  of  the  Class  A,   Class  M  and  Class   B
                         Certificates  is less than such percentage was upon the
                         initial issuance  of the  Series 1992-47  Certificates,
                         then  the Class B Certificates  will not be entitled to
                         distributions of  principal on  such Distribution  Date
                         and  the Class M  Certificates will be  entitled to all
                         distributions   of   principal    allocable   to    the
                         Subordinated Certificates for such Distribution Date.
                         In  such case, the Class  M Certificates will receive a
                         greater portion of  scheduled and unscheduled  payments
                         of  principal on  the Mortgage  Loans allocable  to the
                         Subordinated Certificates than the Class M Certificates
                         would have received had  the Class B Certificates  been
                         entitled  to their portion  of such principal payments.
                         See   "Description   of   the   Certificates--Principal
                         (Including  Prepayments)--Calculation  of Amount  to be
                         Distributed  to  the  Class  M  Certificates"  in  this
                         Prospectus Supplement.
Credit Enhancement.....  DESCRIPTION  OF "SHIFTING-INTEREST" SUBORDINATION.  The
                         rights of the  holders of the  Class M Certificates  to
                         receive  distributions  will  be  subordinated  to  the
                         rights of the  holders of the  Class A Certificates  to
                         receive  distributions, to the extent described herein.
                         The rights of the holders  of the Class B  Certificates
                         to  receive distributions  will be  subordinated to the
                         rights of  the holders  of  the Class  A  Certificates,
                         Financial  Security  and  the holders  of  the  Class M
                         Certificates to  receive distributions,  to the  extent
                         described  herein. This  subordination provides  a cer-
                         tain amount of protection to the holders of the Class A
                         Certificates (to the extent of the subordination of the
                         Class M  and  Class B  Certificates)  and the  Class  M
                         Certificates (to the extent of the subordination of the
                         Class  B Certificates) against delays in the receipt of
                         scheduled  payments  of  interest  and  principal   and
                         against  losses  associated  with  the  liquidation  of
                         defaulted Mortgage Loans  and certain losses  resulting
                         from the bankruptcy of a mortgagor.
                         The  protection  afforded the  holders  of the  Class A
                         Certificates by  means of  this subordination  will  be
                         effected  in two ways: (i) by the preferential right of
                         the holders  of the  Class A  Certificates to  receive,
                         prior   to   any   distribution  being   made   on  any
                         Distribution Date in respect of the Class M and Class B
                         Certificates, the amounts of interest and principal due
                         the holders of  the Class A  Certificates on such  date
                         and,  if  necessary, by  the right  of such  holders to
                         receive future distributions on the Mortgage Loans that
                         would otherwise have been  allocated to the holders  of
                         the  Class M and  Class B Certificates  and (ii) by the
                         allocation to the holders  of the Class  M and Class  B
                         Certificates  of  certain  losses  resulting  from  the
                         liquidation  of   defaulted  Mortgage   Loans  or   the
                         bankruptcy  of  mortgagors prior  to the  allocation of
                         such losses  to the  holders of  the Class  A  Certifi-
                         cates.

                         The  protection  afforded the  holders  of the  Class M
                         Certificates by means of  this subordination will  also
                         be  effected in two ways: (i) by the preferential right
                         of the holders of the Class M Certificates to  receive,
                         prior   to   any   distribution  being   made   on  any
                         Distribution  Date   in   respect  of   the   Class   B
                         Certificates, the amounts of interest and principal due
                         the  holders of the  Class M Certificates  on such date
                         and, if  necessary, by  the right  of such  holders  to
                         receive future distributions on the Mortgage Loans that
                         would  otherwise have been allocated  to the holders of
                         the Class B Certificates and (ii) by the allocation  to
                         the  holders  of the  Class  B Certificates  of certain
                         losses resulting  from  the  liquidation  of  defaulted
                         Mortgage Loans or the bankruptcy of mortgagors prior to
                         the  allocation of  such losses  to the  holders of the
                         Class M Certificates.
                         In addition,  in order  to increase  the period  during
                         which the principal balances of the Class M and Class B
                         Certificates  remain available as credit enhancement to
                         the Class A Certificates, a disproportionate amount  of
                         prepayments  and  certain  unscheduled  recoveries with
                         respect to the Mortgage Loans will be allocated to  the
                         Class A Certificates. This allocation has the effect of
                         accelerating  the amortization of  the Class A Certifi-
                         cates while, in the absence of losses in respect of the
                         liquidation  of  defaulted  Mortgage  Loans  or  losses
                         resulting from the bankruptcy of mortgagors, increasing
                         the  respective  percentage interest  in  the principal
                         balance  of  the  Mortgage   Loans  evidenced  by   the
                         Subordinated Certificates.
                         EXTENT  OF LOSS COVERAGE.   Realized losses on Mortgage
                         Loans, other than losses  that are (i) attributable  to
                         "special  hazards" not insured against under a standard
                         hazard insurance  policy,  (ii) incurred  on  defaulted
                         Mortgage  Loans  as to  which  there was  fraud  in the
                         origination   of   such   Mortgage   Loans   or   (iii)
                         attributable to certain actions which may be taken by a
                         bankruptcy  court in  connection with  a Mortgage Loan,
                         including a  reduction by  a  bankruptcy court  of  the
                         principal balance of or the interest rate on a Mortgage
                         Loan  or  an extension  of  its maturity,  will  not be
                         allocated to the Class A Certificates until the date on
                         which the aggregate  principal balance of  the Class  M
                         and  Class B  Certificates (which  aggregate balance is
                         expected initially to be approximately $21,331,557) has
                         been reduced to zero and  will not be allocated to  the
                         Class  M  Certificates  until  the  date  on  which the
                         aggregate principal balance of the Class B Certificates
                         (which aggregate balance  is expected  initially to  be
                         approximately  $17,891,557) has  been reduced  to zero.
                         The financial guaranty insurance policy to be issued by
                         Financial Security will cover  any losses of  principal
                         allocated to the Class A-7 or Class A-9 Certificates.
                         With respect to any Distribution Date subsequent to the
                         first Distribution Date, the availability of the credit
                         enhancement  provided  by  the  Class  M  and  Class  B
                         Certificates will be affected by the prior reduction of
                         the principal  balances  of the  Class  M and  Class  B
                         Certificates. Reduction of the principal balance of the
                         Class  M Certificates and the Class B Certificates will
                         result from (i) the prior  allocation of losses due  to
                         the  liquidation of defaulted Mortgage Loans, including
                         losses due to  special hazards and  fraud losses up  to
                         the respective limits

                         referred   to  below,  (ii)  the  prior  allocation  of
                         bankruptcy losses up to the limit referred to below and
                         (iii) the prior receipt  of principal distributions  by
                         the holders of such class or subclasses. As of the date
                         of  issuance  of the  Series 1992-47  Certificates, the
                         amount of losses attributable to special hazards, fraud
                         and bankruptcy  that will  be  absorbed solely  by  the
                         holders  of the Class B Certificates and then solely by
                         the  holders  of  the  Class  M  Certificates  will  be
                         approximately  1.17%, 2.00% and 0.22%, respectively, of
                         the aggregate principal balance  of the Mortgage  Loans
                         as  of  the  Cut-Off  Date  (approximately  $3,220,303,
                         $5,504,791 and $601,293,  respectively). If losses  due
                         to  special hazards, fraud or  bankruptcy exceed any of
                         such amounts  prior to  the principal  balances of  the
                         Class M and Class B Certificates being reduced to zero,
                         such  losses will be shared  pro rata by the subclasses
                         of Class A Certificates,  the Class M Certificates  and
                         the  Class B Certificates. After the principal balances
                         of the  Class  M and  Class  B Certificates  have  been
                         reduced to zero, such losses will be shared pro rata by
                         the  subclasses of Class A  Certificates based on their
                         then-outstanding  principal  balances.  Under   certain
                         circumstances,  the  limits  set  forth  above  may  be
                         reduced  as   described  under   "Description  of   the
                         Certificates--Subordination  of the Class M and Class B
                         Certificates--Allocation of Losses" in this  Prospectus
                         Supplement.
                         THE  YIELD TO MATURITY ON THE CLASS M CERTIFICATES WILL
                         BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF  THE
                         MORTGAGE  LOANS (AND THE TIMING THEREOF) THAN THE CLASS
                         A CERTIFICATES, IN THE EVENT THAT THE PRINCIPAL BALANCE
                         OF THE CLASS B CERTIFICATES HAS BEEN REDUCED TO ZERO.
                         See "Description of the Certificates--Subordination  of
                         Class  M and  Class B Certificates"  in this Prospectus
                         Supplement.
                         FINANCIAL GUARANTY INSURANCE POLICY. Financial Security
                         will issue a financial  guaranty insurance policy as  a
                         means of providing additional credit enhancement to the
                         Class  A-7 and Class A-9  Certificates only. Under this
                         policy, Financial Security  will pay  the Trustee,  for
                         the  benefit  of holders  of  Class A-7  and  Class A-9
                         Certificates,  on  each  Distribution  Date,  (i)   the
                         difference,  if  any,  between the  amount  of interest
                         accrued with respect  to the  Class A-7  and Class  A-9
                         Certificates,   net   of  any   Non-Supported  Interest
                         Shortfalls,  and  the  amount  actually  available  for
                         distribution  to such Certificates on such Distribution
                         Date and (ii)  the portion of  any losses of  principal
                         allocated  to the Class A-7  and Class A-9 Certificates
                         in  respect  of   such  Distribution  Date.   Financial
                         Security  is a New York  monoline property and casualty
                         insurance company engaged  exclusively in the  business
                         of writing financial guaranty insurance, principally in
                         respect  of  securities  offered  in  the  domestic and
                         foreign  markets.  Financial  Security's  claims-paying
                         ability  is rated  "Aaa" by  Moody's and  "AAA" by S&P,
                         Nippon Investors Service,  Inc. and Australian  Ratings
                         Pty.  Ltd.  See "Description  of  the Certificates--The
                         Financial Guaranty Insurance Policy" in this Prospectus
                         Supplement.
Effects of Prepayments
  on Investment
  Expectations.........  The actual  rate  of  prepayment of  principal  on  the
                         Mortgage

                         Loans  cannot be predicted.  The investment performance
                         of the  Offered Certificates  may vary  materially  and
                         adversely from the investment expectations of investors
                         due  to prepayments on the  Mortgage Loans being higher
                         or lower  than  anticipated by  investors.  The  actual
                         yield  to the holder of  an Offered Certificate may not
                         be equal  to  the  yield anticipated  at  the  time  of
                         purchase  of the  Certificate or,  notwithstanding that
                         the actual yield is equal  to the yield anticipated  at
                         that  time, the total return  on investment expected by
                         the investor or the  expected weighted average life  of
                         the  Certificate may not be realized. These effects are
                         summarized below. IN DECIDING  WHETHER TO PURCHASE  ANY
                         OFFERED   CERTIFICATES,  AN  INVESTOR  SHOULD  MAKE  AN
                         INDEPENDENT DECISION AS  TO THE APPROPRIATE  PREPAYMENT
                         ASSUMPTIONS TO BE USED.
                         YIELD.  If an investor purchases an Offered Certificate
                         at  an  amount equal  to  its unpaid  principal balance
                         (that is,  at  "par"),  the  effective  yield  to  that
                         investor   (assuming   that  there   are   no  interest
                         shortfalls and assuming the full return of the purchas-
                         er's   invested   principal)   will   approximate   the
                         pass-through  rate on that  Certificate. If an investor
                         pays less or more than the unpaid principal balance  of
                         the  Certificate (that  is, buys  the Certificate  at a
                         "discount" or "premium," respectively), then, based  on
                         the  assumptions set  forth in  the preceding sentence,
                         the effective yield to the  investor will be higher  or
                         lower,  respectively, than the  stated interest rate on
                         the Certificate, because such discount or premium  will
                         be  amortized  over the  life  of the  Certificate. Any
                         deviation in  the actual  rate  of prepayments  on  the
                         Mortgage  Loans from  the rate assumed  by the investor
                         will affect the period of time over which, or the  rate
                         at  which, the  discount or  premium will  be amortized
                         and, consequently,  will change  the investor's  actual
                         yield from that anticipated. AN INVESTOR THAT PURCHASES
                         ANY OFFERED CERTIFICATES AT A DISCOUNT SHOULD CAREFULLY
                         CONSIDER  THE RISK THAT A  SLOWER THAN ANTICIPATED RATE
                         OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT
                         IN AN ACTUAL YIELD THAT  IS LOWER THAN SUCH  INVESTOR'S
                         EXPECTED  YIELD. AN INVESTOR THAT PURCHASES ANY OFFERED
                         CERTIFICATES AT A PREMIUM,  PARTICULARLY THE CLASS  A-5
                         AND  CLASS A-6  CERTIFICATES, SHOULD  CONSIDER THE RISK
                         THAT  A  FASTER  THAN  ANTICIPATED  RATE  OF  PRINCIPAL
                         PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN AN ACTUAL
                         YIELD  THAT  IS  LOWER  THAN  SUCH  INVESTOR'S EXPECTED
                         YIELD.
                         The yield to investors in  the Class A-5 and Class  A-6
                         Certificates,  which are  expected to  be offered  at a
                         substantial  premium  over   their  initial   principal
                         balances,  will  be  sensitive to  both  the  timing of
                         receipt  of  prepayments  and   the  overall  rate   of
                         prepayment   on  the  Mortgage   Loans.  The  yield  to
                         investors in the  Class A-5 Certificates  will also  be
                         highly  sensitive, and  the yield  to investors  in the
                         Class A-15 Certificates will be sensitive, to the level
                         of LIBOR. Relatively  small increases in  the level  of
                         LIBOR will have a material negative effect on the yield
                         to  investors in the Class  A-5 Certificates and a high
                         level of LIBOR will have a material negative effect  on
                         the  yield to investors in the Class A-15 Certificates.
                         The particular sensitivities  of the  Class A-5,  Class
                         A-6   and  Class   A-15  Certificates   are  separately

                         displayed in  the tables  appearing under  the  heading
                         "Prepayment   and   Yield   Considerations"   in   this
                         Prospectus Supplement. INVESTORS IN  THE CLASS A-5  AND
                         CLASS  A-6 CERTIFICATES SHOULD CONSIDER THE RISK THAT A
                         RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS,
                         AND IN THE CASE OF THE CLASS A-5 CERTIFICATES A  HIGHER
                         THAN  ANTICIPATED LEVEL  OF LIBOR, COULD  RESULT IN THE
                         FAILURE  OF  SUCH  INVESTORS  TO  FULLY  RECOVER  THEIR
                         INITIAL INVESTMENTS.
                         REINVESTMENT  RISK.  As stated  above, if a Certificate
                         is purchased at an amount equal to its unpaid principal
                         balance, fluctuations in the  rate of distributions  of
                         principal  will  generally  not  affect  the  yield  to
                         maturity of that Certificate. However, the total return
                         on any  purchaser's investment,  including an  investor
                         who  purchases at  par, will  be reduced  to the extent
                         that   principal   distributions   received   on    its
                         Certificate  can not be reinvested at a rate as high as
                         the stated interest rate of the Certificate.  Investors
                         in  the Offered  Certificates should  consider the risk
                         that rapid rates of  prepayments on the Mortgage  Loans
                         may  coincide  with  periods of  low  prevailing market
                         interest rates. During periods of low prevailing market
                         interest rates, mortgagors may be expected to prepay or
                         refinance Mortgage  Loans  that  carry  interest  rates
                         significantly  higher than  then-current interest rates
                         for  mortgage  loans.   Consequently,  the  amount   of
                         principal  distributions available  to an  investor for
                         reinvestment at such low prevailing interest rates  may
                         be   relatively  large.   Conversely,  slow   rates  of
                         prepayments on  the Mortgage  Loans may  coincide  with
                         periods  of  high  prevailing  market  interest  rates.
                         During such periods, it is less likely that  mortgagors
                         will  elect to prepay or  refinance Mortgage Loans and,
                         therefore,  the  amount   of  principal   distributions
                         available  to an investor for reinvestment at such high
                         prevailing interest rates may be relatively small.
                         WEIGHTED AVERAGE LIFE  VOLATILITY.   One indication  of
                         the impact of varying prepayment rates on a security is
                         the  change in its weighted average life. The "weighted
                         average life" of an Offered Certificate is the  average
                         amount  of time  that will  elapse between  the date of
                         issuance of the Certificate and the date on which  each
                         dollar  in reduction  of the  principal balance  of the
                         Certificate is distributed to  the investor. Low  rates
                         of  prepayment  may  result  in  the  extension  of the
                         weighted average life of a Certificate; high rates,  in
                         the  shortening  of  such  weighted  average  life.  In
                         general, if the weighted average life of a  Certificate
                         purchased  at  par  is extended  beyond  that initially
                         anticipated, such  Certificate's  market value  may  be
                         adversely affected even though the yield to maturity on
                         the  Certificate  is unaffected.  THE  WEIGHTED AVERAGE
                         LIVES   OF   THE   COMPANION   CERTIFICATES   WILL   BE
                         PARTICULARLY  SENSITIVE TO PREPAYMENTS  ON THE MORTGAGE
                         LOANS AT RATES IN EXCESS OF A CERTAIN CONSTANT RATE  OF
                         PREPAYMENT  BECAUSE PAYMENTS OF  PRINCIPAL ALLOCATED TO
                         THE CLASS A CERTIFICATES IN EXCESS OF SUCH A PREPAYMENT
                         LEVEL  WILL  BE  PAID  TO  HOLDERS  OF  THE   COMPANION
                         CERTIFICATES,    WHILE    SUCH    CERTIFICATES   REMAIN
                         OUTSTANDING, PRIOR TO BEING PAID TO HOLDERS OF THE  TAC
                         CERTIFICATES. The weighted average lives of the Offered
                         Certificates, under various prepayment

                         scenarios,  are displayed in the tables appearing under
                         the heading  "Prepayment and  Yield Considerations"  in
                         this Prospectus Supplement.
                         See   "Prepayment   and   Yield   Considerations"   and
                         "Description of the Certificates--Principal  (including
                         Prepayments)--Principal  Payment Characteristics of the
                         TAC  Certificates,   TAC   Components   and   Companion
                         Certificates" in this Prospectus Supplement.
Federal Income Tax
  Status...............  For  federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment conduits
                         (the "Upper-Tier  REMIC" and  the "Lower-Tier  REMIC").
                         The  Class A-1, Class A-2,  Class A-3, Class A-4, Class
                         A-5, Class A-6, Class A-7, Class A-8, Class A-9,  Class
                         A-10,  Class A-11, Class A-12,  Class A-13, Class A-14,
                         Class A-15  and Class  A-16 Certificates,  the Class  M
                         Certificates  and  the  Class  B  Certificates  will be
                         designated as the regular  interests in the  Upper-Tier
                         REMIC,  and the  Class A-R  Certificate and  Class A-LR
                         Certificate  will   be  designated   as  the   residual
                         interests in the Upper-Tier REMIC and Lower-Tier REMIC,
                         respectively.
                         The  Regular Certificates (as defined herein) generally
                         will be treated  as newly  originated debt  instruments
                         for  federal income tax  purposes. Beneficial owners of
                         the Regular  Certificates will  be required  to  report
                         income thereon in accordance with the accrual method of
                         accounting. It is anticipated that the Class A-3, Class
                         A-7,  Class A-8, Class A-9,  Class A-10, Class A-11 and
                         Class A-15 Certificates  will be  issued with  original
                         issue  discount for  federal income tax  purposes in an
                         amount equal  to the  excess of  the initial  principal
                         balances  of  such subclasses  over their  issue prices
                         (including, except  in  the  case  of  the  Class  A-15
                         Certificates,   accrued   interest).   It   is  further
                         anticipated that  the Class  A-1 Certificates  will  be
                         issued  at a premium and that the Class A-2, Class A-4,
                         Class  A-12,  Class  A-13,  Class  A-14  and  Class   M
                         Certificates  will  be  issued  without  original issue
                         discount  for  federal  income  tax  purposes.  It   is
                         anticipated  that the Class A-5  and Class A-6 Certifi-
                         cates will  be considered  to be  issued with  original
                         issue  discount in an amount equal to the excess of all
                         distributions of  principal and  interest thereon  over
                         their issue prices (including, in the case of the Class
                         A-6  Certificate,  accrued  interest)  and  the  Seller
                         intends to report income in respect of such  subclasses
                         of Certificates in this manner. The Class A-16 Certifi-
                         cates  (not  offered hereby)  also  will be  treated as
                         issued with original issue discount for federal  income
                         tax purposes.
                         Holders  of the  Class A-R and  Class A-LR Certificates
                         will be required to include the taxable income or  loss
                         of  the  Upper-Tier  REMIC  and  the  Lower-Tier REMIC,
                         respectively,  in  determining  their  federal  taxable
                         income.  It is  anticipated that  all or  a substantial
                         portion of the taxable  income of the Upper-Tier  REMIC
                         and  Lower-Tier REMIC  includible by the  Class A-R and
                         Class A-LR  Certificateholders, respectively,  will  be
                         treated as "excess inclusion" income subject to special
                         limitations  for federal income  tax purposes. FURTHER,
                         SIGNIFICANT RESTRICTIONS APPLY TO  THE TRANSFER OF  THE
                         CLASS  A-R AND  CLASS A-LR CERTIFICATES.  THE CLASS A-R
                         CERTIFICATE WILL, AND THE CLASS A-LR

                         CERTIFICATE MAY,  BE CONSIDERED  "NONECONOMIC  RESIDUAL
                         INTERESTS,"   CERTAIN   TRANSFERS  OF   WHICH   MAY  BE
                         DISREGARDED FOR FEDERAL INCOME TAX PURPOSES.
                         See "Description of  the Certificates--Restrictions  on
                         Transfer  of  the Class  A-R,  Class A-LR  and  Class M
                         Certificates" and "Federal  Income Tax  Considerations"
                         in  this  Prospectus  Supplement  and  "Certain Federal
                         Income   Tax   Consequences--   Federal   Income    Tax
                         Consequences for REMIC Certificates" in the Prospectus.
ERISA Considerations...  A fiduciary of any employee benefit plan subject to the
                         Employee  Retirement  Income Security  Act of  1974, as
                         amended ("ERISA"),  or  the Internal  Revenue  Code  of
                         1986,  as amended (the "Code"), should carefully review
                         with its legal advisors whether the purchase or holding
                         of Class A or Class M Certificates could give rise to a
                         transaction prohibited  or  not  otherwise  permissible
                         under   ERISA  or   the  Code.  BECAUSE   THE  CLASS  M
                         CERTIFICATES ARE SUBORDINATED TO  THE CLASS A  CERTIFI-
                         CATES, THE CLASS M CERTIFICATES MAY NOT BE PURCHASED BY
                         OR  TRANSFERRED  TO  AN  ERISA  PLAN  EXCEPT  UPON  THE
                         DELIVERY OF AN  OPINION OF COUNSEL  AS DESCRIBED  UNDER
                         "ERISA  CONSIDERATIONS" IN  THIS PROSPECTUS SUPPLEMENT.
                         NEITHER THE CLASS  A-R CERTIFICATE NOR  THE CLASS  A-LR
                         CERTIFICATE  MAY BE  PURCHASED BY OR  TRANSFERRED TO AN
                         ERISA  PLAN.   See  "ERISA   Considerations"  in   this
                         Prospectus Supplement and in the Prospectus.
Legal Investment.......  The  Offered Certificates  constitute "mortgage related securities" for  purposes  of  the  Secondary  Mortgage
                         Market  Enhancement  Act of  1984 so  long as  they are
                         rated in one of the two highest rating categories by at
                         least  one  nationally  recognized  statistical  rating
                         organization.  As  such, the  Offered  Certificates are
                         legal investments for  certain entities  to the  extent
                         provided  in  such act.  However, there  are regulatory
                         requirements and considerations applicable to regulated
                         financial institutions and restrictions on the  ability
                         of  such  institutions to  invest  in certain  types of
                         mortgage related securities. Prospective purchasers  of
                         the  Offered  Certificates  should  consult  their  own
                         legal, tax and accounting  advisors in determining  the
                         suitability   of  and  consequences   to  them  of  the
                         purchase, ownership  and  disposition  of  the  Offered
                         Certificates. See "Legal Investment" in this Prospectus
                         Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Book-Entry Certificates will be issued only in book-entry form, except as described below. The Book-Entry Certificates (other than the Class A-7, Class A-9 and Class A-10 Certificates) will be issued in minimum denominations of $100,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-7 and Class A-9 Certificates will be issued in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-10 Certificates will be issued in minimum denominations of $10,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof.

    Offered Certificates issued in fully registered, certificated form are referred to herein as "Definitive Certificates." The Class A-4, Class A-5, Class A-14 and Class A-15 Certificates will be issued as Definitive Certificates in minimum denominations of $100,000 initial principal balance and integral multiples of $1 initial principal balance in excess thereof. The Class A-6 Certificate will be issued as a single Definitive Certificate with a denomination of $10,000 initial principal balance. The Class M Certificates will be issued as Definitive Certificates in minimum denominations of $100,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-R and Class A-LR Certificates will each be issued as a single Definitive Certificate with a denomination of $1,000 initial principal balance.

    Each Subclass of Book-Entry Certificates initially will be represented by a single physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest in the Book-Entry Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. See "--Book-Entry Registration" below.

BOOK-ENTRY REGISTRATION

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

    Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Servicer, or a paying agent on behalf of the Servicer, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Servicer, or a paying agent on behalf of the Servicer, to Cede, as nominee for DTC.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

    Neither the Seller, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC or a Participant or Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

DEFINITIVE CERTIFICATES

    The Class A-4, Class A-5, Class A-6, Class A-14, Class A-15, Class A-R, Class A-LR and Class M Certificates will be issued as Definitive Certificates. Further, Book-Entry Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of each outstanding class of Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry

Certificates will thereafter be made by the Servicer, or a paying agent on behalf of the Servicer, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DISTRIBUTIONS

    Distributions of interest and in reduction of principal balance to holders of Class A Certificates of each Subclass will be made monthly, to the extent of each Subclass' entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in January 1993, in an aggregate amount equal to the Class A Distribution Amount. Distributions of interest and in reduction of principal balance to holders of Class M Certificates will be made monthly, to the extent of the Class M Certificates' entitlement thereto, on each Distribution Date in an aggregate amount equal to the Class M Distribution Amount after all amounts in respect of interest and principal due on the Class A Certificates and the Premium Payment due to Financial Security for such Distribution Date including all previously unpaid Class A Subclass Interest Shortfall Amounts with respect to any Subclass of Class A Certificates and any unpaid Premium Shortfall Amounts have been paid. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if such day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last day of the preceding month (each, a "Record Date"), except that the final distribution in respect of each Class A Certificate of any Subclass and each Class M Certificate will only be made upon presentation and surrender of such Class A or Class M Certificate at the office or agency appointed by the Trustee and specified in the notice of final distribution in respect of such Subclass of Class A Certificates or Class M Certificate.

    The aggregate amount available for distribution to Certificateholders and as a Premium Payment on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) and interest on or in respect of the Mortgage Loans received by the Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made by the Servicer, (ii) all withdrawals from any reserve fund established to provide support for the Servicer's obligation to make advances, as described under "--Periodic Advances" below and (iii) all other amounts required to be placed in the Certificate Account by the Servicer pursuant to the Pooling and Servicing Agreement, but excluding the following:

        (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Periodic Advances or an unreimbursed advance has been made from the Advance Reserve Fund, if established;

        (b) any unreimbursed Periodic Advances or unreimbursed advances from the Advance Reserve Fund, if established, with respect to Liquidated Loans;

        (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described under "--Interest" below;

        (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

        (e) all principal prepayments in full and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

         (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee to which the Servicer is entitled;

        (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

        (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain as additional servicing compensation;

         (i) reinvestment earnings on payments received in respect of the Mortgage Loans; and

         (j) Net Foreclosure Profits.

    On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes of Certificates and to Financial Security as a Premium Payment and distributed to the holders of record of such Certificates as of the related Record Date and to Financial Security as follows (the "Pool Distribution Amount Allocation"):

        FIRST, to each Subclass of Class A Certificates and to Financial Security, pro rata based on the respective Class A Subclass Interest Accrual Amounts and the Premium Payment, as the case may be, in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts and the Premium Payment with respect to such Distribution Date;

        SECOND, to each Subclass of Class A Certificates and to Financial Security, pro rata based on the respective unpaid Class A Subclass Interest Shortfall Amounts and unpaid Premium Shortfall Amounts, in an aggregate amount up to the sum of the previously unpaid Class A Subclass Interest Shortfall Amounts and unpaid Premium Shortfall Amounts;

        THIRD, to each Subclass of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with the priorities set forth below under "--Principal (Including Prepayments)--Allocation of Amount to be Distributed to the Class A and Class M Certificates;"

        FOURTH, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

        FIFTH, to the Class M Certificates in an amount up to the previously unpaid Class M Interest Shortfall Amount;

        SIXTH, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; and

        SEVENTH, to the Class B Certificates first in an amount up to their Class B Interest Accrual Amount with respect to such Distribution Date, second in an amount up to their previously unpaid interest shortfall amount and then in an amount up to their optimal principal amount.

    The "Class A Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FIRST through THIRD of the Pool Distribution Amount Allocation set forth above including any premium amount payable to Financial Security.

    The "Class M Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FOURTH through SIXTH of the Pool Distribution Amount Allocation set forth above.

    The undivided percentage interest (the "Percentage Interest") represented by any Class A Certificate of a Subclass or Class M Certificate in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates of such Subclass or Class, as the case may be.

    No Class A Certificateholder will have any right to request early distributions in reduction of principal balance and/or interest of any Class A Certificate for any reason whatsoever (including the death of the holder thereof), and neither the Trustee, the Seller nor the Servicer will be permitted to honor any such request received. Distributions in reduction of principal balance of each Subclass of Class A Certificates will be made as described herein. No Certificates of any Subclass will be selected to receive distributions by random lot.

INTEREST
    Interest will accrue on each Subclass of Class A Certificates (other than the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates) and on the Class M Certificates at their respective Pass-Through Rates or, in the case of the Class A-6 Certificate, as described below, during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual Period"). The initial Regular Interest Accrual Period will be deemed to have commenced on December 1, 1992. Interest which accrues on such Subclasses of Class A
Certificates and on the Class M Certificates will be calculated on the assumption that distributions in reduction of the principal balances thereof on a Distribution Date are made on the first day of the month of such Distribution Date. Interest will accrue on the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates at the applicable Pass-Through Rates described below during each one-month period commencing on the 25th day of each month and ending on the 24th day of the following month (each, a "LIBOR Based Interest Accrual Period"). The initial LIBOR Based Interest Accrual Period will commence on December 25, 1992. Interest on each Subclass of Class A Certificates and on the Class M Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    The amount of interest which will accrue on each Subclass of Class A Certificates during each Regular Interest Accrual Period or, in the case of the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates, each LIBOR Based Interest Accrual Period, is referred to herein as the "Class A Subclass Interest Accrual Amount" for such Subclass. The Class A Subclass Interest Accrual Amount for each Subclass of Offered Certificates, other than the Class A-6 and the Class A-LR Certificates, will equal the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding Class A Subclass Principal Balance of such Subclass. The Pass-Through Rate for each such Subclass of Offered Certificates, other than the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates, is the percentage set forth on the cover of this Prospectus Supplement. The Pass-Through Rates for the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates will be determined as described below. The Class A Subclass Interest Accrual Amount for the Class A-6 Certificate will equal the sum of (i) the product of 1/12th of 0.41% and the Class A Subclass Principal Balance of the Class A-7 Certificates and (ii) the product of 1/12th of 8.00% and the Class A Subclass Principal Balance of the Class A-6 Certificate. The Class A Subclass Interest Accrual Amount for the Class A-LR Certificate will equal the product of (i) 1/12th of 8.00% and (ii) the Class A-LR Notional Amount. The Class A Subclass Interest Accrual Amount for the Class A-16 Certificates will equal the product of (i) 1/12th of the difference between
(a) the weighted average of the Net Mortgage Interest Rates (as defined below) of the Mortgage Loans as of the first day of such month and (b) 8.00% and (ii) the Class A-16 Notional Amount. Each Class A Subclass Interest Accrual Amount will be reduced by the portion of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass. However, on each Distribution Date an amount equal to any Non-Supported Interest Shortfall allocable to the Class A-7 and Class A-9 Certificates will be distributed from the applicable Retail Reserve Fund to the holders of the Class A-7 and Class A-9 Certificates to the extent described below.

    On each Distribution Date, Financial Security will be entitled to receive, as partial payment for the Policy, an amount (the "Premium Payment") equal to
(A) the product of (i) 1/12th of 0.09% and (ii) the outstanding Class A Subclass Principal Balance of the Class A-7 Certificates, less (B) a pro rata portion of
(i) any Non-Supported Interest Shortfall and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, for such Distribution Date. The remaining portion of the premium for the Policy will be paid to Financial Security by the Underwriter on the date of the initial issuance of the Series 1992-47 Certificates.

    During the initial LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-4 Certificates will be 4.05% per annum. During each subsequent LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-4 Certificates will be a per annum rate, determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period (each, a "Rate Determination Date"), equal to the lesser of (i) 0.80% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits ("LIBOR") prevailing on such Rate Determination Date, determined as described below under "--Determination of LIBOR" and (ii) approximately 10.00%.

    During the initial LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-5 Certificates will be approximately 1184.05386% per annum. During each subsequent LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-5 Certificates will be a per annum rate, subject to a minimum rate of 0% and a maximum rate of 1830.80278% equal to (i) 1830.80278% minus (ii) the product of approximately 198.99967 and LIBOR, as determined on the applicable Rate Determination Date.

    During the initial LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-14 Certificates will be 4.35% per annum. During each subsequent LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-14 Certificates will be a per annum rate equal to the lesser of (i) 1.10% plus LIBOR, as determined on the applicable Rate Determination Date and
(ii) 11.00%.

    During the initial LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-15 Certificates will be approximately 17.73333% per annum. During each subsequent LIBOR Based Interest Accrual Period, the Pass-Through Rate for the Class A-15 Certificates will be a per annum rate, subject to a minimum rate of 0% and a maximum rate of 26.40%, equal to (i) 26.40% minus (ii) the product of approximately 2.66667 and LIBOR, as determined on the applicable Rate Determination Date.

    As a result of these calculations, increasing levels of LIBOR will produce reduced Pass-Through Rates for the Class A-5 and Class A-15 Certificates (subject to the applicable minimum rates), while decreasing levels of LIBOR will produce increased Pass-Through Rates for the Class A-5 and Class A-15 Certificates (subject to the applicable maximum rates). No interest will accrue on the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates prior to the commencement of the initial LIBOR Based Interest Accrual Period.

    The yields to investors in the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates will be affected by changes in LIBOR. Levels of LIBOR may have little or no correlation to levels of prevailing mortgage loan interest rates. It is possible that lower prevailing mortgage loan interest rates (which might be expected to result in faster prepayments) could occur concurrently with an increased level of LIBOR. Conversely, it is possible that higher prevailing mortgage loan interest rates (which might be expected to result in slower prepayments) could occur concurrently with a decreased level of LIBOR. See "Prepayment and Yield Considerations" herein and in the Prospectus.

    The amount of interest which will accrue on the Class M Certificates during each month is referred to herein as the "Class M Interest Accrual Amount." The Class M Interest Accrual Amount will equal the product of (i) 1/12th of 8.00% and (ii) the outstanding Class M Principal Balance. The Class M Interest

Accrual Amount will be reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to the Class M Certificates and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class M Certificates.

    The amount of interest which will accrue on the Class B Certificates is referred to herein as the "Class B Interest Accrual Amount." The Class B Interest Accrual Amount will equal the product of (i) 1/12th of 8.00% and (ii) the outstanding Class B Principal Balance. The Class B Interest Accrual Amount will be reduced by (i) the portion of any Non-Supported Interest Shortfalls allocable to the Class B Certificates and (ii) the interest portion of Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class B Certificates as described below.

    The "Class A Subclass Principal Balance" of a Subclass of Class A Certificates as of any Determination Date will be the principal balance of such Subclass on the date of initial issuance of the Class A Certificates less (i) all amounts previously distributed to holders of Certificates of such Subclass in reduction of the principal balance of such Subclass and (ii) such Subclass' pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of Class A Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses." After the Cross-Over Date, the Class A Subclass Principal Balance of a Subclass may be subject to further reduction in an amount equal to such Subclass' pro rata share of the difference, if any, between (a) the Class A Principal Balance as of such Determination Date without regard to this provision and (b) the Adjusted Pool Amount for the preceding Distribution Date. Any pro rata allocation among the Subclasses of Class A Certificates described in this paragraph will be made among the Subclasses of Class A Certificates on the basis of their then-outstanding Class A Subclass Principal Balances immediately prior to the preceding Distribution Date.

    The "Class A Principal Balance" as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates as of such date.

    The "Class M Principal Balance" as of any Determination Date will be the lesser of (a) the principal balance of the Class M Certificates on the date of initial issuance of the Class M Certificates less (i) all amounts previously distributed to holders of Class M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class M Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and
(b) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

    The "Class B Principal Balance" as of any Determination Date will be the lesser of (a) the initial principal balance on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of the Class B Certificates in reduction of the principal balance thereof and
(ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class B Certificates in the manner described under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and
(b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance.

    With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 1992-47 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

    The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the Servicing Fee rate of 0.20% per annum. See "Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein.

    The "Class A-16 Notional Amount" with respect to each Distribution Date will be equal to the Pool Scheduled Principal Balance, as defined under "--Principal (Including Prepayments)" below, as of such Distribution Date. The Class A-16 Notional Amount with respect to the first Distribution Date will be approximately $275,239,557 less any partial principal prepayments received in December 1992.

    The "Class A-LR Notional Amount" with respect to each Distribution Date will be equal to the sum of the Class A Subclass Principal Balance of the Class A-LR Certificate and the Class A Subclass Principal Balance of the Class A-16 Certificates. The Class A-LR Notional Amount with respect to the first Distribution Date will be $2,000.

    A reserve fund will be established at the time of the issuance of the Class A-7 and Class A-9 Certificates for each such Subclass (each a "Retail Reserve Fund" and together the "Retail Reserve Funds"). The Retail Reserve Funds for the Class A-7 Certificates (the "Class A-7 Retail Reserve Fund") and for the Class A-9 Certificates (the "Class A-9 Retail Reserve Fund") will each be established by the initial deposit into separate accounts maintained by the Trustee of approximately $37,252 and $39,784 with respect to the Class A-7 and Class A-9 Retail Reserve Funds, respectively.

    Amounts on deposit in the Class A-7 and Class A-9 Retail Reserve Funds will be withdrawn on each Distribution Date to the extent available, to cover any Non-Supported Interest Shortfalls allocated to the related Subclass. No assurance can be given that the amounts on deposit in each Retail Reserve Fund will be sufficient to cover Non-Supported Interest Shortfalls allocated to the related Subclass under all circumstances.

    On each Distribution Date, after giving effect to the applicable Retail Reserve Fund withdrawals described above for such Distribution Date, to the extent that the amount in the applicable Retail Reserve Fund exceeds (i) with respect to the Class A-7 Certificates, twice the product of (A) 1/12th of 7.50% and (B) the Class A Subclass Principal Balance of the Class A-7 Certificates after giving effect to all distributions in reduction of the principal balance of such Subclass of Retail Certificates to be made on such Distribution Date and
(ii) with respect to the Class A-9 Certificates, twice the product of (A) 1/12th of 8.00% and (B) the Class A Subclass Principal Balance of the Class A-9 Certificates, after giving effect to all distributions in reduction of the principal balance of such Subclass to be made on such Distribution Date, such excess, if any, will be distributed to the holder of the Class A-LR Certificate. There can be no assurance as to the amount of such excess, if any, on any Distribution Date.

    Interest shortfalls resulting from principal prepayments in full of Mortgage Loans ("Prepayment Interest Shortfalls") will be offset to the extent of the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. To the extent that the aggregate Prepayment Interest Shortfalls with respect to a Distribution Date exceed the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on such Distribution Date, the resulting interest shortfall (the "Non-Supported Interest Shortfall") will be allocated to (i) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the then-outstanding Class A Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance, (ii) the Class M Certificates according to the percentage obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance and (iii) the Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of the Class A Certificates then entitled to distributions in respect of interest and the amount of the Premium Payment due to be distributed to Financial Security. Such allocation of Non-Supported Interest Shortfalls will also reduce the amount of interest due to be distributed to the holders of the Class M Certificates and the Class B Certificates. Any such reduction in respect of interest will be allocated among the Subclasses of Class A Certificates and the Premium Payment pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts and the amount of such Premium Payment, as the case may be, for such Distribution Date. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in the Prospectus. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments on the Mortgage Loans will not be offset by Servicing Fees and will, on each Distribution Date occurring prior to the Cross-Over Date, be allocated first to the Class B Certificates and then to the Class M Certificates before being borne by the Class A Certificates and the Premium Payment. See "--
Subordination  of  the  Class  M  and  Class  B  Certificates"  below.  On  each
Distribution Date occurring on or after the Cross-Over Date, any interest shortfalls resulting from the timing of the receipt of partial principal prepayments will be considered Non-Supported Interest Shortfalls and will be allocated to the Class A Certificates and the Premium Payment as described above. The Policy will not cover any Non-Supported Interest Shortfalls allocated to the Class A-7 or Class A-9 Certificates. See "--The Financial Guaranty Insurance Policy" below.

    The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated among the Class A, Class M and Class B Certificates and the Premium Payment pro rata based on the interest accrued on each such Class or the amount of such Premium Payment and among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts for such Distribution Date. The Policy will cover any such losses allocated to the Class A-7 or Class A-9 Certificates. See "--The Financial Guaranty Insurance Policy" below.

    Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) first to the Class B Certificates and then to the Class M Certificates will result from the priority of distributions first to the Class A Certificateholders and Financial Security and then to the Class M Certificateholders of the Pool Distribution Amount as described above under "--Distributions."

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of the Class A Subclass Interest Accrual Amounts and the Premium Payment, distributions in respect of interest to each Subclass of Class A Certificates will equal such Subclass' Class A Subclass Interest Accrual Amount and the amount distributable to Financial Security will equal the Premium Payment.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts and the Premium Payment, the amount of interest currently distributed on the Class A Certificates and the amount of the Premium Payment currently distributable to Financial Security will equal the Pool Distribution Amount and will be allocated among the Subclasses of Class A Certificates and Financial Security pro rata in accordance with each such Subclass' Class A Subclass Interest Accrual Amount and Financial Security's Premium Payment. Amounts so allocated will be distributed in respect of interest to each Subclass of Class A Certificates and to Financial Security in respect of the Premium Payment. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each Subclass of Class A Certificates and to Financial Security in respect of the Premium Payment and the Class A Subclass Interest Accrual Amount for such Subclass and the Premium Payment, as the case may be, with respect to the related Distribution Date net, in the case of the Class A-7 and Class A-9 Certificates, of any amounts paid pursuant to the Policy in respect of interest for such Distribution Date (as to each Subclass, the "Class A Subclass Interest Shortfall Amount" and as to Financial Security, the "Premium Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. The Policy will cover any Class A Subclass Interest Shortfall Amount which may be allocated to the Class A-7 or Class A-9 Certificates. See "--The Financial Guaranty Insurance Policy" below. No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts or unpaid Premium Shortfall Amounts.

    On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Subclass Interest Accrual Amounts and the Premium Payment, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts and unpaid Premium Shortfall Amounts. Such amounts will be allocated among the Subclasses of Class A Certificates and Financial Security pro rata in accordance with the respective unpaid Class A Subclass Interest Shortfall Amount and unpaid Premium Shortfall Amounts immediately prior to such Distribution Date.

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the sum of the Class A Subclass Interest Accrual Amounts with respect to each Subclass of Class A Certificates and the Premium Payment, (ii) the sum of the unpaid Class A Subclass Interest Shortfall Amounts with respect to each Subclass of Class A Certificates and unpaid Premium Shortfall Amounts and (iii) the Class A Optimal Principal Amount (collectively with the amounts described in clauses (i) and (ii), the "Class A Optimal Amount") and (B) the Class M Interest Accrual Amount, distributions in respect of current interest to the Class M Certificates will equal the Class M Interest Accrual Amount.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class A Optimal Amount and (ii) the Class M Interest Accrual Amount, the amount of current interest distributed on the Class M Certificates will equal the Pool Distribution Amount minus the amounts distributed to the Class A Certificates with respect to such Distribution Date. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to the Class M Certificates and the Class M Interest Accrual Amount with respect to such Distribution Date (the "Class M Interest Shortfall Amount"), will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class M Interest Shortfall Amount.

    On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Optimal Amount and the Class M Interest Accrual Amount, any excess will be allocated first to pay previously unpaid Class M Interest Shortfall Amounts and then to make distributions in respect of principal on the Class M Certificates and in respect of interest and then principal on the Class B Certificates. With respect to each Distribution Date, the "Class M Optimal Amount" will equal the sum of (i) the Class M Interest Accrual Amount, (ii) the unpaid Class M Interest Shortfall Amount and (iii) the Class M Optimal Principal Amount.

    On any Distribution Date on which the Pool Distribution Amount is less than the Class A Optimal Amount, the Class M Certificates and the Class B Certificates will not be entitled to any distributions of interest or principal.

DETERMINATION OF LIBOR

    On each Rate Determination Date, the Trustee will determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks, as such quotations are provided to the Trustee as of 11:00 a.m. (London time) on such Rate Determination Date. As used herein with respect to a Rate Determination Date, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Rate Determination Date in question and
(iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each Rate Determination Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank offered rate quotations of major banks). If any Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Trustee may, in its sole discretion, designate an alternative Reference Bank.

    On each Rate Determination Date, LIBOR for the next succeeding LIBOR Based Interest Accrual Period will be established by the Trustee as follows:

        (i) If on any Rate Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next LIBOR Based
    Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%).

        (ii) If on any Rate Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next LIBOR Based Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that New York City banks selected by the Trustee are quoting, on the relevent Rate Determination Date, to the principal London offices of at least two leading banks in the London Interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

        (iii) If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next LIBOR Based Interest Accrual Period will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 3.25%.

    The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates for the relevant LIBOR Based Interest Accrual Period, in the absence of manifest error, will be final and binding. The Pass-Through Rates on the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates for any LIBOR Based Interest Accrual Period may be obtained by telephoning the Trustee at (612) 223-7900.

PRINCIPAL (INCLUDING PREPAYMENTS)

    The principal balance of a Class A Certificate of any Subclass or of any Class M Certificate at any time is equal to the product of the Class A Subclass Principal Balance of such Subclass or the Class M Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class A Certificate or Class M Certificate and (ii) in the case of the Class A-R and Class A-LR Certificates, any additional amounts to which a holder of the Class A-R or Class A-LR Certificate may be entitled as described below under "--Additional Rights of the Class A-R and Class A-LR Certificateholders") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Class A Subclass Principal Balance of each Subclass of Class A Certificates (other than the Class A-16 Certificates) and the approximate initial Class M Principal Balance are set forth on the cover of this Prospectus Supplement. The initial Class A Subclass Principal Balance of the Class A-16 Certificates is $1,000.

  CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A CERTIFICATES

    Distributions in reduction of the principal balance of the Class A Certificates will be made on each Distribution Date pursuant to priority THIRD of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class A Principal Distribution Amount") up to the Class A Optimal Principal Amount.

    The "Class A Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Class A Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination

Date has occurred, the principal portion of Debt Service Reductions, (ii) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "The Trust Estates--Mortgage Loans" in the Prospectus, (iii) the Class A Prepayment Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits, as defined under "--Additional Rights of the Class A-R and Class A-LR Certificateholders" below), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances from the Advance Reserve Fund (if established) with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the Class A Prepayment Percentage of an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred in such preceding month other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, (v) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date, (vi) the Class A Prepayment Percentage of all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs and (vii) the Class A Percentage of the difference between the unpaid principal balance of any Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amounts allocable to principal of any unreimbursed Periodic Advances and any unreimbursed advances from the Advance Reserve Fund (if established) with respect to such defective Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus. In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A Certificates, each Subclass of the Class A Certificates then outstanding will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Subclass Principal Balance of such Subclass was reduced as a result of such Realized Loss.

    The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments applied as of such Due Date, Deficient Valuations occurring prior to such Due Date and to the payment of principal due on such Due Date, and irrespective of any delinquency in payment by the mortgagor.

    A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to the Servicer for any previously unreimbursed advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is a Liquidated Loan Loss occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "The Trust Estates-- Mortgage Loans--Insurance Policies". A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are referred to herein as "Realized Losses."

    The "Class A Percentage" for any Distribution Date occurring prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the aggregate Scheduled Principal Balances of all Mortgage Loans for such Distribution Date (the "Pool Scheduled Principal Balance"). The Class A Percentage for the first Distribution Date will be approximately 92.25%. The Class A Percentage will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for a specified period to the Class A Certificates and will increase as a result of the allocation of Realized Losses to the Class B and the Class M Certificates. The Class A Percentage for each Distribution Date occurring on or after the Cross-Over Date will be 100%.

    The "Class A Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will, except as provided below, equal 100%. Thereafter, the Class A Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective interest in the principal balance of the Mortgage Loans evidenced by the Class M and Class B Certificates. Increasing the respective interest of the Class M and Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M and Class B Certificates. See "--Subordination of Class M and Class B Certificates" below.

    The Class A Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date subsequent to December 1997 to and including the Distribution Date in December 1998, the Class A Percentage for such Distribution Date plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to December 1998 to and including the Distribution Date in December 1999, the Class A Percentage for such Distribution Date plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to December 1999 to and including the Distribution Date in December 2000, the Class A Percentage for such Distribution Date plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to December 2000 to and including the Distribution Date in December 2001, the Class A Percentage for such Distribution Date plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, in which case the Class A Prepayment Percentage for such Distribution Date will once again equal 100%). See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur if (i) as of the first Distribution Date as to which any such reduction applies, more than an average of 2% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding twelve months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate), or (ii) cumulative
Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date in January 1998, 30% of the principal balance of the Subordinated Certificates as of the Cut-Off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Distribution Date in January 1999,

35% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date in January 2000, 40% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date in January 2001, 45% of the
Original Subordinated Principal Balance, and (e) with respect to the Distribution Date in January 2001, 50% of the Original Subordinated Principal Balance. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance to zero. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" in the Prospectus.

  CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS M CERTIFICATES

    Distributions in reduction of the principal balance of the Class M Certificates will be made on each Distribution Date, pursuant to priority SIXTH of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount"), up to the Class M Optimal Principal Amount.

    The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Class M Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "The Trust Estates--Mortgage Loans" in the Prospectus, (iii) the Class M Prepayment Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances from the Advance Reserve Fund (if established) with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to Interest, (iv) on each Distribution Date prior to the reduction of the Class B Principal Balance to zero, the Class M Prepayment Percentage of an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred in such preceding month other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, (v) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date, (vi) the Class M Prepayment Percentage of all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs and (vii) the Class M Percentage of the difference between the unpaid principal balance of any Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amounts allocable to principal of any unreimbursed Periodic Advances and any unreimbursed advances from the Advance Reserve Fund (if established) with respect to such defective Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus. In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class M Certificates, the Class M Certificates will be entitled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance was reduced as a result of such Realized Loss.

    The "Class M Percentage" and "Class M Prepayment Percentage" for any Distribution Date will equal that portion of the Subordinated Percentage and Subordinated Prepayment Percentage, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and, if the Class B Certificates are entitled to principal distributions for such Distribution Date as described in the succeeding paragraph, the Class B Principal Balance.

    In the event that on any Distribution Date, the Current Class M Subordination Level is less than the Original Class M Subordination Level, then the Class B Certificates will not be entitled to distributions in respect of principal and the Class B Principal Balance will not be used to determine the Class M Percentage and Class M Prepayment Percentage for such Distribution Date. For such Distribution Date, the Class M Percentage and Class M Prepayment
Percentage will equal the Subordinated Percentage and the Subordinated Prepayment Percentage, respectively.

    The "Original Class M Subordination Level" is the percentage obtained by dividing the initial Class B Subclass Principal Balance by the Cut-Off Date
Aggregate Principal Balance of the Mortgage Loans. The Original Class M Subordination Level is expected to be approximately 6.50%. The "Current Class M Subordination Level" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balance by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

  ALLOCATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A AND CLASS M CERTIFICATES

    Solely for purposes of determining distributions in reduction of principal balance, the Class A-12 Certificates will be deemed to consist of multiple components that have payment characteristics identical to the TAC Certificates (each, a "TAC Component"), each with an identifiable principal balance (a "Component Principal Balance"). However, the Beneficial Owner of a Class A-12 Certificate will not have a severable interest in any one TAC Component, but will have an undivided interest in the entire Subclass. The Class A Subclass Principal Balance of the Class A-12 Certificates will be, on any date, equal to the sum of the Component Principal Balances of its respective outstanding TAC Components as of such date. The TAC Components comprising the Class A-12 Certificates and their respective initial Component Principal Balances are set forth in the following table.

     COMPONENT DESIGNATION                INITIAL COMPONENT PRINCIPAL BALANCE(1)
    Class A-12A TAC Component...........                $10,440,000
    Class A-12B TAC Component...........                $12,300,000
    Class A-12C TAC Component...........                $14,260,000

(1) Approximate. The Initial Component Principal Balances are subject to adjustment in the event that the Class A Subclass Principal Balance of the Class A-12 Certificates is adjusted as described herein.

    On each Distribution Date occurring prior to the Cross-Over Date, the Class A Principal Distribution Amount will be allocated among and distributed in reduction of the principal balances of the Subclasses of Class A Certificates as follows:

    FIRST, concurrently, (i) approximately 33.728523% to the Class A-4 Certificates, up to their TAC Principal Amount with respect to such Distribution Date, (ii) approximately 0.169490% to the Class A-5 Certificates, up to their TAC Principal Amount with respect to such Distribution Date, (iii) approximately 8.621891% to the Class A-12A TAC Component, up to its TAC Principal Amount with respect to such Distribution Date and (iv) approximately 57.480096%, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, up to their respective TAC Principal Amounts with respect to such Distribution Date;

    SECOND, concurrently, (i) approximately 44.696897% to be applied (a) first, to the Class A-12B TAC Component and (b) second, pro rata, to the Class A-12C TAC Component and the Class A-13 Certificates, up to their respective TAC Principal Amounts with respect to such Distribution Date and (ii) approximately 55.303103% to be applied (a) first, concurrently, to the Class A-6 and Class A-7

Certificates, pro rata, up to their respective TAC Principal Amounts with respect to such Distribution Date and (b) second, to the Class A-8 Certificates, up to their TAC Principal Amount with respect to such Distribution Date;

    THIRD, concurrently, to the Class A-9 and Class A-11 Certificates, pro rata, up to their respective TAC Principal Amounts with respect to such Distribution Date;

    FOURTH, to the Class A-10 Certificates up to their TAC Principal Amount with respect to such Distribution Date;

    FIFTH, concurrently, to the Class A-14 and Class A-15 Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

    SIXTH, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 and Class A-13 Certificates and the Class A-12A, Class A-12B and Class A-12C TAC Components in the proportions and priorities set forth in clauses FIRST through FOURTH above, without regard to their respective TAC Principal Amounts and until the Class A Subclass Principal Balance of each such Subclass and the Component Principal Balance of each such TAC Component, as the case may be, has been reduced to zero; and

    SEVENTH, to the Class A-16, Class A-R and Class A-LR Certificates, pro rata until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero.

    As used above, the "TAC Principal Amount" for any Distribution Date and for any Subclass of TAC Certificates or any TAC Component means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass or the Component Principal Balance of such TAC Component, as the case may be, to the percentage of its initial Class A Subclass Principal Balance or initial Component Principal Balance shown in the tables set forth below with respect to such Distribution Date.

    On each Distribution Date occurring on or after the Cross-Over Date, the Class A Principal Distribution Amount will be distributed among the Subclasses of Class A Certificates pro rata in accordance with their respective outstanding Class A Subclass Principal Balances.

    Amounts distributed on each Distribution Date to the holders of Class A Certificates in reduction of principal balance will be allocated among the holders of Class A Certificates of each Subclass pro rata in accordance with their respective Percentage Interests.

    Amounts distributed on any Distribution Date to the holders of Class M Certificates in reduction of principal balance will be allocated among the holders of Class M Certificates pro rata in accordance with their respective Percentage Interests.

    The following tables set forth for each Distribution Date the targeted Class A Subclass Principal Balance and targeted Component Principal Balance for each Subclass of TAC Certificates and each TAC Component, expressed as a percentage of the initial Class A Subclass Principal Balance of such Subclass or the initial Component Principal Balance of such TAC Component. Because the Class A-12 Certificates consist of multiple TAC Components, on any Distribution Date the percentage associated with any TAC Component, as set forth in the following tables, may be different from the percentage represented by the then outstanding Class A Subclass Principal Balance of the Class A-12 Certificates over the initial Class A Subclass Principal Balance of the Class A-12 Certificates.

                  TARGETED CLASS A SUBCLASS PRINCIPAL BALANCES
                        AND COMPONENT PRINCIPAL BALANCES
         AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCES
                    AND INITIAL COMPONENT PRINCIPAL BALANCES

                             CLASS A-1 CERTIFICATES

                                  PERCENTAGE OF
                                 INITIAL CLASS A
         DISTRIBUTION               SUBCLASS
             DATE               PRINCIPAL BALANCE
------------------------------  -----------------
January 1993..................      99.092223%
February 1993.................      97.947781
March 1993....................      96.566946
April 1993....................      94.950284
May 1993......................      93.098657
June 1993.....................      91.013222
July 1993.....................      88.695431
August 1993...................      86.147035
September 1993................      83.370075
October 1993..................      80.366886

                                  PERCENTAGE OF
                                 INITIAL CLASS A
         DISTRIBUTION               SUBCLASS
             DATE               PRINCIPAL BALANCE
------------------------------  -----------------
November 1993.................      77.140096%
December 1993.................      73.692615
January 1994..................      70.027641
February 1994.................      66.148716
March 1994....................      62.059759
April 1994....................      57.764779
May 1994......................      53.268051
June 1994.....................      48.574150
July 1994.....................      43.688094
                                  PERCENTAGE OF
                                 INITIAL CLASS A
         DISTRIBUTION               SUBCLASS
             DATE               PRINCIPAL BALANCE
------------------------------  -----------------
August 1994...................      38.614953%
September 1994................      33.360530
October 1994..................      27.930265
November 1994.................      22.330301
December 1994.................      16.567358
January 1995..................      10.648207
February 1995.................       4.582923
March 1995
 and thereafter...............       0.000000

                             CLASS A-2 CERTIFICATES

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
February 1995...........................     100.000000%
March 1995..............................      98.194487
April 1995..............................      91.141583
May 1995................................      84.020305
June 1995...............................      76.971902

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
July 1995...............................      70.019358%
August 1995.............................      63.161403
September 1995..........................      56.396783
October 1995............................      49.724262
November 1995...........................      43.142617
December 1995...........................      36.650644
January 1996............................      30.247155
                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
February 1996...........................      23.930977%
March 1996..............................      17.700952
April 1996..............................      11.555939
May 1996................................       5.494809
June 1996
 and thereafter.........................       0.000000

                             CLASS A-3 CERTIFICATES

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
May 1996................................     100.000000%
June 1996...............................      99.298756
July 1996...............................      90.747345
August 1996.............................      82.312809

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
September 1996..........................      73.993601%
October 1996............................      65.788192
November 1996...........................      57.695073
December 1996...........................      49.712756
January 1997............................      41.839773
February 1997...........................      34.074675
                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
March 1997..............................      26.416033%
April 1997..............................      18.862434
May 1997................................      11.412488
June 1997...............................       4.064822
July 1997
 and thereafter.........................       0.000000

                  TARGETED CLASS A SUBCLASS PRINCIPAL BALANCES
                        AND COMPONENT PRINCIPAL BALANCES
         AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCES
                    AND INITIAL COMPONENT PRINCIPAL BALANCES

       CLASS A-4 AND CLASS A-5 CERTIFICATES AND CLASS A-12A TAC COMPONENT

                                            PERCENTAGE OF
                                           INITIAL CLASS A
                                              SUBCLASS
                                          PRINCIPAL BALANCE
              DISTRIBUTION                  OR COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
January 1993............................      99.638720%
February 1993...........................      99.183252
March 1993..............................      98.633703
April 1993..............................      97.990300
May 1993................................      97.253384
June 1993...............................      96.423417
July 1993...............................      95.500976
August 1993.............................      94.486758
September 1993..........................      93.381576
October 1993............................      92.186359
November 1993...........................      90.902152
December 1993...........................      89.530114
January 1994............................      88.071517
February 1994...........................      86.527772
March 1994..............................      84.900437
April 1994..............................      83.191109
May 1994................................      81.401489
June 1994...............................      79.533397
July 1994...............................      77.588831

                                            PERCENTAGE OF
                                           INITIAL CLASS A
                                              SUBCLASS
                                          PRINCIPAL BALANCE
              DISTRIBUTION                  OR COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
August 1994.............................      75.569808%
September 1994..........................      73.478638
October 1994............................      71.317486
November 1994...........................      69.088797
December 1994...........................      66.795244
January 1995............................      64.439524
February 1995...........................      62.025646
March 1995..............................      59.558387
April 1995..............................      57.045319
May 1995................................      54.507889
June 1995...............................      51.996425
July 1995...............................      49.519117
August 1995.............................      47.075513
September 1995..........................      44.665166
October 1995............................      42.287635
November 1995...........................      39.942485
December 1995...........................      37.629287
January 1996............................      35.347616
February 1996...........................      33.097057
                                            PERCENTAGE OF
                                           INITIAL CLASS A
                                              SUBCLASS
                                          PRINCIPAL BALANCE
              DISTRIBUTION                  OR COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
March 1996..............................      30.877195%
April 1996..............................      28.687623
May 1996................................      26.527942
June 1996...............................      24.397753
July 1996...............................      22.296667
August 1996.............................      20.224298
September 1996..........................      18.180264
October 1996............................      16.164191
November 1996...........................      14.175708
December 1996...........................      12.214449
January 1997............................      10.280053
February 1997...........................       8.372165
March 1997..............................       6.490432
April 1997..............................       4.634509
May 1997................................       2.804054
June 1997...............................       0.998729
July 1997
 and thereafter.........................       0.000000

                      CLASS A-6 AND CLASS A-7 CERTIFICATES

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
June 1997...............................     100.000000%
July 1997...............................      97.853763
August 1997.............................      93.032935
September 1997..........................      88.278390
October 1997............................      83.589249
November 1997...........................      78.964646
December 1997...........................      74.403725
January 1998............................      70.087806

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
February 1998...........................      65.832819%
March 1998..............................      61.637942
April 1998..............................      57.502368
May 1998................................      53.425297
June 1998...............................      49.405941
July 1998...............................      45.443524
August 1998.............................      41.537278
September 1998..........................      37.686447
October 1998............................      33.890283
November 1998...........................      30.148050
                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
December 1998...........................      26.459020%
January 1999............................      22.879674
February 1999...........................      19.351457
March 1999..............................      15.873673
April 1999..............................      12.445639
May 1999................................       9.066678
June 1999...............................       5.736122
July 1999...............................       2.453315
August 1999
 and thereafter.........................       0.000000

                  TARGETED CLASS A SUBCLASS PRINCIPAL BALANCES
                        AND COMPONENT PRINCIPAL BALANCES
         AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCES
                    AND INITIAL COMPONENT PRINCIPAL BALANCES

                             CLASS A-8 CERTIFICATES

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
July 1999...............................     100.000000%
August 1999.............................      98.091508
September 1999..........................      90.311970
October 1999............................      82.644216
November 1999...........................      75.086724

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
December 1999...........................      67.637995%
January 2000............................      60.554929
February 2000...........................      53.573670
March 2000..............................      46.692817
April 2000..............................      39.910985
May 2000................................      33.226811
June 2000...............................      26.638949
                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
July 2000...............................      20.146070%
August 2000.............................      13.746866
September 2000..........................       7.440043
October 2000............................       1.224328
November 2000
 and thereafter.........................       0.000000

                     CLASS A-9 AND CLASS A-11 CERTIFICATES

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
October 2000............................     100.000000%
November 2000...........................      97.811162
December 2000...........................      95.115155
January 2001............................      92.561522
February 2001...........................      90.044198
March 2001..............................      87.562682
April 2001..............................      85.116481
May 2001................................      82.705108
June 2001...............................      80.328080
July 2001...............................      77.984925
August 2001.............................      75.675175
September 2001..........................      73.398368
October 2001............................      71.154050
November 2001...........................      68.941771
December 2001...........................      66.761088
January 2002............................      64.701089
February 2002...........................      62.669441
March 2002..............................      60.665761
April 2002..............................      58.689674

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
May 2002................................      56.740811%
June 2002...............................      54.818804
July 2002...............................      52.923292
August 2002.............................      51.053921
September 2002..........................      49.210339
October 2002............................      47.392198
November 2002...........................      45.599156
December 2002...........................      43.830877
January 2003............................      42.087028
February 2003...........................      40.367278
March 2003..............................      38.671305
April 2003..............................      36.998789
May 2003................................      35.349412
June 2003...............................      33.722865
July 2003...............................      32.118840
August 2003.............................      30.537034
September 2003..........................      28.977146
October 2003............................      27.438883
November 2003...........................      25.921952
December 2003...........................      24.426067
                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
January 2004............................      22.950943%
February 2004...........................      21.496301
March 2004..............................      20.061865
April 2004..............................      18.647362
May 2004................................      17.252524
June 2004...............................      15.877084
July 2004...............................      14.520782
August 2004.............................      13.183360
September 2004..........................      11.864562
October 2004............................      10.564136
November 2004...........................       9.281836
December 2004...........................       8.017416
January 2005............................       6.770635
February 2005...........................       5.541254
March 2005..............................       4.329039
April 2005..............................       3.133757
May 2005................................       1.955179
June 2005...............................       0.793080
July 2005
 and thereafter.........................       0.000000

                  TARGETED CLASS A SUBCLASS PRINCIPAL BALANCES
                        AND COMPONENT PRINCIPAL BALANCES
         AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCES
                    AND INITIAL COMPONENT PRINCIPAL BALANCES

                            CLASS A-10 CERTIFICATES

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
June 2005...............................     100.000000%
July 2005...............................      99.047729
August 2005.............................      95.997853
September 2005..........................      92.990680
October 2005............................      90.025632
November 2005...........................      87.102140
December 2005...........................      84.219640
January 2006............................      81.377578
February 2006...........................      78.575407
March 2006..............................      75.812585
April 2006..............................      73.088581
May 2006................................      70.402867
June 2006...............................      67.754926
July 2006...............................      65.144245
August 2006.............................      62.570318

                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
September 2006..........................      60.032648%
October 2006............................      57.530742
November 2006...........................      55.064116
December 2006...........................      52.632291
January 2007............................      50.234794
February 2007...........................      47.871158
March 2007..............................      45.540926
April 2007..............................      43.243642
May 2007................................      40.978858
June 2007...............................      38.746135
July 2007...............................      36.545035
August 2007.............................      34.375128
September 2007..........................      32.235991
October 2007............................      30.127205
November 2007...........................      28.048356
December 2007...........................      25.999038
                                            PERCENTAGE OF
                                           INITIAL CLASS A
              DISTRIBUTION                    SUBCLASS
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
January 2008............................      23.978849%
February 2008...........................      21.987392
March 2008..............................      20.024275
April 2008..............................      18.089113
May 2008................................      16.181524
June 2008...............................      14.301133
July 2008...............................      12.447570
August 2008.............................      10.620467
September 2008..........................       8.819465
October 2008............................       7.044206
November 2008...........................       5.294341
December 2008...........................       3.569521
January 2009............................       1.869406
February 2009...........................       0.193657
March 2009
 and thereafter.........................       0.000000

                           CLASS A-12B TAC COMPONENT

                                            PERCENTAGE OF
              DISTRIBUTION                INITIAL COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
June 1997...............................     100.000000%
July 1997...............................      96.559943
August 1997.............................      88.832967
September 1997..........................      81.212230
October 1997............................      73.696325

                                            PERCENTAGE OF
              DISTRIBUTION                INITIAL COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
November 1997...........................      66.283864%
December 1997...........................      58.973475
January 1998............................      52.055782
February 1998...........................      45.235752
March 1998..............................      38.512071
April 1998..............................      31.883440
May 1998................................      25.348581
                                            PERCENTAGE OF
              DISTRIBUTION                INITIAL COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
June 1998...............................      18.906230%
July 1998...............................      12.555141
August 1998.............................       6.294086
September 1998..........................       0.121850
October 1998
 and thereafter.........................       0.000000

             CLASS A-12C TAC COMPONENT AND CLASS A-13 CERTIFICATES

                                            PERCENTAGE OF
                                           INITIAL CLASS A
                                              SUBCLASS
                                          PRINCIPAL BALANCE
              DISTRIBUTION                  OR COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
Up to and including
September 1998..........................     100.000000%
October 1998............................      95.267344
November 1998...........................      90.506583
December 1998...........................      85.813508
January 1999............................      81.259968
February 1999...........................      76.771472
March 1999..............................      72.347138
April 1999..............................      67.986092

                                            PERCENTAGE OF
                                           INITIAL CLASS A
                                              SUBCLASS
                                          PRINCIPAL BALANCE
              DISTRIBUTION                  OR COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
May 1999................................      63.687476%
June 1999...............................      59.450441
July 1999...............................      55.274149
August 1999.............................      51.157775
September 1999..........................      47.100504
October 1999............................      43.101531
November 1999...........................      39.160064
December 1999...........................      35.275320
January 2000............................      31.581280
February 2000...........................      27.940337
                                            PERCENTAGE OF
                                           INITIAL CLASS A
                                              SUBCLASS
                                          PRINCIPAL BALANCE
              DISTRIBUTION                  OR COMPONENT
                  DATE                    PRINCIPAL BALANCE
----------------------------------------  -----------------
March 2000..............................      24.351757%
April 2000..............................      20.814821
May 2000................................      17.328816
June 2000...............................      13.893041
July 2000...............................      10.506803
August 2000.............................       7.169418
September 2000..........................       3.880214
October 2000............................       0.638525
November 2000
 and thereafter.........................       0.000000

  PRINCIPAL PAYMENT CHARACTERISTICS OF THE TAC CERTIFICATES, TAC COMPONENTS AND
   COMPANION CERTIFICATES

    The percentages of the initial Class A Subclass Principal Balances of the TAC Certificates and the initial Component Principal Balances of the TAC Components set forth in the tables above were calculated using the assumptions described in the second full paragraph on page S-67 herein. Based on such assumptions, the Class A Subclass Principal Balance of each Subclass of TAC Certificates or Component Principal Balance of each TAC Component would be reduced to the percentage of its initial Class A Subclass Principal Balance or initial Component Principal Balance indicated in the tables above for each Distribution Date if prepayments on the Mortgage Loans occur at a CONSTANT rate of 245% SPA. However, IT IS HIGHLY UNLIKELY THAT PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL OCCUR AT ANY CONSTANT RATE OR THAT THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE. In addition, even if principal prepayments were to occur at a constant rate, there may be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are expected to be included, as described herein. Therefore, there can be no assurance that the Class A Subclass Principal Balance of any Subclass of TAC Certificates or the Component Principal Balance of any TAC Component, after the application of the distributions to be made on any Distribution Date, will be equal to the applicable percentage of the initial Class A Subclass Principal Balance or initial Component Principal Balance, as the case may be, for such Distribution Date specified in the tables above.

    As  discussed  under  "Prepayment  and  Yield  Considerations"  herein,  the weighted average life of a Subclass of Class A Certificates refers to the average amount of time that will elapse from the date of issuance of such Subclass until each dollar in reduction of the principal balance of such Subclass is distributed to investors. The weighted average life of each Subclass of Class A Certificates will be affected, to varying degrees, by the rate of principal payments (including prepayments) of the Mortgage Loans, the timing of changes in such rate of payment, the priority sequence of distributions in reduction of principal of the Class A Certificates and the timing of reductions of the principal balances of TAC Certificates and TAC Components to their respective targeted principal balances. The interaction of these factors may have different effects on the Subclasses of Class A Certificates, including the TAC Certificates, and the effects on any Subclass may vary at different times during the life of such Subclass. Further, to the extent that the purchase prices paid by investors for the Class A Certificates, including the TAC Certificates, represent discounts or premiums to their respective initial principal balances, variability in the weighted average lives of such Certificates could result in variability in the related yields to maturity. See "Prepayment and Yield Considerations" herein.

    If prepayments of the Mortgage Loans occur at a CONSTANT rate lower than approximately 245% SPA, the Class A Principal Distribution Amount on each Distribution Date may be insufficient to make distributions in reduction of principal balance of some or all of the TAC Certificates or TAC Components in amounts that would reduce their principal balances to their respective targeted principal balances for such Distribution Date. The weighted average lives of the Subclasses of the TAC Certificates, including the Class A-12 Certificates which are comprised of TAC Components, may therefore be extended, as illustrated by the tables beginning on page S-68.

    If the Class A Principal Distribution Amount for any Distribution Date exceeds the sum of the TAC Principal Amounts for such Distribution Date, such excess ("Excess Principal Payments") will be distributed in reduction of the principal balances of the Companion Certificates, in accordance with the priorities set forth above under "--Allocation of Amount To Be Distributed to the Class A and Class M Certificates," until the Class A Subclass Principal Balances of such Certificates have been reduced to zero, prior to distribution of any Excess Principal Payments to the Subclasses of TAC Certificates. This is intended to decrease the likelihood that the TAC Certificates or TAC Components will be reduced below their targeted principal balances on any Distribution Date on which the Companion Certificates are still outstanding.

    The extent to which the targeted principal balances will be achieved and the sensitivity of the TAC Certificates and TAC Components to principal prepayments on the Mortgage Loans will depend, in part, upon the period of time during which the Companion Certificates remain outstanding. After the Companion Certificates are no longer outstanding, Excess Principal Payments will be distributed in reduction of the Class A Subclass
Principal Balances of the outstanding Subclasses of TAC Certificates or Component Principal Balances of the TAC Components in the priorities set forth above under "--Allocation of Amount to be Distributed to the Class A and Class M Certificates," without regard to their targeted principal balances.

    Because any Excess Principal Payments for any Distribution Date will be distributed to Certificateholders on such Distribution Date, the ability to distribute the TAC Principal Amounts on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Mortgage Loans over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applications and not distributed monthly. There is no assurance that (i) distributions in reduction of the Class A Subclass Principal Balance of any Subclass of TAC Certificates or Component Principal Balance of any TAC Component (other than the Class A-1, Class A-4 and Class A-5 Certificates and the Class A-12A TAC Component) will not commence significantly earlier than the first Distribution Dates shown in the above tables relating to such Subclasses, (ii) distributions in reduction of the Class A Subclass Principal Balance of any Subclass of TAC Certificates or Component Principal Balance of any TAC Component (other than the Class A-1, Class A-4 and Class A-5 Certificates and the Class A-12A TAC Component) will not commence significantly later than the first Distribution Dates shown in the above tables relating to such Subclasses and TAC Components or (iii) the Class A Subclass Principal Balance of any Subclass of TAC Certificates or Component Principal Balance of any TAC Component will not be reduced to zero significantly earlier or significantly later than the last Distribution Dates shown in the above tables.

ADDITIONAL RIGHTS OF THE CLASS A-R AND CLASS A-LR CERTIFICATEHOLDERS

    The Class A-R and Class A-LR Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not they are receiving current distributions of principal or interest. The holders of the Class A-R and Class A-LR Certificates will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, if any, on the final Distribution Date for the Series 1992-47 Certificates, after distributions in respect of any accrued but unpaid interest on the Series 1992-47 Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Series 1992-47 Certificates to zero. It is not anticipated that there will be any assets remaining in the REMICs on the final Distribution Date following the distributions of interest and in reduction of principal balance made on the Series 1992-47 Certificates on such date.

    In addition, the Class A-LR Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made and any Net Foreclosure Profits after the Servicer has been reimbursed for unpaid Servicing Fees. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus. "Net Foreclosure Profits" means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate profits on Liquidated Loans in the related period with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over
(ii) the aggregate realized losses on Liquidated Loans in the related period with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate. It is not anticipated that there will be any such Net Foreclosure Profits or such undistributed Pool Distribution Amounts. The Class A-LR Certificateholder will also be entitled to receive on each Distribution Date the excess of amounts required to be held in the Retail Reserve Funds, as described under--"Interest" above.

PERIODIC ADVANCES

    If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received, the Servicer will be obligated to advance on or before the related Distribution Date for the benefit of holders of the Series 1992-47 Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that the Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan.

    The Pooling and Servicing Agreement provides that any advance of the kind described in the preceding paragraph may be reimbursed to the Servicer at any time from funds available in the Certificate Account to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer has determined in good faith that it will be unable to recover such advance from funds of the type referred to in clause (i) above.

    In the event that, at some future date, Moody's should revise its assessment of the ability of the Servicer to make Periodic Advances, and so notify the Trustee in writing (the date on which such notification is received by the Servicer being referred to herein as the "Advance Reserve Fund Trigger Date"), a reserve fund (the "Advance Reserve Fund") will be established by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement to provide limited support for the Servicer's obligation to make Periodic Advances, as described above. In the event that, with respect to any Distribution Date occurring after the date on which the Advance Reserve Fund is funded, the Servicer fails to make any Periodic Advance required to be made by it pursuant to the Pooling and Servicing Agreement, the Trustee will cause to be withdrawn from the Advance Reserve Fund an advance in an amount equal to the least of (i) the Periodic Advance required to be made by the Servicer which the Servicer failed to make, (ii) the excess of (A) the Class A Optimal Amount for such Distribution Date over (B) the Pool Distribution Amount (determined without regard to any advance from the Advance Reserve Fund on such Distribution Date) and (iii) an amount equal to the amount then in the Advance Reserve Fund, less any reinvestment income or gain to be released from the Advance Reserve Fund as described in the following paragraph (the "Advance Reserve Fund Available Advance Amount"). The Pooling and Servicing Agreement will provide that any such advance made from the Advance Reserve Fund will be reimbursed to the Advance Reserve Fund if and to the extent that such reimbursement would be permitted under the Pooling and Servicing Agreement if such advance had been a Periodic Advance made by the Servicer. The Advance Reserve Fund, if established, will not be a part of the Trust Estate.

    The Advance Reserve Fund, if required, will be established as a trust account pursuant to a depository agreement (the "Depository Agreement") by and among a depository institution (the "Advance Reserve Fund Depository"), the Servicer and the Trustee and will be held by the Advance Reserve Fund Depository. Following the Advance Reserve Fund Trigger Date, should such date occur, the Advance Reserve Fund will be funded by the deposit with the Advance Reserve Fund Depository of an amount in cash equal to (i) 0.50% of the outstanding principal balance of the Mortgage Loans as of the close of business on the Advance Reserve Fund Trigger Date or (ii) such lesser amount as Moody's may specify (the "Advance Reserve Fund Required Amount"). After the Advance Reserve Fund Required Amount has been deposited in the Advance Reserve Fund, no person will have any further obligation to deposit amounts in the Advance
Reserve Fund or to maintain the amounts in the Advance Reserve Fund at that level even if at some future date amounts in the Advance Reserve Fund fall below the Advance Reserve Fund Required Amount as a result of unreimbursed advances made from the Advance Reserve Fund or withdrawals permitted by Moody's. The amounts in the Advance Reserve Fund may be invested in investments that will not cause the then current ratings of the Class A Certificates to be lowered by Moody's, and reinvestment income or gain will be released to the Servicer (or its designee) on each Distribution Date free and clear of any interest of the Trustee, the Advance Reserve Fund Depository or any other person. After the Class A Principal Balance has been reduced to zero, any amounts in the Advance Reserve Fund will be released to the Servicer (or its designee).

    An alternative method of limited support for the Servicer's obligation to make Periodic Advances may be provided, if such change does not cause the then current ratings of the Class A Certificates to be lowered by Moody's.

THE FINANCIAL GUARANTY INSURANCE POLICY

    The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy, a copy of which may be obtained from the Trustee upon request.

    Simultaneously with the issuance of the Series 1992-47 Certificates, Financial Security will deliver the Policy to the Trustee for the benefit of each holder of Class A-7 or Class A-9 Certificates. Under the Policy, Financial Security unconditionally and irrevocably guarantees to the Trustee for the benefit of each holder of Class A-7 or Class A-9 Certificates the full and complete payment of (i) the Class A Subclass Interest Accrual Amounts for the Class A-7 and Class A-9 Certificates, net of any Non-Supported Interest
Shortfalls allocated to the Class A-7 and Class A-9 Certificates, (ii) any losses of principal allocated to the Class A-7 or Class A-9 Certificates (clauses (i) and (ii) collectively, the "Guaranteed Distributions") and (iii) the amount of any distribution of principal or interest to any holder of a Class A-7 or Class A-9 Certificate which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

    If, on the second Business Day before any Distribution Date, the Trustee determines that funds expected to be in the separate trust account or accounts in the name of the Trustee (the "Certificate Account") on such Distribution Date will be insufficient to make the Guaranteed Distributions on the Class A-7 or Class A-9 Certificates for that Distribution Date, the Trustee is required to make a claim under the Policy in the amount of such deficiency. Payment of claims under the Policy will be made by Financial Security following Receipt by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the date on which such Guaranteed Distribution is due on the Class A-7 or Class A-9 Certificates.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, Financial Security shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by Financial Security from the Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the relevant Class A-7 or Class A-9 Certificateholders are required to return principal or interest distributed with respect to the Class A-7 or Class A-9 Certificates during the term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law, (ii) a certificate of each relevant Class A-7 or Class A-9 Certificateholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by each relevant Certificateholder, in such form as is reasonably required by Financial Security and provided to the relevant Class A-7 or Class A-9 Certificateholders by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Certificateholder relating to or arising under the Class A-7 or Class A-9 Certificates held by such Certificateholder against the debtor which made such preference payment or otherwise with respect to such preference payment or (b) the date of Receipt by Financial Security from the Trustee of the items referred to in clauses (i),
(ii) and (iii) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A-7 or Class A-9 Certificateholder directly (unless a Class A-7 or Class A-9 Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A-7 or Class A-9 Certificateholder upon proof of such payment reasonably satisfactory to Financial Security).

    The terms "Receipt" and "Received," with respect to the Policy, shall mean actual delivery to Financial Security and to Financial Security's fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

    Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or St. Paul, Minnesota are authorized or obligated by law or executive order to be closed.

    Financial Security's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy whether or not such funds are properly applied by the Trustee.

    Financial Security shall be subrogated to the rights of each holder of a Class A-7 or Class A-9 Certificate to receive distributions on the Class A-7 and Class A-9 Certificates to the extent of any payment by the Financial Security under the Policy.

    Claims under the Policy constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less that pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under the Policy and claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial
Security. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy may not be cancelled or revoked prior to payment in full of the Class A-7 and Class A-9 Certificates. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

FINANCIAL SECURITY ASSURANCE INC.

    GENERAL. Financial Security is a monoline insurance company incorporated on March 16, 1984 under the laws of the State of New York. Financial Security received its New York State insurance license and commenced operations on September 23, 1985. Financial Security and its two wholly owned subsidiaries are licensed to engage in financial guaranty insurance business in 49 states, the District of Columbia and the Commonwealth of Puerto Rico.

    Financial Security and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential or commercial mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is approximately 91.6% owned by U S WEST, Inc. and 8.4% owned by The Tokio Marine and Fire Insurance Co., Ltd. ("Tokio Marine"). U S WEST, Inc. operates businesses involved in communications, data solutions, marketing services and capital assets, including the provisions of telephone services in 14 states in the western and midwestern United States. Tokio Marine is a major

Japanese property and casualty insurance company. No shareholder of Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100. At September 30, 1992, Financial Security and its subsidiaries had 153 employees.

    REINSURANCE.     Pursuant  to  an  intercompany  agreement,  liabilities  on financial guaranty insurance written by Financial Security or either of its subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

    RATINGS OF CLAIMS-PAYING ABILITY. Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Australian Ratings Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

    CAPITALIZATION.   The  following  table sets  forth  the  capitalization  of
Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1992 (in thousands):

                                           SEPTEMBER 30, 1992
                                           ------------------
                                              (UNAUDITED)
Unearned Premium Reserve.................       $213,838
Shareholder's Equity:
  Common Stock...........................         15,000
  Additional Paid-In Capital.............        475,171
  Retained Earnings......................        125,205
                                              ----------
Total Shareholder's Equity...............        615,376
                                              ----------
Total Unearned Premium Reserve and
 Shareholder's
 Equity..................................       $829,214
                                              ----------
                                              ----------

    Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

    INSURANCE REGULATION. Financial Security and its insurance subsidiaries are licensed and subject to regulation as insurance corporations under the laws of the State of New York, the jurisdiction of organization of Financial Security. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines (residual value, surety and credit insurance), requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R, CLASS A-LR AND CLASS M CERTIFICATES

    The Class A-R and Class A-LR Certificates will be subject to the following restrictions on transfer, and the Class A-R and Class A-LR Certificates will contain a legend describing such restrictions.

    The Technical and Miscellaneous Revenue Act of 1988 amended the REMIC provisions of the Code to impose a tax on transfers of residual interests to Disqualified Organizations (as defined in the Prospectus). These changes will apply to transferors of the Class A-R or Class A-LR Certificate as well as holders of the Class A-R or Class A-LR Certificate that are Pass-Through Entities (as defined in the Prospectus). The Pooling and Servicing Agreement will provide that no legal or beneficial interest in either the Class A-R or Class A-LR Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization, is not purchasing such Class A-R or Class A-LR Certificate as an agent for a Disqualified Organization (I.E., as a broker, nominee, or other middleman thereof) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false. Further, such affidavit requires the transferee to affirm that it understands that it must take into account the taxable income relating to the Class A-R or Class A-LR Certificate, that it has no intention to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class A-R or Class A-LR Certificate and that it will not transfer the Class A-R or Class A-LR Certificate to any person or entity that it has reason to believe has the intention to impede the assessment or collection of such taxes.

    In addition, the Class A-R and Class A-LR Certificates may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

    The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of the Residual Certificates" in the Prospectus.

    Neither the Class A-R Certificate nor the Class A-LR Certificate may be purchased by or transferred to an ERISA Plan. Because the Class M Certificates are subordinated to the Class A Certificates, the Class M Certificates may not be purchased by or transferred to an ERISA Plan except upon the delivery of an opinion of counsel as described herein under "ERISA Considerations." See "ERISA Considerations" herein and in the Prospectus.

REPORTS

    In addition to the applicable information specified in the Prospectus, the Servicer will include in the statement delivered to holders of Class A and Class M Certificates with respect to each Distribution Date the following information:
(i) the amount of such distribution allocable to interest, the amount of interest currently distributable on the Class A Certificates allocated to each Subclass and to the Class M Certificates, any Class A Subclass Interest Shortfall Amount arising with respect to each Subclass or any Class M Interest Shortfall Amount on such Distribution Date, any remaining unpaid Class A Subclass Interest Shortfall Amount with respect to each Subclass, or any remaining unpaid Class M Interest Shortfall Amount, after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses allocable to such Subclass or Class with respect to such Distribution Date, (ii) the amount of such distribution allocable to principal,
(iii) the Class A Principal Balance, the Class M Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates after giving effect to the distribution of principal and the allocation of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, if any, (iv) the Adjusted Pool Amount and the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date, (v) the Class A Percentage and Class M Percentage for the following Distribution Date, and (vi) the amount of the remaining Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount as of the close of business on such Distribution Date. The statement delivered to the holders of the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates will also include the applicable Pass-Through Rates with respect to such Distribution Date. The statement delivered to holders of the Class A-16 Certificates will also include the Class A-16 Notional Amount and the weighted average Net Mortgage Interest Rate of the Mortgage Loans applicable to such Distribution Date minus 8.00%. The statement delivered to the holder of the Class A-LR Certificate will also include the Class A-LR Notional Amount. See "Servicing of the Mortgage Loans--Reports to Certificateholders" in the Prospectus.

    Copies  of the foregoing  reports are available upon  written request to the
Trustee  at  the  Corporate  Trust  Office.  See  "The  Pooling  and   Servicing
Agreement--Trustee" herein.

SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES

    The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and Financial Security and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A and Class M Certificates, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Class A Certificates, Financial Security and the Class M Certificates or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by the Class A and Class M Certificates.

    The protection afforded to the holders of Class A Certificates and Financial Security by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B Certificates, the amounts of principal and interest due the Class A Certificateholders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Class M and Class B Certificates. The application of this subordination to cover Realized

Losses experienced in periods prior to the periods in which a Subclass of Class A Certificates is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Subclass.

    The protection afforded to the holders of Class M Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates, the amounts of principal and interest due the Class M Certificateholders on each Distribution Date from the Pool Distribution Amount with respect to such date (after all required payments on the Class A Certificates and to Financial Security have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Class B Certificates.

    The Class B Certificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Optimal Amount and the Class M Optimal Amount for such date. Amounts so distributed to Class B Certificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

  ALLOCATION OF LOSSES

    Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) will not be allocated to the holders of the Class A Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates, I.E., the date on which the Subordinated Percentage has been reduced to zero (the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated first to the Class B Certificates until the Class B Principal Balance has been reduced to zero, and then to the Class M Certificates until the Class M Principal Balance has been reduced to zero.

    The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction, Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) will be effected through the adjustment of the principal balance of the most subordinate Class then-outstanding in such amount as is necessary to cause the sum of the Class A Subclass Principal Balances, the Class M Principal Balance and the Class B Principal Balance to equal the Adjusted Pool Amount.

    Allocations to the Class M Certificates or Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses), (iii) any interest shortfalls resulting from delinquencies for which the Servicer does not advance and (iv) any interest shortfalls resulting from the timing of partial principal prepayments, will result from the priority of distributions first to the Class A Certificateholders and then to the Class M Certificateholders of the Pool Distribution Amount as described above under "--Distributions."

    The principal portion of any Realized Loss occurring on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their then outstanding Class A Subclass Principal Balances and the interest portion of any Realized Loss occurring on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their Class A Subclass Interest Accrual Amounts. Any such losses will be allocated among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

    Solely for the purpose of allocating the interest portion of any Realized Loss, including any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, to the Class A Certificates as described herein, the Premium Payment will be treated as though it represented the interest accrued on an additional Subclass of Class A Certificates. Accordingly, the Premium Payment will be reduced by its pro rata portion of any such loss allocated to the Class A Certificates.

    Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated on a pro rata basis among the Class A, Class M and Class B Certificates (any such losses so allocated to the Class A Certificates will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their then outstanding Class A Subclass Principal Balances and their Class A Subclass Interest Accrual Amounts with respect to the interest portion of such losses, and among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests). An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

    Any principal losses allocated to the Class A-7 or Class A-9 Certificates, including the principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, will be covered by the Policy.

    The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated by reducing the applicable Class B Interest Accrual Amount, Class M Interest Accrual Amount or Class A Interest Accrual Amount. Any such loss allocated to the Class A-7 or Class A-9 Certificates will be covered by the Policy.

    As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B Certificates. If the Pool Distribution Amount is not sufficient to cover the amount of principal payable to the holders of the Class A Certificates on a particular Distribution Date (other than any portion thereof representing the difference between the Class A Percentage of the Scheduled Principal Balances of Liquidated Loans and the Class A Prepayment Percentage of such amounts), then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates will be entitled (I.E., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

    Special Hazard Losses will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates, but only prior to the Special Hazard Termination Date. The "Special Hazard Termination Date" will be the date on which Special Hazard Losses exceed the Special Hazard Loss Amount (or, if earlier, the Cross-Over
Date). Upon initial issuance of the Series 1992-47 Certificates, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately 1.17% (approximately $3,220,303) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B or Class M Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary and (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses".

    Fraud Losses will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates, but only prior to the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" will be the date on which Fraud Losses exceed the Fraud Loss Amount (or, if earlier, the Cross-Over Date). Upon initial issuance of the Series 1992-47 Certificates, the "Fraud Loss Amount" with respect thereto will be equal to approximately

2.00% (approximately $5,504,791) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. On each Distribution Date thereafter, the Fraud Loss Amount will equal (X) prior to the first anniversary of the Cut-Off Date an amount equal to the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B or the Class M Certificates up to the related Determination Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class B or the Class M Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date up to the related Determination Date. After the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero and thereafter any Fraud Losses will be shared pro rata among the Class A, Class M and Class B Certificates. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses."

    Bankruptcy Losses will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates, but only prior to the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" will be the date on which Bankruptcy Losses exceed the Bankruptcy Loss Amount (or, if earlier, the Cross-Over Date). Upon initial issuance of the Series 1992-47 Certificates, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately 0.22% (approximately $601,293) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B and Class M Certificates up to the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and
(b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or Class M Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from Moody's and S&P that such reduction or modification will not adversely affect the then-current ratings assigned to the Class A and Class M Certificates by Moody's and S&P. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Bankruptcy Losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses."

    Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction.

    Since the initial principal balance of the Class B Certificates in the aggregate will be approximately $17,891,557, the individual risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be borne by the Class B Certificates to a lesser extent (I.E., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their initial principal balance. See "The Trust Estates--Mortgage Loans--Repre-sentations and Warranties" and "--Insurance Policies," "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

    The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans originated or acquired by PHMC for its own account or for the account of an affiliate having original terms to stated maturity of approximately 30 years, which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings. The Mortgage Loans are expected to include 1,124 promissory notes, to have an aggregate unpaid principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") of approximately $275,239,557, to be secured by first liens (the "Mortgages") on one- to four-family residential properties or Co-op Shares (the "Mortgaged Properties") and to have the additional characteristics described below and in the Prospectus.

    No Mortgage Loan is a Buy-Down Loan. See "The Trust Estates--Mortgage Loans" in the Prospectus. No Mortgage Loan was originated pursuant to PHMC's relocation mortgage program. See "PHMC--Mortgage Loan Production Sources" in the Prospectus.

    Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    As of the Cut-Off Date, each Mortgage Loan is expected to have an unpaid principal balance of not less than $24,984 or more than $979,437, and the average unpaid principal balance of the Mortgage Loans is expected to be approximately $244,875. The latest stated maturity date of any of the Mortgage Loans is expected to be December 1, 2022; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, 1,058 of the Mortgaged Properties, which secure approximately 95.48% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be owner occupied primary residences and 66 of the Mortgaged Properties, which secure approximately 4.52% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be non-owner occupied or second homes. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    It is expected that six of the Mortgage Loans, representing approximately 0.53% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be Subsidy Loans. See "The Trust Estates-- Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

------------
(1) The descriptions in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate
    (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Series 1992-47 Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute the Trust Estate on the date of initial issuance of the Series 1992-47 Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Class A Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

    Set  forth  below   is  a   description  of   certain  additional   expected
characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
MORTGAGE INTEREST RATES                     LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
 8.250%.................................       83     $ 19,684,022.17       7.15%
 8.375%.................................      199       50,827,428.79      18.47
 8.500%.................................      399      102,265,982.73      37.17
 8.625%.................................      188       46,943,415.75      17.06
 8.750%.................................      112       27,585,563.81      10.02
 8.875%.................................       69       14,080,462.56       5.12
 9.000%.................................       28        5,815,360.87       2.11
 9.125%.................................       16        3,286,763.97       1.19
 9.250%.................................       12        1,794,143.35       0.65
 9.375%.................................       10        1,934,682.53       0.70
 9.500%.................................        3          450,332.53       0.16
 9.625%.................................        2          200,196.24       0.07
 9.750%.................................        1           89,786.61       0.03
10.125%.................................        1           79,174.61       0.03
10.250%.................................        1          202,240.92       0.07
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 8.558% per annum. The Net Mortgage Interest Rate of each Mortgage Loan will be equal to the Mortgage Interest Rate of such Mortgage Loan minus the Servicing Fee rate of 0.20% per annum. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 8.358% per annum.

                      REMAINING MONTHS TO STATED MATURITY

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
REMAINING STATED TERM (MONTHS)              LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
343.....................................        1     $     79,174.61       0.03%
344.....................................        1          202,240.92       0.07
347.....................................        1           58,544.28       0.02
348.....................................        1          292,091.40       0.11
349.....................................        1           76,531.70       0.03
350.....................................        4          692,899.35       0.25
352.....................................        2          601,675.93       0.22
353.....................................        6        1,094,963.39       0.40
354.....................................        6          958,353.22       0.35
355.....................................       24        4,917,613.90       1.79
356.....................................       36        7,335,746.64       2.67
357.....................................       75       16,296,749.08       5.92
358.....................................      245       60,903,811.39      22.13
359.....................................      599      155,134,161.63      56.35
360.....................................      122       26,595,000.00       9.66
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 358 months.

                              YEARS OF ORIGINATION

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
YEARS OF ORIGINATION                        LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
1991....................................        5     $    913,541.29       0.33%
1992....................................    1,119      274,326,016.15      99.67
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

It is expected that the earliest month and year of origination of any Mortgage Loan was June 1991 and the latest month and year of origination was November 1992.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
LOAN-TO-VALUE RATIO                         LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
50.00% or less..........................       82     $ 16,831,890.38       6.12%
50.01-55.00%............................       41       10,522,042.66       3.82
55.01-60.00%............................       53       13,540,162.47       4.92
60.01-65.00%............................       73       18,917,232.77       6.87
65.01-70.00%............................      102       29,903,426.35      10.86
70.01-75.00%............................      290       67,151,219.92      24.40
75.01-80.00%............................      359       85,412,506.99      31.04
80.01-85.00%............................       10        2,488,808.48       0.90
85.01-90.00%............................      114       30,472,267.42      11.07
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

As of the Cut-Off Date, the minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans are expected to be 10.00% and 90.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 72%. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take-out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. See "The Trust Estates--Mortgage Loans" in the Prospectus. It is expected that 54 of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately 5.14% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, were originated without primary mortgage insurance. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
DOCUMENTATION LEVELS                        LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
Full Documentation......................      541     $165,407,344.67      60.09%
Asset and Mortgage Verification.........      371       75,692,839.30      27.50
Income and Mortgage Verification........       23        6,010,364.88       2.18
Asset Verification......................      123       18,492,305.69       6.72
Income Verification.....................        0                0.00       0.00
Mortgage Verification...................       31        4,776,945.57       1.74
Preferred Processing....................       35        4,859,757.33       1.77
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset, income nor mortgage verifications were obtained. However, for all of the Mortgage Loans, verification of the borrower's employment, a credit report on the borrower and a property appraisal were obtained. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                ORIGINAL                  NUMBER OF       UNPAID         AGGREGATE
             MORTGAGE LOAN                MORTGAGE       PRINCIPAL       PRINCIPAL
           PRINCIPAL BALANCE                LOANS         BALANCE         BALANCE
          --------------------            ---------   ---------------  -------------
Less than or equal to $200,000..........      370     $ 43,891,790.74      15.95%
$200,001-$250,000.......................      255       58,552,105.29      21.27
$250,001-$300,000.......................      235       64,594,603.76      23.48
$300,001-$350,000.......................      112       36,468,508.70      13.25
$350,001-$400,000.......................       66       24,880,871.01       9.04
$400,001-$450,000.......................       23        9,859,928.75       3.58
$450,001-$500,000.......................       28       13,519,249.31       4.91
$500,001-$550,000.......................        4        2,060,267.12       0.75
$550,001-$600,000.......................       13        7,682,357.83       2.79
$600,001-$650,000.......................        1          612,500.00       0.22
$650,001-$700,000.......................        5        3,385,550.37       1.23
$700,001-$750,000.......................        5        3,744,821.17       1.36
$750,001-$800,000.......................        3        2,324,693.76       0.84
$800,001-$850,000.......................        1          838,978.64       0.30
$850,001-$900,000.......................        1          899,482.20       0.33
$900,001-$950,000.......................        1          944,412.62       0.34
$950,001-$1,000,000.....................        1          979,436.17       0.36
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

As of the Cut-Off Date, the average unpaid principal balance of the Mortgage Loans is expected to be approximately $244,875. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $600,000 are expected to be approximately 65.46% and 75.00%, respectively. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                              MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
PROPERTY                                    LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
Single-family detached..................    1,065     $264,685,321.43      96.16%
Two- to four-family units...............        4        1,198,026.31       0.44
Condominiums
    High-rise (four stories or more)....       12        2,125,678.46       0.77
    Low-rise (less than four stories)...       38        6,623,831.24       2.41
Planned unit developments...............        1          249,000.00       0.09
Townhouses..............................        4          357,700.00       0.13
Cooperative units.......................        0                0.00       0.00
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
STATE                                       LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
Alabama.................................        2     $    244,844.17       0.09%
Arizona.................................        8          974,446.75       0.35
California..............................      574      166,410,743.79      60.46
Colorado................................       10        2,409,716.48       0.88
Connecticut.............................       26        6,596,274.35       2.40
Delaware................................        3          494,289.40       0.18
District of Columbia....................        3        1,330,939.92       0.48
Florida.................................       58        6,244,474.14       2.27
Georgia.................................       15        2,530,818.85       0.92
Hawaii..................................        4        2,870,075.32       1.04
Idaho...................................        2          738,590.85       0.27
Illinois................................       19        4,580,384.39       1.66
Indiana.................................        1          266,200.41       0.10
Kansas..................................        1          284,953.09       0.10
Louisiana...............................        4          363,237.76       0.13
Maryland................................       30        6,576,298.73       2.39
Massachusetts...........................       23        5,679,048.31       2.06
Michigan................................        1           58,928.26       0.02
Minnesota...............................        3          581,475.45       0.21
Montana.................................        1           95,000.00       0.03
Nevada..................................        7        1,535,968.10       0.56
New Hampshire...........................        4          620,781.37       0.23
New Jersey..............................       94       17,716,987.68       6.44
New Mexico..............................        4          590,499.78       0.21
New York................................      113       21,782,919.50       7.91
North Carolina..........................        6          770,334.72       0.28
Ohio....................................        2          543,779.97       0.20
Oklahoma................................        2          295,921.64       0.11
Oregon..................................        6          822,290.30       0.30
Pennsylvania............................       17        2,849,985.21       1.04
Rhode Island............................        4          597,139.89       0.22
South Carolina..........................        4          604,541.91       0.22
Tennessee...............................        5          834,599.59       0.30
Texas...................................       23        3,999,889.58       1.45
Utah....................................        5        1,668,024.61       0.61
Vermont.................................        1           63,100.00       0.02
Virginia................................       24        6,929,908.98       2.52
Washington..............................       14        3,434,398.27       1.25
Wisconsin...............................        1          247,745.92       0.09
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

No more than approximately 1.17% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans is expected to be secured by Mortgaged Properties located in any one zip code.

                         ORIGINATORS OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
ORIGINATOR                                  LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
PHMC or Affiliate.......................      219     $ 50,275,961.28      18.27%
Other Originators.......................      905      224,963,596.16      81.73
                                          ---------   ---------------  -------------
      Total                                 1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

It is expected that, as of the Cut-Off Date, two of the "Other Originators" will have accounted for approximately 7.70% and 7.35%, respectively, of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. No other single "Other Originator" is expected to have accounted for more than 5.00% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. See "PHMC--Mortgage Loan Production Sources" in the Prospectus.

                           PURPOSES OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE     CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
LOAN PURPOSE                                LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  -------------
Purchase................................      372     $ 74,068,211.29      26.91%
Rate/Term Refinance.....................      536      148,113,906.59      53.81
Equity Take Out Refinance...............      216       53,057,439.56      19.28
                                          ---------   ---------------  -------------
      Total.............................    1,124     $275,239,557.44     100.00%
                                          ---------   ---------------  -------------
                                          ---------   ---------------  -------------

In  general,  in the  case of  a  Mortgage Loan  made for  "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

    The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Series 1992-47 Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate no less than, and no more than one percent per annum greater than, that of the Mortgage Loan for which it is being substituted. Any such substitution may be made only upon receipt by the Trustee of an opinion of counsel or other satisfactory evidence that, among other things, such substitution will not subject the Upper-Tier REMIC or Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC. See "Prepayment and Yield Considerations" herein and "The Trust
Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    The Seller may, in its sole discretion, repurchase any defaulted Mortgage Loan from the Trust Estate at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Trust Estates--Mortgage Loans--Optional Repurchases" in the Prospectus. The Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan by a borrower meeting PHMC's underwriting guidelines or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

              ORIGINATION, DELINQUENCY AND FORECLOSURE EXPERIENCE

LOAN ORIGINATION

    During the years ended December 31, 1990, December 31, 1991 and the nine months ended September 30, 1992, PHMC originated or purchased, for its own account or for the account of an affiliate, conventional mortgage loans having aggregate principal balances of approximately $5,837,566,957, $9,742,858,764 and $16,298,592,169, respectively.

DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following tables set forth certain information concerning recent delinquency, foreclosure and loan loss experience on the conventional mortgage loans included in PHMC's mortgage loan servicing portfolio which were originated by PHMC for its own account or for the account of an affiliate or acquired by PHMC for its own account or for the account of an affiliate and underwritten to PHMC's underwriting standards (the "Program Loans"), on the Program Loans which are fixed interest rate mortgage loans ("Fixed Program Loans"), including, in both cases, mortgage loans originated in connection with the purchases of residences by relocated employees ("Relocation Mortgage Loans"), and on the Fixed Program Loans, other than Relocation Mortgage Loans ("Fixed Non-relocation Program Loans"). See "Description of the Mortgage Loans" herein and "The Trust Estates--Mortgage Loans" and "PHMC-- General," "--Mortgage Loan Underwriting" and "--Servicing" in the Prospectus. The delinquency, foreclosure and loan loss experience represents the recent experience of PHMC and The Prudential Mortgage Capital Company, Inc., an affiliate of PHMC which serviced the Program Loans prior to June 30, 1989. There can be no assurance that the delinquency, foreclosure and loan loss experience set forth with respect to PHMC's total servicing portfolio of Program Loans, which includes both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Relocation Mortgage Loans and non-relocation mortgage loans, and PHMC's servicing portfolios of Fixed Program Loans or Fixed Non-relocation Program Loans, each of which includes loans having a variety of payment characteristics, such as Subsidy Loans, Buy-Down Loans and Balloon Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate.

    Historically, Relocation Mortgage Loans, which constitute a significant percentage of the Mortgage Loans currently serviced by PHMC, have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the portfolios of total Program Loans and Fixed Program Loans. There can be no assurance that the future experience on the Mortgage Loans contained in the Trust Estate, all of which are fixed interest rate mortgage loans having original terms to stated maturity of 30 years will be comparable to that of the total Program Loans, the Fixed Program Loans or the Fixed Non-relocation Program Loans.

                              TOTAL PROGRAM LOANS

                             AS OF                   AS OF                   AS OF
                       DECEMBER 31, 1990       DECEMBER 31, 1991       SEPTEMBER 30, 1992
                     ----------------------  ----------------------  ----------------------
                                 BY DOLLAR               BY DOLLAR               BY DOLLAR
                      BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                     OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                     --------   -----------  --------   -----------  --------   -----------
                                         (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of
 Program Loans.....   99,196    $13,724,585   136,972   $21,489,014   188,533   $32,313,484
                     --------   -----------  --------   -----------  --------   -----------
                     --------   -----------  --------   -----------  --------   -----------
Period of
 Delinquency(1)
  30 to 59 days....    2,439    $   319,663     2,973   $   396,403     2,685   $   381,626
  60 to 89 days....      697         93,302       706       103,710       607        96,478
  90 days or
  more.............      902        145,245     1,268       220,943     1,162       196,560
                     --------   -----------  --------   -----------  --------   -----------
Total Delinquent
 Loans.............    4,038    $   558,210     4,947   $   721,056     4,454   $   674,664
                     --------   -----------  --------   -----------  --------   -----------
                     --------   -----------  --------   -----------  --------   -----------
Percent of
 Portfolio.........     4.07%          4.07%     3.61%         3.36%     2.36%         2.09%

                             AS OF                 AS OF                 AS OF
                       DECEMBER 31, 1990     DECEMBER 31, 1991    SEPTEMBER 30, 1992
                      -------------------   -------------------   -------------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).....            $132,326              $189,563              $255,997
Foreclosure
 Ratio(3)...........                0.96%                 0.88%                 0.79%


                          YEAR ENDED            YEAR ENDED         NINE MONTHS ENDED
                       DECEMBER 31, 1990     DECEMBER 31, 1991    SEPTEMBER 30, 1992
                      -------------------   -------------------   -------------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain
 (Loss)(4)..........            $(4,897)              $(11,103)             $(22,149)
Net Gain (Loss)
 Ratio(5)...........              (0.04)%               (0.05)%               (0.07)%

-------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                              FIXED PROGRAM LOANS

                           AS OF                   AS OF                   AS OF
                     DECEMBER 31, 1990       DECEMBER 31, 1991       SEPTEMBER 30, 1992
                   ----------------------  ----------------------  ----------------------
                               BY DOLLAR               BY DOLLAR               BY DOLLAR
                    BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                   OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                   --------   -----------  --------   -----------  --------   -----------
                                       (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio
 of Fixed Program
 Loans...........   86,233    $11,687,518   120,333   $18,604,937   160,406   $27,118,998
                   --------   -----------  --------   -----------  --------   -----------
                   --------   -----------  --------   -----------  --------   -----------
Period of
 Delinquency(1)
  30 to 59
  days...........    1,823    $   227,468     2,379   $   311,415     2,209   $   308,073
  60 to 89
  days...........      456         52,748       534        72,567       488        75,741
  90 days or
  more...........      538         72,393       859       133,313       891       141,606
                   --------   -----------  --------   -----------  --------   -----------
Total Delinquent
 Loans...........    2,817    $   352,609     3,772   $   517,295     3,588   $   525,420
                   --------   -----------  --------   -----------  --------   -----------
                   --------   -----------  --------   -----------  --------   -----------
Percent of Fixed
 Program Loan
 Portfolio.......     3.27%          3.02%     3.13%         2.78%     2.24%         1.94%

                             AS OF                 AS OF                 AS OF
                       DECEMBER 31, 1990     DECEMBER 31, 1991    SEPTEMBER 30, 1992
                      -------------------   -------------------   -------------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).....            $ 48,681              $ 93,405              $147,081
Foreclosure
 Ratio(3)...........                0.42%                 0.50%                 0.54%


                          YEAR ENDED            YEAR ENDED         NINE MONTHS ENDED
                       DECEMBER 31, 1990     DECEMBER 31, 1991    SEPTEMBER 30, 1992
                      -------------------   -------------------   -------------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain
 (Loss)(4)..........            $ (1,194)             $ (4,050)             $ (9,318)
Net Gain (Loss)
 Ratio(5)...........               (0.01)%               (0.02)%               (0.03)%

                       FIXED NON-RELOCATION PROGRAM LOANS

                             AS OF                  AS OF                   AS OF
                       DECEMBER 31, 1990      DECEMBER 31, 1991       SEPTEMBER 30, 1992
                     ---------------------  ----------------------  ----------------------
                                BY DOLLAR               BY DOLLAR               BY DOLLAR
                      BY NO.    AMOUNT OF    BY NO.     AMOUNT OF    BY NO.     AMOUNT OF
                     OF LOANS     LOANS     OF LOANS      LOANS     OF LOANS      LOANS
                     --------   ----------  --------   -----------  --------   -----------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of
 Fixed
 Non-relocation
 Program Loans.....   59,295    $7,990,152   84,246    $13,352,914   120,523   $21,246,557
                     --------   ----------  --------   -----------  --------   -----------
                     --------   ----------  --------   -----------  --------   -----------
Period of
 Delinquency(1)
  30 to 59 days....    1,603    $  201,122    2,071    $   272,540     1,964   $   277,313
  60 to 89 days....      426        49,953      495         67,553       453        72,116
  90 days or
  more.............      508        68,285      801        126,752       829       133,914
                     --------   ----------  --------   -----------  --------   -----------
Total Delinquent
 Loans.............    2,537    $  319,360    3,367    $   466,845     3,246   $   483,343
                     --------   ----------  --------   -----------  --------   -----------
                     --------   ----------  --------   -----------  --------   -----------
Percent of
 Fixed
 Non-relocation
 Program Loan
 Portfolio.........     4.28%         4.00%    4.00%          3.50%     2.69%         2.27%

                             AS OF                 AS OF                 AS OF
                       DECEMBER 31, 1990     DECEMBER 31, 1991    SEPTEMBER 30, 1992
                      -------------------   -------------------   -------------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).....            $ 47,755              $ 90,861              $143,766
Foreclosure
 Ratio(3)...........                0.60%                 0.68%                 0.68%


                          YEAR ENDED            YEAR ENDED         NINE MONTHS ENDED
                       DECEMBER 31, 1990     DECEMBER 31, 1991    SEPTEMBER 30, 1992
                      -------------------   -------------------   -------------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain
 (Loss)(4)..........            $(1,041)              $(3,861)              $(9,139)
Net Gain (Loss)
 Ratio(5)...........              (0.01)%               (0.03)%               (0.04)%

-------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

    The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan, the rate of any subsequent foreclosures, and the severity of any loan loss experience, may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency, foreclosure and loan loss experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency, foreclosure and loan loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The Seller believes that the changes in the delinquency, foreclosure and loan loss experience of PHMC's respective servicing portfolios during the periods set forth in the preceding tables may be attributable to factors such as those described above, although the Seller is unable to assess to what extent these changes are the result of any particular factor or a combination of factors. The delinquency, foreclosure and loan loss experience on the Mortgage Loans contained in the Trust Estate may be particularly affected to the extent that the Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans."

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of distributions in reduction of the principal balance of any Subclass of the Class A Certificates and the Class M Certificates, the aggregate amount of distributions on any Subclass of the Class A Certificates and the Class M Certificates and the yield to maturity of any Subclass of the Class A Certificates and the Class M Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional repurchase by the Seller of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage
Loans--Optional Repurchase of Defaulted Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed to the holders of Class A Certificates then entitled to distributions in respect of principal during the nine years beginning on the first Distribution Date. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Estate will result in distributions to Certificateholders then entitled to distributions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments on any Subclass of the Class A Certificates or the Class M Certificates or the aggregate amount of distributions on any Subclass of Class A Certificates or the Class M Certificates.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

    Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or, in the case of self-employed mortgagors or mortgagors relying on commission income, substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties and servicing decisions. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Class A and Class M Certificates will be affected by the extent to which
(i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documentation or with respect to which the Seller has breached a representation or warranty or (ii) the
Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor meeting the Servicer's underwriting guidelines. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Series 1992-47 Certificates. See "Prepayment and Yield Considerations" in the Prospectus.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases a Class A or Class M Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Class M Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The yield to maturity on the Class M Certificates will be more sensitive than the Class A Certificates to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent not covered by the Class B Certificates, because the entire amount of such losses will be allocable to the Class M Certificates prior to the Class A Certificates, except as otherwise provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans may also have a relatively greater effect on the yield to investors in the Class M Certificates. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Class B Certificates, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of Class M Certificates, because the entire amount of those delinquencies would be borne by the Class M Certificates prior to the Class A Certificates.

    No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Subclass of Class A Certificates or the Class M Certificates. An investor is urged to make an investment decision with respect to any Subclass of Class A Certificates or the Class M Certificates based on the anticipated yield to maturity of such Subclass of Class A Certificates or the Class M Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios and, in the case of the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates, such investor's own determination as to anticipated levels of LIBOR. The extent to which any Subclass of Class A Certificates or the Class M Certificates are purchased at a discount or a premium, the degree to which such Subclass or Class is sensitive to the timing of prepayments and, in the case of the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates, the degree to which LIBOR varies from the level anticipated by an investor, will determine the extent to which the yield to maturity of such Subclass or Class may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Class A or Class M Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A or Class M Certificates purchased at a premium, particularly the Class A-5 and Class A-6 Certificates, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

    An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Class A or Class M Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Class A or Class M Certificate may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Class A or Class M Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

    Investors in the Class A-4 Certificates should understand that at levels of LIBOR greater than approximately 9.20%, the Pass-Through Rate of such Subclass will remain at its maximum rate of approximately 10.00% per annum. Investors in the Class A-4 Certificates should also consider the risk that lower than anticipated levels of LIBOR could result in actual yields to such investors that are lower than the anticipated yields. Conversely, investors in the Class A-5 Certificates should consider the risk that higher than anticipated levels of LIBOR could result in actual yields to such investors that are significantly lower than anticipated yields. Investors in the Class A-5 Certificates should also understand that at levels of LIBOR in excess of approximately 9.20%, the Pass-Through Rate of the Class A-5 Certificates will be 0% per annum. However, based on the assumptions set forth in the first full paragraph on page S-72, constant levels of LIBOR below 9.20%, especially when combined with certain constant prepayment rates, are expected to produce a negative yield to investors in the Class A-5 Certificates. See "--Sensitivity of the Class A-5 and Class A-15 Certificates" below.

    Investors in the Class A-14 Certificates should understand that at levels of LIBOR greater than 9.90%, the Pass-Through Rate of such Subclass will remain at its maximum rate of 11.00% per annum. Investors in the Class A-14 Certificates should also consider the risk that lower than anticipated levels of LIBOR could result in actual yields to such investors that are lower than anticipated yields. Investors in the Class A-15 Certificates should consider the risk that higher than anticipated levels of LIBOR could result in actual yields to such investors that are significantly lower than anticipated yields. Investors in the Class A-15 Certificates should understand that at levels of LIBOR greater than 9.90%, the Pass-Through Rate of the Class A-15 Certificates will be 0% per annum. See "--Sensitivity of the Class A-5 and Class A-15 Certificates" below.

    Investors in the Class A-4, Class A-5 Class A-14 and Class A-15 Certificates should understand that the timing of changes in the level of LIBOR may affect the actual yields to such investors even if the average level is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class A-4, Class A-5, Class A-14 and Class A-15 Certificate.

    As indicated under "Federal Income Tax Considerations" herein, the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will, and the Class A-LR Certificateholder's REMIC taxable income and the tax liability thereon may, exceed cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distributions in respect of the Class A-R and the Class A-LR Certificates during any such period and no representation is made with respect thereto under any principal prepayment scenario or otherwise. DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS A-R AND THE CLASS A-LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS.

    As referred to herein, the weighted average life of a Subclass of Class A Certificates and the Class M Certificates refers to the average amount of time that will elapse from the date of issuance of such Subclass or Class until each dollar in reduction of the principal balance of such Subclass or Class is distributed to the investor. The weighted average life of each Subclass of the Class A Certificates and the Class M Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization or prepayments.

    THE WEIGHTED AVERAGE LIVES (AND, TO THE EXTENT PURCHASED AT A DISCOUNT OR PREMIUM, THE YIELDS TO MATURITY) OF THE COMPANION CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL
payments (including prepayments) on the Mortgage Loans. Specifically, if prepayments result in a Class A Principal Distribution Amount equal to or less than the sum of the TAC Principal Amounts on any Distribution Date, the
Companion Certificates will receive no distributions in reduction of their principal balances on such Distribution Date. Further, on each Distribution Date up to and including the Distribution Date on which the Class A Subclass Principal Balances of the Companion Certificates are reduced to zero, any Excess Principal Payments will be applied first to the Companion Certificates then to the outstanding Subclasses of TAC Certificates and TAC Components in the proportions and priorities set forth above under "Description of the Certificates--Principal (including Prepayments)" without regard to their TAC Principal Amounts. See "Description of the Certificates--Principal (including Prepayments)-- Principal Payment Characteristics of the TAC Certificates, TAC Components and Companion Certificates" herein.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. Correspondingly, "75% SPA" assumes prepayment rates equal to 75% of SPA, and so forth. SPA DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

    The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Estate, as described above under "Description of the Mortgage Loans." The tables assume, among other things, that (i) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing January 1, 1993, (iii) the Seller does not repurchase any Mortgage Loan, as described under "The Trust Estates--Mortgage Loans" in the Prospectus, and the Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Estate, (iv) principal prepayments on the Mortgage Loans will be received on the last day of each month commencing December 31, 1992 at the respective constant percentages of SPA set forth in the tables and there are no Prepayment Interest Shortfalls, (v) each Mortgage Loan has an original term to maturity of 30 years and (vi) the Series 1992-47 Certificates will be issued on December 22, 1992. IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT ANY CONSTANT RATE OR THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE. In addition, there may be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are expected to be included, as described herein. Any difference may have an effect upon the actual percentages of initial Class A Subclass Principal Balance of the Subclasses of Class A Certificates and initial principal balance of the Class M Certificates outstanding, the actual weighted average lives of the Subclasses of Class A Certificates and the Class M Certificates and the date on which the Class A Subclass Principal Balance of any Subclass of Class A Certificates and the principal balance of the Class M Certificates are reduced to zero.

    Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Subclass and Class of Offered Certificates and set forth the percentages of the initial Class A Subclass Principal Balance of each such Subclass, and, in the case of the Class M Certificates, of the initial principal balance of the Class M Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA.

 PERCENTAGE OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE AND CLASS M PRINCIPAL
                            BALANCE OUTSTANDING FOR:

                                                           CLASS A-1
                                                      CERTIFICATES AT THE
                                                     FOLLOWING PERCENTAGES
                                                            OF SPA
                DISTRIBUTION                  -----------------------------------
                    DATE                       0%    75%   125%  245%  375%  500%
         -------------------------            -----------------------------------
Initial.....................................
                                                100  100   100   100   100   100
December 1993...............................
                                                 96   89    85    74    74    74
December 1994...............................
                                                 92   68    53    17    10     0
December 1995...............................
                                                 87   40    11     0     0     0
December 1996...............................
                                                 82   13     0     0     0     0
December 1997...............................
                                                 76    0     0     0     0     0
December 1998...............................
                                                 70    0     0     0     0     0
December 1999...............................
                                                 63    0     0     0     0     0
December 2000...............................
                                                 56    0     0     0     0     0
December 2001...............................
                                                 48    0     0     0     0     0
December 2002...............................
                                                 40    0     0     0     0     0
December 2003...............................
                                                 30    0     0     0     0     0
December 2004...............................
                                                 20    0     0     0     0     0
December 2005...............................
                                                  9    0     0     0     0     0
December 2006...............................
                                                  0    0     0     0     0     0
December 2007...............................
                                                  0    0     0     0     0     0
December 2008...............................
                                                  0    0     0     0     0     0
December 2009...............................
                                                  0    0     0     0     0     0
December 2010...............................
                                                  0    0     0     0     0     0
December 2011...............................
                                                  0    0     0     0     0     0
December 2012...............................
                                                  0    0     0     0     0     0
December 2013...............................
                                                  0    0     0     0     0     0
December 2014...............................
                                                  0    0     0     0     0     0
December 2015...............................
                                                  0    0     0     0     0     0
December 2016...............................
                                                  0    0     0     0     0     0
December 2017...............................
                                                  0    0     0     0     0     0
December 2018...............................
                                                  0    0     0     0     0     0
December 2019...............................
                                                  0    0     0     0     0     0
December 2020...............................
                                                  0    0     0     0     0     0
December 2021...............................
                                                  0    0     0     0     0     0
December 2022...............................
                                                  0    0     0     0     0     0
Weighted Average
  Life (years)(1)...........................
                                               8.25  2.64  2.02  1.44  1.42  1.28

                                                           CLASS A-2
                                                      CERTIFICATES AT THE
                                                     FOLLOWING PERCENTAGES
                                                            OF SPA
                DISTRIBUTION                  -----------------------------------
                    DATE                       0%    75%   125%  245%  375%  500%
         -------------------------

                                                100  100   100   100   100   100

December 1993...............................

                                                100  100   100   100   100   100

December 1994...............................

                                                100  100   100   100   100    71

December 1995...............................

                                                100  100   100    37     0     0

December 1996...............................

                                                100  100    67     0     0     0

December 1997...............................

                                                100   85    26     0     0     0

December 1998...............................

                                                100   57     0     0     0     0

December 1999...............................

                                                100   31     0     0     0     0

December 2000...............................

                                                100    6     0     0     0     0

December 2001...............................

                                                100    0     0     0     0     0

December 2002...............................

                                                100    0     0     0     0     0

December 2003...............................

                                                100    0     0     0     0     0

December 2004...............................

                                                100    0     0     0     0     0

December 2005...............................

                                                100    0     0     0     0     0

December 2006...............................

                                                 97    0     0     0     0     0

December 2007...............................

                                                 82    0     0     0     0     0

December 2008...............................

                                                 66    0     0     0     0     0

December 2009...............................

                                                 49    0     0     0     0     0

December 2010...............................

                                                 30    0     0     0     0     0

December 2011...............................

                                                  9    0     0     0     0     0

December 2012...............................

                                                  0    0     0     0     0     0

December 2013...............................

                                                  0    0     0     0     0     0

December 2014...............................

                                                  0    0     0     0     0     0

December 2015...............................

                                                  0    0     0     0     0     0

December 2016...............................

                                                  0    0     0     0     0     0

December 2017...............................

                                                  0    0     0     0     0     0

December 2018...............................

                                                  0    0     0     0     0     0

December 2019...............................

                                                  0    0     0     0     0     0

December 2020...............................

                                                  0    0     0     0     0     0

December 2021...............................

                                                  0    0     0     0     0     0

December 2022...............................

                                                  0    0     0     0     0     0

Weighted Average
  Life (years)(1)...........................

                                              16.86  6.36  4.47  2.89  2.58  2.19

                                                            CLASS A-3
                                                       CERTIFICATES AT THE
                                                      FOLLOWING PERCENTAGES
                                                             OF SPA
                DISTRIBUTION                  -------------------------------------
                    DATE                       0%     75%   125%   245%  375%  500%
         -------------------------
                                              -------------------------------------
Initial.....................................

                                                100    100    100  100   100   100

December 1993...............................

                                                100    100    100  100   100   100

December 1994...............................

                                                100    100    100  100   100   100

December 1995...............................

                                                100    100    100  100    97     3

December 1996...............................

                                                100    100    100   50     0     0

December 1997...............................

                                                100    100    100    0     0     0

December 1998...............................

                                                100    100     83    0     0     0

December 1999...............................

                                                100    100     34    0     0     0

December 2000...............................

                                                100    100      0    0     0     0

December 2001...............................

                                                100     75      0    0     0     0

December 2002...............................

                                                100     42      0    0     0     0

December 2003...............................

                                                100     11      0    0     0     0

December 2004...............................

                                                100      0      0    0     0     0

December 2005...............................

                                                100      0      0    0     0     0

December 2006...............................

                                                100      0      0    0     0     0

December 2007...............................

                                                100      0      0    0     0     0

December 2008...............................

                                                100      0      0    0     0     0

December 2009...............................

                                                100      0      0    0     0     0

December 2010...............................

                                                100      0      0    0     0     0

December 2011...............................

                                                100      0      0    0     0     0

December 2012...............................

                                                 81      0      0    0     0     0

December 2013...............................

                                                 45      0      0    0     0     0

December 2014...............................

                                                  6      0      0    0     0     0

December 2015...............................

                                                  0      0      0    0     0     0

December 2016...............................

                                                  0      0      0    0     0     0

December 2017...............................

                                                  0      0      0    0     0     0

December 2018...............................

                                                  0      0      0    0     0     0

December 2019...............................

                                                  0      0      0    0     0     0

December 2020...............................

                                                  0      0      0    0     0     0

December 2021...............................

                                                  0      0      0    0     0     0

December 2022...............................

                                                  0      0      0    0     0     0

Weighted Average
  Life (years)(1)...........................

                                              20.89   9.83   6.74  4.06  3.39  2.80

                                                      CLASS A-4 AND CLASS A-5
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                              OF SPA
                DISTRIBUTION                  ---------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------
                                              ---------------------------------------
Initial.....................................

                                                100    100    100    100    100  100
December 1993...............................

                                                 98     96     94     90     90   90
December 1994...............................

                                                 97     87     81     67     64   50
December 1995...............................

                                                 95     76     64     38     24    1
December 1996...............................

                                                 93     65     48     12      0    0
December 1997...............................

                                                 91     55     34      0      0    0
December 1998...............................

                                                 88     45     20      0      0    0
December 1999...............................

                                                 85     36      8      0      0    0
December 2000...............................

                                                 83     27      0      0      0    0
December 2001...............................

                                                 79     18      0      0      0    0
December 2002...............................

                                                 76     10      0      0      0    0
December 2003...............................

                                                 72      3      0      0      0    0
December 2004...............................

                                                 68      0      0      0      0    0
December 2005...............................

                                                 64      0      0      0      0    0
December 2006...............................

                                                 59      0      0      0      0    0
December 2007...............................

                                                 54      0      0      0      0    0
December 2008...............................

                                                 48      0      0      0      0    0
December 2009...............................

                                                 42      0      0      0      0    0
December 2010...............................

                                                 35      0      0      0      0    0
December 2011...............................

                                                 28      0      0      0      0    0
December 2012...............................

                                                 20      0      0      0      0    0
December 2013...............................

                                                 11      0      0      0      0    0
December 2014...............................

                                                  2      0      0      0      0    0
December 2015...............................

                                                  0      0      0      0      0    0
December 2016...............................

                                                  0      0      0      0      0    0
December 2017...............................

                                                  0      0      0      0      0    0
December 2018...............................

                                                  0      0      0      0      0    0
December 2019...............................

                                                  0      0      0      0      0    0
December 2020...............................

                                                  0      0      0      0      0    0
December 2021...............................

                                                  0      0      0      0      0    0
December 2022...............................

                                                  0      0      0      0      0    0
Weighted Average
  Life (years)(1)...........................

                                              14.42   5.73   4.05   2.60   2.31  1.98

Initial.....................................

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

 PERCENTAGE OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE AND CLASS M PRINCIPAL
                            BALANCE OUTSTANDING FOR:

                                                      CLASS A-6 AND CLASS A-7
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------            ----------------------------------------
Initial.....................................
                                                100    100    100    100    100    100
December 1993...............................
                                                100    100    100    100    100    100
December 1994...............................
                                                100    100    100    100    100    100
December 1995...............................
                                                100    100    100    100    100    100
December 1996...............................
                                                100    100    100    100     77      6
December 1997...............................
                                                100    100    100     74     10      0
December 1998...............................
                                                100    100    100     26      0      0
December 1999...............................
                                                100    100    100      0      0      0
December 2000...............................
                                                100    100     93      0      0      0
December 2001...............................
                                                100    100     66      0      0      0
December 2002...............................
                                                100    100     42      0      0      0
December 2003...............................
                                                100    100     19      0      0      0
December 2004...............................
                                                100     87      0      0      0      0
December 2005...............................
                                                100     67      0      0      0      0
December 2006...............................
                                                100     48      0      0      0      0
December 2007...............................
                                                100     29      0      0      0      0
December 2008...............................
                                                100     11      0      0      0      0
December 2009...............................
                                                100      0      0      0      0      0
December 2010...............................
                                                100      0      0      0      0      0
December 2011...............................
                                                100      0      0      0      0      0
December 2012...............................
                                                100      0      0      0      0      0
December 2013...............................
                                                100      0      0      0      0      0
December 2014...............................
                                                100      0      0      0      0      0
December 2015...............................
                                                 76      0      0      0      0      0
December 2016...............................
                                                 45      0      0      0      0      0
December 2017...............................
                                                 11      0      0      0      0      0
December 2018...............................
                                                  0      0      0      0      0      0
December 2019...............................
                                                  0      0      0      0      0      0
December 2020...............................
                                                  0      0      0      0      0      0
December 2021...............................
                                                  0      0      0      0      0      0
December 2022...............................
                                                  0      0      0      0      0      0
Weighted Average
  Life (years)(1)...........................
                                              23.86  13.98   9.75   5.57   4.45   3.56

                                                             CLASS A-8
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------

                                                100    100    100    100    100    100

December 1993...............................

                                                100    100    100    100    100    100

December 1994...............................

                                                100    100    100    100    100    100

December 1995...............................

                                                100    100    100    100    100    100

December 1996...............................

                                                100    100    100    100    100    100

December 1997...............................

                                                100    100    100    100    100      0

December 1998...............................

                                                100    100    100    100      6      0

December 1999...............................

                                                100    100    100     68      0      0

December 2000...............................

                                                100    100    100      0      0      0

December 2001...............................

                                                100    100    100      0      0      0

December 2002...............................

                                                100    100    100      0      0      0

December 2003...............................

                                                100    100    100      0      0      0

December 2004...............................

                                                100    100     95      0      0      0

December 2005...............................

                                                100    100     47      0      0      0

December 2006...............................

                                                100    100      3      0      0      0

December 2007...............................

                                                100    100      0      0      0      0

December 2008...............................

                                                100    100      0      0      0      0

December 2009...............................

                                                100     85      0      0      0      0

December 2010...............................

                                                100     43      0      0      0      0

December 2011...............................

                                                100      3      0      0      0      0

December 2012...............................

                                                100      0      0      0      0      0

December 2013...............................

                                                100      0      0      0      0      0

December 2014...............................

                                                100      0      0      0      0      0

December 2015...............................

                                                100      0      0      0      0      0

December 2016...............................

                                                100      0      0      0      0      0

December 2017...............................

                                                100      0      0      0      0      0

December 2018...............................

                                                 38      0      0      0      0      0

December 2019...............................

                                                  0      0      0      0      0      0

December 2020...............................

                                                  0      0      0      0      0      0

December 2021...............................

                                                  0      0      0      0      0      0

December 2022...............................

                                                  0      0      0      0      0      0

Weighted Average
  Life (years)(1)...........................

                                              25.92  17.90  13.00   7.27   5.66   4.40

                                                      CLASS A-9 AND CLASS A-11
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------
                                              ----------------------------------------
Initial.....................................

                                                100    100    100    100    100    100

December 1993...............................

                                                100    100    100    100    100    100

December 1994...............................

                                                100    100    100    100    100    100

December 1995...............................

                                                100    100    100    100    100    100

December 1996...............................

                                                100    100    100    100    100    100

December 1997...............................

                                                100    100    100    100    100     78

December 1998...............................

                                                100    100    100    100    100     33

December 1999...............................

                                                100    100    100    100     64      4

December 2000...............................

                                                100    100    100     95     37      0

December 2001...............................

                                                100    100    100     67     18      0

December 2002...............................

                                                100    100    100     44      5      0

December 2003...............................

                                                100    100    100     24      0      0

December 2004...............................

                                                100    100    100      8      0      0

December 2005...............................

                                                100    100    100      0      0      0

December 2006...............................

                                                100    100    100      0      0      0

December 2007...............................

                                                100    100     83      0      0      0

December 2008...............................

                                                100    100     66      0      0      0

December 2009...............................

                                                100    100     51      0      0      0

December 2010...............................

                                                100    100     36      0      0      0

December 2011...............................

                                                100    100     23      0      0      0

December 2012...............................

                                                100     84     10      0      0      0

December 2013...............................

                                                100     66      0      0      0      0

December 2014...............................

                                                100     49      0      0      0      0

December 2015...............................

                                                100     33      0      0      0      0

December 2016...............................

                                                100     17      0      0      0      0

December 2017...............................

                                                100      1      0      0      0      0

December 2018...............................

                                                100      0      0      0      0      0

December 2019...............................

                                                 73      0      0      0      0      0

December 2020...............................

                                                 26      0      0      0      0      0

December 2021...............................

                                                  0      0      0      0      0      0

December 2022...............................

                                                  0      0      0      0      0      0

Weighted Average
  Life (years)(1)...........................

                                              27.54  22.04  17.23   9.92   7.76   5.72

                                                             CLASS A-10
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------
                                              ----------------------------------------
Initial.....................................

                                                100    100    100    100    100    100
December 1993...............................

                                                100    100    100    100    100    100
December 1994...............................

                                                100    100    100    100    100    100
December 1995...............................

                                                100    100    100    100    100    100
December 1996...............................

                                                100    100    100    100    100    100
December 1997...............................

                                                100    100    100    100    100    100
December 1998...............................

                                                100    100    100    100    100    100
December 1999...............................

                                                100    100    100    100    100    100
December 2000...............................

                                                100    100    100    100    100     65
December 2001...............................

                                                100    100    100    100    100     40
December 2002...............................

                                                100    100    100    100    100     28
December 2003...............................

                                                100    100    100    100     86     19
December 2004...............................

                                                100    100    100    100     65     13
December 2005...............................

                                                100    100    100     84     49      9
December 2006...............................

                                                100    100    100     53     37      6
December 2007...............................

                                                100    100    100     26     28      4
December 2008...............................

                                                100    100    100      4     21      3
December 2009...............................

                                                100    100    100      0     15      2
December 2010...............................

                                                100    100    100      0     11      1
December 2011...............................

                                                100    100    100      0      8      1
December 2012...............................

                                                100    100    100      0      6      1
December 2013...............................

                                                100    100     96      0      4      0
December 2014...............................

                                                100    100     67      0      3      0
December 2015...............................

                                                100    100     40      0      2      0
December 2016...............................

                                                100    100     15      0      2      0
December 2017...............................

                                                100    100      0      0      1      0
December 2018...............................

                                                100     59      0      0      1      0
December 2019...............................

                                                100     17      0      0      0      0
December 2020...............................

                                                100      0      0      0      0      0
December 2021...............................

                                                 31      0      0      0      0      0
December 2022...............................

                                                  0      0      0      0      0      0
Weighted Average
  Life (years)(1)...........................

                                              28.92  26.27  22.71  14.23  13.96   9.47

Initial.....................................

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

 PERCENTAGE OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE AND CLASS M PRINCIPAL
                            BALANCE OUTSTANDING FOR:

                                                             CLASS A-12
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------            ----------------------------------------
Initial.....................................
                                                100    100    100    100    100    100
December 1993...............................
                                                100     99     98     97     97     97
December 1994...............................
                                                 99     96     95     91     90     86
December 1995...............................
                                                 99     93     90     82     78     72
December 1996...............................
                                                 98     90     85     75     60     23
December 1997...............................
                                                 97     87     81     58     25      0
December 1998...............................
                                                 97     84     78     33      1      0
December 1999...............................
                                                 96     82     74     14      0      0
December 2000...............................
                                                 95     79     68      0      0      0
December 2001...............................
                                                 94     77     54      0      0      0
December 2002...............................
                                                 93     75     41      0      0      0
December 2003...............................
                                                 92     73     29      0      0      0
December 2004...............................
                                                 91     65     19      0      0      0
December 2005...............................
                                                 90     54      9      0      0      0
December 2006...............................
                                                 88     44      1      0      0      0
December 2007...............................
                                                 87     35      0      0      0      0
December 2008...............................
                                                 85     26      0      0      0      0
December 2009...............................
                                                 84     17      0      0      0      0
December 2010...............................
                                                 82      9      0      0      0      0
December 2011...............................
                                                 80      1      0      0      0      0
December 2012...............................
                                                 77      0      0      0      0      0
December 2013...............................
                                                 75      0      0      0      0      0
December 2014...............................
                                                 72      0      0      0      0      0
December 2015...............................
                                                 59      0      0      0      0      0
December 2016...............................
                                                 42      0      0      0      0      0
December 2017...............................
                                                 26      0      0      0      0      0
December 2018...............................
                                                  8      0      0      0      0      0
December 2019...............................
                                                  0      0      0      0      0      0
December 2020...............................
                                                  0      0      0      0      0      0
December 2021...............................
                                                  0      0      0      0      0      0
December 2022...............................
                                                  0      0      0      0      0      0
Weighted Average
  Life (years)(1)...........................
                                              21.59  12.41   8.78   5.06   4.08   3.28

                                                             CLASS A-13
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------

                                                100    100    100    100    100    100

December 1993...............................

                                                100    100    100    100    100    100

December 1994...............................

                                                100    100    100    100    100    100

December 1995...............................

                                                100    100    100    100    100    100

December 1996...............................

                                                100    100    100    100    100     59

December 1997...............................

                                                100    100    100    100     65      0

December 1998...............................

                                                100    100    100     86      3      0

December 1999...............................

                                                100    100    100     35      0      0

December 2000...............................

                                                100    100    100      0      0      0

December 2001...............................

                                                100    100    100      0      0      0

December 2002...............................

                                                100    100    100      0      0      0

December 2003...............................

                                                100    100     76      0      0      0

December 2004...............................

                                                100    100     49      0      0      0

December 2005...............................

                                                100    100     25      0      0      0

December 2006...............................

                                                100    100      2      0      0      0

December 2007...............................

                                                100     90      0      0      0      0

December 2008...............................

                                                100     67      0      0      0      0

December 2009...............................

                                                100     44      0      0      0      0

December 2010...............................

                                                100     23      0      0      0      0

December 2011...............................

                                                100      1      0      0      0      0

December 2012...............................

                                                100      0      0      0      0      0

December 2013...............................

                                                100      0      0      0      0      0

December 2014...............................

                                                100      0      0      0      0      0

December 2015...............................

                                                100      0      0      0      0      0

December 2016...............................

                                                100      0      0      0      0      0

December 2017...............................

                                                 66      0      0      0      0      0

December 2018...............................

                                                 20      0      0      0      0      0

December 2019...............................

                                                  0      0      0      0      0      0

December 2020...............................

                                                  0      0      0      0      0      0

December 2021...............................

                                                  0      0      0      0      0      0

December 2022...............................

                                                  0      0      0      0      0      0

Weighted Average
  Life (years)(1)...........................

                                              25.40  16.82  12.07   6.78   5.30   4.16

                                                     CLASS A-14 AND CLASS A-15
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                              OF SPA
                DISTRIBUTION                  ---------------------------------------
                    DATE                       0%     75%   125%   245%   375%  500%
         -------------------------
                                              ---------------------------------------
Initial.....................................

                                                100    100    100    100  100     100

December 1993...............................

                                                100    100    100    100   62      25

December 1994...............................

                                                100    100    100    100    0       0

December 1995...............................

                                                100    100    100    100    0       0

December 1996...............................

                                                100    100    100    100    0       0

December 1997...............................

                                                100    100    100    100    0       0

December 1998...............................

                                                100    100    100    100    0       0

December 1999...............................

                                                100    100    100    100    0       0

December 2000...............................

                                                100    100    100    100    0       0

December 2001...............................

                                                100    100    100    100    0       0

December 2002...............................

                                                100    100    100    100    0       0

December 2003...............................

                                                100    100    100    100    0       0

December 2004...............................

                                                100    100    100    100    0       0

December 2005...............................

                                                100    100    100    100    0       0

December 2006...............................

                                                100    100    100    100    0       0

December 2007...............................

                                                100    100    100    100    0       0

December 2008...............................

                                                100    100    100    100    0       0

December 2009...............................

                                                100    100    100     85    0       0

December 2010...............................

                                                100    100    100     69    0       0

December 2011...............................

                                                100    100    100     56    0       0

December 2012...............................

                                                100    100    100     45    0       0

December 2013...............................

                                                100    100    100     36    0       0

December 2014...............................

                                                100    100    100     28    0       0

December 2015...............................

                                                100    100    100     22    0       0

December 2016...............................

                                                100    100    100     16    0       0

December 2017...............................

                                                100    100     91     12    0       0

December 2018...............................

                                                100    100     70      9    0       0

December 2019...............................

                                                100    100     50      6    0       0

December 2020...............................

                                                100     76     31      3    0       0

December 2021...............................

                                                100     35     14      1    0       0

December 2022...............................

                                                  0      0      0      0    0       0

Weighted Average
  Life (years)(1)...........................

                                              29.60  28.69  27.13  20.43  1.16   0.79

                                                         CLASS A-R AND A-LR
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------
                                              ----------------------------------------
Initial.....................................

                                                100    100    100    100    100    100

December 1993...............................

                                                100    100    100    100    100    100

December 1994...............................

                                                100    100    100    100    100    100

December 1995...............................

                                                100    100    100    100    100    100

December 1996...............................

                                                100    100    100    100    100    100

December 1997...............................

                                                100    100    100    100    100    100

December 1998...............................

                                                100    100    100    100    100    100

December 1999...............................

                                                100    100    100    100    100    100

December 2000...............................

                                                100    100    100    100    100    100

December 2001...............................

                                                100    100    100    100    100    100

December 2002...............................

                                                100    100    100    100    100    100

December 2003...............................

                                                100    100    100    100    100    100

December 2004...............................

                                                100    100    100    100    100    100

December 2005...............................

                                                100    100    100    100    100    100

December 2006...............................

                                                100    100    100    100    100    100

December 2007...............................

                                                100    100    100    100    100    100

December 2008...............................

                                                100    100    100    100    100    100

December 2009...............................

                                                100    100    100    100    100    100

December 2010...............................

                                                100    100    100    100    100    100

December 2011...............................

                                                100    100    100    100    100    100

December 2012...............................

                                                100    100    100    100    100    100

December 2013...............................

                                                100    100    100    100    100    100

December 2014...............................

                                                100    100    100    100    100    100

December 2015...............................

                                                100    100    100    100    100    100

December 2016...............................

                                                100    100    100    100    100    100

December 2017...............................

                                                100    100    100    100    100    100

December 2018...............................

                                                100    100    100    100    100    100

December 2019...............................

                                                100    100    100    100    100     86

December 2020...............................

                                                100    100    100    100    100     41

December 2021...............................

                                                100    100    100    100    100     14

December 2022...............................

                                                  0      0      0      0      0      0

Weighted Average
  Life (years)(1)...........................

                                              30.01  30.01  30.01  29.97  29.81  27.97

                                                              CLASS M
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
                DISTRIBUTION                  ----------------------------------------
                    DATE                       0%     75%   125%   245%   375%   500%
         -------------------------
                                              ----------------------------------------
Initial.....................................

                                                100    100    100    100    100    100
December 1993...............................

                                                 99     99     99     99     99     99
December 1994...............................

                                                 98     98     98     98     98     98
December 1995...............................

                                                 98     98     98     98     98     98
December 1996...............................

                                                 97     97     97     97     97     97
December 1997...............................

                                                 95     95     95     95     95     95
December 1998...............................

                                                 94     93     92     90     87     85
December 1999...............................

                                                 93     90     88     83     78     73
December 2000...............................

                                                 92     86     83     75     66     58
December 2001...............................

                                                 90     82     77     65     53     43
December 2002...............................

                                                 89     77     70     54     40     29
December 2003...............................

                                                 87     72     63     45     31     20
December 2004...............................

                                                 85     67     57     38     23     14
December 2005...............................

                                                 83     62     51     31     18      9
December 2006...............................

                                                 80     58     46     26     13      6
December 2007...............................

                                                 78     54     41     22     10      4
December 2008...............................

                                                 75     49     37     18      7      3
December 2009...............................

                                                 72     45     33     15      6      2
December 2010...............................

                                                 69     41     29     12      4      1
December 2011...............................

                                                 66     38     26     10      3      1
December 2012...............................

                                                 62     34     22      8      2      1
December 2013...............................

                                                 58     30     19      6      2      0
December 2014...............................

                                                 53     26     16      5      1      0
December 2015...............................

                                                 48     23     14      4      1      0
December 2016...............................

                                                 43     19     11      3      1      0
December 2017...............................

                                                 37     16      9      2      0      0
December 2018...............................

                                                 31     13      7      1      0      0
December 2019...............................

                                                 24      9      5      1      0      0
December 2020...............................

                                                 16      6      3      1      0      0
December 2021...............................

                                                  8      3      1      0      0      0
December 2022...............................

                                                  0      0      0      0      0      0
Weighted Average
  Life (years)(1)...........................

                                              20.73  16.37  14.43  11.54   9.87   8.91

Initial.....................................

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

    Interest on Mortgage Loans prepaid in full is accrued only to the date of such prepayment in full. Any interest shortfall with respect to prepayments in full will be offset only to the extent of the aggregate of the Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. Any excess of such shortfall above the Servicing Fees in any month will result in a pro rata reduction of interest distributable to the holders of each Subclass of Class A Certificates, the holders of the Class M Certificates and the holders of the Class B Certificates. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments on the Mortgage Loans or from net liquidation proceeds in respect of Liquidated Loans will not be offset by Servicing Fees but will be allocated first to the Class B Certificates until the Class B Principal Balance has been reduced to zero, second to the Class M Certificates until the Class M Principal Balance has been reduced to zero and finally to the Subclasses of Class A Certificates. See "Description of the Certificates--Interest" herein and "Prepayment and Yield Considerations" in the Prospectus.

    Interest accrued on the Class A and Class M Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates--Interest" herein. The yield on the Class A Certificates (other than the Class A-4, Class A-5, Class A-14 and Class A-15 Certificates) and the Class M Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which the Class A and Class M Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

SENSITIVITY OF THE CLASS A-5 AND CLASS A-15 CERTIFICATES

    THE YIELD TO INVESTORS IN THE CLASS A-5 CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. IN PARTICULAR, THERE MAY BE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS A-5 CERTIFICATES AS A RESULT OF SMALL INCREASES IN THE LEVEL OF LIBOR OR AS A RESULT OF FASTER THAN ANTICIPATED PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT INVESTORS IN THE CLASS A-5 CERTIFICATES MAY NOT FULLY RECOVER THEIR INITIAL INVESTMENTS.

    THE YIELD TO INVESTORS IN THE CLASS A-15 CERTIFICATES WILL BE SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A HIGH LEVEL OF LIBOR WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS A-15 CERTIFICATES.

    Since there can be no assurance that the level of LIBOR will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. However, if, as generally expected, higher mortgage rates and, accordingly, lower prepayment rates, were to occur concurrently with an increased level of LIBOR, the Pass-Through Rates of the Class A-5 and Class A-15 Certificates would be reduced at the same time that the rate of distributions in reduction of the principal balance to such Subclasses may be reduced. In such circumstances, investors in the Class A-5 and Class A-15 Certificates could have significantly lower yielding instruments with longer weighted average lives than anticipated.

    To illustrate the significance of changes in the level of LIBOR and prepayments on the Class A-5 and Class A-15 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) under the assumptions specified in the following paragraph at the different constant percentages of SPA and the constant levels of LIBOR indicated. It is not likely that the Mortgage Loans will prepay at a CONSTANT level of SPA until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of LIBOR will remain constant. As discussed above, the timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in a Class A-5 or Class A-15 Certificate, even if the average rate of principal prepayments is consistent with such investor's expectations. Moreover, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in a Class A-5 or Class A-15
Certificate even if the average level is consistent with such investor's expectation.

    The following tables have been prepared on the basis of the assumptions set forth in clauses (i) through (vi) of the second full paragraph on page S-67 hereof, and the additional assumptions that (i) the respective aggregate purchase prices for the Class A-5 and Class A-15 Certificates are 1700.00% and 94.00% of the respective aggregate initial principal balances thereof, (ii) such purchase prices are paid on December 22, 1992 and (iii) on the Rate Determination Date occurring in January 1993 and each Rate Determination Date thereafter, LIBOR is at the level specified. The Mortgage Loans will not have all of the characteristics assumed above and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates shown in the table or at any other particular rate, that the pre-tax yield to maturity on the Class A-5 or Class A-15 Certificates will correspond to any of the amounts shown herein, that the level of LIBOR will correspond to the levels shown herein or that the aggregate purchase prices of the Class A-5 and Class A-15 Certificates, respectively, will be as assumed. The tables do not constitute a representation as to the correlation of any level of LIBOR with any rate of prepayments on the Mortgage Loans. Each investor must make an independent decision as to the appropriate prepayment assumptions to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Class A-5 or Class A-15 Certificate.

    The pre-tax yields set forth in the following tables were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-5 or Class A-15 Certificates, as the case may be, would cause the discounted present value of such assumed stream of cash flows to equal an assumed aggregate purchase price of 1700.00% in the case of the Class A-5 Certificates and 94.00% in the case of the Class A-15 Certificates, of the respective aggregate initial principal balances thereof and
(ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-5 or Class A-15 Certificates and consequently does not purport to reflect the return on any investment in Class A-5 or Class A-15 Certificates when such reinvestment rates are considered.

       SENSITIVITY OF THE CLASS A-5 CERTIFICATES TO PREPAYMENTS AND LIBOR
                                 PRE-TAX YIELDS

                                                  PERCENTAGES OF SPA
                            ---------------------------------------------------------------
     LEVELS OF LIBOR           0%        75%        125%       245%       375%       500%
--------------------------  --------   --------   --------   --------   --------   --------
2.25%.....................   92.47%     85.32%     80.04%     66.44%     62.02%     52.79%
3.25%.....................   77.84%     70.32%     64.63%     50.10%     45.09%     35.27%
4.25%.....................   63.55%     55.50%     49.27%     33.58%     27.88%     17.44%
5.25%.....................   49.56%     40.77%     33.78%     16.65%     10.18%     (0.91)%
6.25%.....................   35.81%     25.91%     17.86%     (1.07)%    (8.43)%   (20.15)%
7.25%.....................   22.11%     10.39%      0.82%    (20.32)%   (28.65)%   (40.92)%
9.20% and above...........  (15.96)%   (34.34)%   (47.77)%   (71.82)%   (81.12)%   (92.55)%

      SENSITIVITY OF THE CLASS A-15 CERTIFICATES TO PREPAYMENTS AND LIBOR
                                 PRE-TAX YIELDS

                                                  PERCENTAGES OF SPA
                            ---------------------------------------------------------------
     LEVELS OF LIBOR           0%        75%        125%       245%       375%       500%
--------------------------  --------   --------   --------   --------   --------   --------
2.25%.....................   22.61%     22.61%     22.61%     22.63%     27.65%     30.28%
3.25%.....................   19.60%     19.60%     19.60%     19.62%     24.86%     27.58%
4.25%.....................   16.60%     16.60%     16.61%     16.64%     22.09%     24.89%
5.25%.....................   13.63%     13.63%     13.64%     13.68%     19.34%     22.23%
6.25%.....................   10.68%     10.69%     10.70%     10.76%     16.61%     19.58%
7.25%.....................    7.77%      7.78%      7.79%      7.86%     13.91%     16.96%
9.90% and above...........    0.26%      0.27%      0.29%      0.38%      6.84%     10.10%

SENSITIVITY OF THE CLASS A-6 CERTIFICATE

    THE YIELD TO AN INVESTOR ON THE CLASS A-6 CERTIFICATE WILL BE HIGHLY SENSITIVE TO BOTH THE TIMING OF RECEIPT OF PREPAYMENTS AND THE OVERALL RATE OF PRINCIPAL PREPAYMENT ON THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF AN INVESTOR IN THE CLASS A-6 CERTIFICATE TO FULLY RECOVER ITS INITIAL INVESTMENT.

    The following table indicates the sensitivity to various rates of prepayment on the Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class A-6 Certificate. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the assumptions described in clauses (i) through (vi) of the second full paragraph on page S-67 and on the further assumptions that (i) the Class A-6 Certificate will be purchased on December 22, 1992 at a purchase price equal to 3800.00% of the initial aggregate principal balance thereof plus accrued interest thereon from December 1, 1992 to (but not including) December 22, 1992,
(ii) the initial Class A Subclass Principal Balance of each Subclass of Class A Certificates (other than the Class A-16 Certificates) will be as set forth on the cover hereof and (iii) distributions to holders of Class A Certificates will be made on the 25th day of each month commencing in January 1993.

            SENSITIVITY OF THE CLASS A-6 CERTIFICATE TO PREPAYMENTS

                                                       PERCENTAGES OF SPA
                                       ---------------------------------------------------
                                         0%      75%      125%     245%     375%     470%
                                       ------   ------   ------   ------   ------   ------
Pre-Tax Yields (CBE).................  27.45%   26.59%   24.43%   14.98%    7.64%   (0.07)%

    The pre-tax yields set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-6 Certificate, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for the Class A-6 Certificate equal to 3800.00% of the initial aggregate principal balance thereof plus accrued interest thereon from December 1, 1992 to (but not including) December 22, 1992 and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which an investor may be able to reinvest funds received by it as distributions on the Class A-6 Certificate and consequently does not purport to reflect the return on any investment in the Class A-6 Certificate when such reinvestment rates are considered.

    NOTWITHSTANDING THE ASSUMED PREPAYMENT RATES REFLECTED IN THE PRECEDING TABLE, IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY OR THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME TIME. The Mortgage Loans initially included in the Trust Estate may differ from those currently expected to be included in the Trust Estate, and thereafter may be changed as a result of permitted substitutions. As a result of these factors, the pre-tax yields on the Class A-6 Certificate are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of SPA.

                        POOLING AND SERVICING AGREEMENT

GENERAL

    The Series 1992-47 Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Series 1992-47 Certificates (the "Pooling and Servicing Agreement") among the Seller, the Servicer and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Series 1992-47 Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus. Distributions (other than the final distribution in retirement of the Class A Certificates of each Subclass and of the Class M Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate (other than the Class A-6 Certificate) evidencing at least a $5,000,000 initial principal balance and any holder of the

Class A-6 Certificate, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Servicer, or the paying agent acting on behalf of the Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in respect of each Class A and Class M Certificate will be made only upon presentation and surrender of such Class A or Class M Certificate at the office or agency appointed by the Trustee specified in the notice of final distribution with respect to the related Subclass or Class.

    Unless Definitive Certificates are issued as described above, the Servicer and the Trustee will treat DTC as the Holder of the Book-Entry Certificates for all purposes, including making distributions thereon and taking actions with respect thereto. DTC will make book-entry transfers among its participants with respect to the Book-Entry Certificates; it will also receive distributions on the Book-Entry Certificates from the Trustee and transmit them to participants for distribution to Beneficial Owners or their nominees.

VOTING

    With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Series 1992-47 Certificates evidencing specified Voting Interests in the Trust Estate, the holders of the Class A Certificates will collectively be entitled to the then applicable Class A Percentage, and the holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Series 1992-47 Certificates obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance and the holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1992-47 Certificates. The aggregate Voting Interests of the Class A Certificates other than the Class A-16 Certificates, on any date will be 97% of the Class A Percentage on such date. The aggregate Voting Interest of the Class A-16 Certificates on any date will be 3% of the Class A Percentage on such date. The aggregate Voting Interests of each Subclass of Class A Certificates other than the Class A-16 Certificates on any date will be equal to the product of (a) 97% of the Class A Percentage on such date and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass on such date by the aggregate Class A Subclass Principal Balance of the Class A Certificates other than the Class A-16 Certificates on such date. The aggregate Voting Interests of the Class M Certificates on any date will be 100% of the percentage described above for the Class M Certificates on such date. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Subclass will have a Voting Interest in such Subclass equal to such holder's Percentage Interest in such Subclass. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through Participants.

TRUSTEE

    The Trustee for the Series 1992-47 Certificates will be First Trust National Association, a national banking association. The Corporate Trust Office of the Trustee is located at 180 East Fifth Street, St. Paul, Minnesota 55101. See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee paid to the Servicer with respect to the servicing of each Mortgage Loan included in the Trust Estate underlying the Series 1992-47 Certificates and administrative services provided by it will be 0.20% per annum of the outstanding principal balance of each such Mortgage Loan. No Fixed Retained Yield (as defined in the Prospectus) will be retained with respect to any of the Mortgage Loans. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer. The Servicer will pay all routine expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus.

The servicing fees and other expenses of the Upper-Tier REMIC and the Lower-Tier REMIC will be allocated to the holders of the Class A-R Certificate and Class A-LR Certificate, respectively, who are individuals, estates, or trusts (whether such Certificates are held directly or through certain pass-through entities) as additional gross income without a corresponding distribution of cash, and any such investor (or its owners, in the case of a pass-through entity) may be limited in its ability to deduct such expenses for regular tax purposes and may not be able to deduct such expenses to any extent for alternative minimum tax purposes. Unless and until applicable authority provides otherwise, the Seller intends to treat all such expenses as incurred by the Lower-Tier REMIC and, therefore, as allocable to the holder of the Class A-LR Certificate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Limitations on Deduction of Certain Expenses" in the Prospectus.

OPTIONAL TERMINATION

    At its option, the Servicer may purchase from the Trust Estate all remaining Mortgage Loans, and thereby effect early retirement of the Series 1992-47 Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Aggregate Principal Balance. Any such purchase will be made only in connection with a "qualified liquidation" of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will, generally, be equal to the greater of (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of other property in the Trust Estate and (ii) the fair market value of the Trust Estate's assets plus, in each case, accrued interest. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

    For federal income tax purposes, the Trust Estate will consist of two segregated asset groupings, each of which will qualify as a REMIC for federal income tax purposes. One REMIC (the "Lower-Tier REMIC") will issue certain uncertificated interests (each, a "Lower-Tier REMIC Regular Interest"), each of which will be designated as a regular interest in the Lower-Tier REMIC, and the Class A-LR Certificate, which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will include the Mortgage Loans, together with the amounts held by the Servicer in a separate account in which collections on the Mortgage Loans will be deposited (the "Certificate Account"), the Policy, the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Mortgage Loans, the Retail Reserve Funds and any property which secured a Mortgage Loan which is acquired by foreclosure or deed in lieu of foreclosure.

    The second REMIC (the "Upper-Tier REMIC") will issue all Subclasses of the Class A Certificates other than the Class A-LR Certificate. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14 and Class A-15 Certificates and the Class M Certificates (collectively, the "Regular Certificates"), together with the Class A-16 Certificates and the Class B Certificates, will be designated as the regular interests in the Upper-Tier REMIC, and the Class A-R Certificate will be designated as the residual interest in the Upper-Tier REMIC. The regular interests and the residual interest in the Upper-Tier REMIC are referred to herein collectively as the "Upper-Tier
Certificates." The Class A-R and Class A-LR Certificates are "Residual Certificates" for purposes of the Prospectus. The assets of the Upper-Tier REMIC will include the uncertificated Lower-Tier REMIC Regular Interests and a separate account in which distributions on the uncertificated Lower-Tier REMIC Regular Interests will be deposited. The aggregate amount distributed to the holders of the Upper-Tier Certificates, payable from such separate account, will be equal to the aggregate distributions in respect of the Mortgage Loans on the uncertificated Lower-Tier REMIC Regular Interests.

    The Offered Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

REGULAR CERTIFICATES

    The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. It is anticipated that the Class A-3, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 and Class A-15 Certificates will be issued with original issue discount for federal income tax purposes, in an amount equal to the excess of the initial principal balances of such Subclasses over their issue prices (including, except in the case of the Class A-15 Certificates, accrued interest). It is further anticipated that the Class A-1 Certificates will be issued at a premium and that the Class A-2, Class A-4, Class A-12, Class A-13, Class A-14 and Class M Certificates will be issued without original issue discount for federal income tax purposes. However, under proposed Treasury regulations, because the period between the issue date and the first Distribution Date is longer than the period between subsequent Distribution Dates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class M Certificates may be considered to be issued with original issue discount in an amount equal to the excess of all distributions of principal and interest expected to be received thereon over their issue prices (including, except in the case of the Class A-4, Class A-14 and Class A-15 Certificates, accrued interest). The Seller does not intend to report original issue discount in this manner.

    Although not free from doubt, it is anticipated that the Class A-5 and Class A-6 Certificates will be issued with original issue discount in an amount equal to the excess of all distributions of principal and interest thereon over their issue prices (including, in the case of the Class A-6 Certificate, accrued interest), and the Seller intends to report income in respect of such Subclasses of Certificates in this manner. Under this method, any "negative" amounts of original issue discount attributable to rapid prepayments would not be deductible currently, but most likely would be offset against future positive accruals of original issue discount, if any. Finally, the holder of a Class A-5 or Class A-6 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. Alternatively, it is possible that the Class A-5 and Class A-6 Certificates may be treated as issued at a premium, which may be amortized in accordance with the rules of Code Section 171. Generally, the holder of such a Certificate should recognize substantially the same income under the original issue discount approach as it would by reporting the net amount of the interest income thereon and amortization of premium under the constant interest method. The Class A-16 Certificates (not offered hereby) also will be treated as issued with original issue discount for federal income tax purposes.

    The Prepayment Assumption (as defined in the Prospectus) that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered DE MINIMIS, and that may be used by a holder of a Regular Certificate to amortize premium, will be calculated using 245% SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATES

    The holders of the Class A-R and Class A-LR Certificates must include the taxable income or loss of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in determining their federal taxable income. The Class A-R and Class A-LR Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON WILL, AND THE CLASS A-LR CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY, EXCEED CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT THE HOLDERS THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the holders of the Class A-R and Class A-LR Certificates, respectively, will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as

"unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    Under proposed Treasury regulations (the "Proposed REMIC Regulations") released by the Internal Revenue Service on September 27, 1991, since the fair market value of the Class A-R and Class A-LR Certificates will not exceed 2% of the fair market value of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, the Class A-R and Class A-LR Certificates will not have "significant value," and thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, under the Proposed REMIC Regulations, the Class A-R Certificate will, and the Class A-LR Certificate may, be considered "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the Class A-R and Class A-LR Certificates will require the transferee to state, among other things, that it has no intention to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class A-R or Class A-LR Certificate and that it will not transfer the Class A-R or Class A-LR Certificate to any person or entity that it has reason to believe has the intention to impede the assessment or collection of such taxes. Finally, the Class A-R and Class A-LR Certificates generally may not be transferred to persons who are not U.S. Persons (as defined herein). See "Description of the Certificates--Restrictions on Transfer of the Class A-R, Class A-LR and Class M Certificates" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of the Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "--Tax-Related Restrictions on Transfer of Residual Certificates-- Noneconomic Residual Interests" in the Prospectus.

    Under proposed Treasury regulations relating to original issue discount, the Lower-Tier REMIC Regular Interests would be treated as a single debt instrument for original issue discount purposes because they will be issued in a single transaction to a single holder (the Upper-Tier REMIC). Although there can be no assurance that final regulations will apply this aggregation rule to the Lower-Tier REMIC Regular Interests, the Servicer intends to calculate the taxable income (or net loss) of the Upper-Tier REMIC and Lower-Tier REMIC (and to report to the Class A-R and Class A-LR Certificateholders) by treating the Lower-Tier REMIC Regular Interests as a single debt instrument. A failure of the Lower-Tier REMIC Regular Interests to qualify as a single debt instrument for original issue discount purposes could have a material adverse impact on the timing of taxable income to the Class A-LR Certificateholder.

    An individual, trust or estate that holds the Class A-R or Class A-LR Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses properly allocable to the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R or Class A-LR Certificate may not be recovered until termination of the respective REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R or Class A-LR Certificate are unclear; any such transferee receiving such consideration should consult its tax advisors.

    Legislation was passed by Congress in 1992 that generally would have treated all partners in a "large partnership" as Disqualified Organizations (as defined in the Prospectus), thus subjecting such a partnership to tax annually as a Pass-Through Entity (as defined in the Prospectus) on all of its excess inclusion income at the highest corporate rate. The legislation also would have disallowed 70% of any large partnership's miscellaneous itemized deductions, including the deductions for Servicing Fees on the Mortgage Loans and other administrative expenses properly allocable to the Class A-R or Class A-LR Certificate, as the case may be, although the remaining deductions would not have been subject to the applicable limitations at the partner level. A "large partnership" generally would include a partnership having 250 or more partners. This legislation was vetoed by the President. No prediction can be made regarding whether such legislation will be reintroduced or, if reintroduced, whether it will be enacted. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates" and "--Limitations on Deduction of Certain Expenses" in the Prospectus.

    DUE TO  THE  SPECIAL TAX  TREATMENT  OF RESIDUAL  INTERESTS,  THE  EFFECTIVE
AFTER-TAX   RETURN  OF  THE  CLASS  A-R  AND  CLASS  A-LR  CERTIFICATES  MAY  BE
SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS.

                              ERISA CONSIDERATIONS

    Neither the Class A-R Certificate nor the Class A-LR Certificate may be purchased by or transferred to any person which is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which is subject to the fiduciary responsibility rules of Sections 401-414 of ERISA or Code Section 4975, or any person utilizing the assets of such employee benefit plan (an "ERISA Plan"). Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, acquisition or resale of the Class A-R or Class A-LR Certificate.

    In  addition, under  current law  the purchase  and holding  of the  Class M
Certificates by or on behalf of an ERISA Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975. Transfer of the Class M Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating that it is not, and is not acting on behalf of, any such ERISA Plan or using the assets of any such ERISA Plan to effect such purchase or (ii) provides an opinion of counsel in form and substance satisfactory to the Trustee that the purchase or holding of the Class M Certificates by or on behalf of such ERISA Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Servicer, the Seller or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. The Class M Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, acquisition or resale of the Class M Certificates.

    As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. For example, unless exempted, investment by an ERISA Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the Prospectus.

    On May 24, 1990, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 90-28, 55 Fed. Reg. 21456 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

    Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

    Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Offered Certificates. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

    The Offered Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Offered Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Offered Certificates, as certain Subclasses of the Class A Certificates or the Class M Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and whether certain restrictions may apply to investments in other Subclasses of the Class A Certificates or the Class M Certificates. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                SECONDARY MARKET

    There will not be any market for the Offered Certificates offered hereby prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement dated as of November 19, 1992 (the "Underwriting Agreement") among the Seller, PHMC and Kidder, Peabody & Co. Incorporated, as underwriter (the "Underwriter"), the Offered Certificates offered hereby are being purchased from the Seller by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered Certificates if any Offered Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates will be approximately 99.109375% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest thereon and on the aggregate initial principal balance of the Class A-16 Certificates at the rate of 8.00% per annum from December 1, 1992 to (but not including) December 22, 1992, before deducting expenses payable by the Seller. The Underwriter, which is not an affiliate of the Seller, has advised the Seller that the Underwriter has not allocated the purchase price paid to the Seller among the Subclasses or Classes of Offered Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

    The Underwriting Agreement provides that the Seller and PHMC will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Offered Certificates offered hereby will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriter by Brown & Wood, New York, New York.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Offered Certificates offered hereby will be applied by the Seller to the purchase from PHMC of the Mortgage Loans represented by the Series 1992-47 Certificates. It is expected that PHMC will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of the Mortgage Loans underlying the Series 1992-47 Certificates.

                                    RATINGS

    It is a condition to the issuance of the Class A Certificates that each Subclass will have been rated "Aaa" by Moody's and "AAA" by S&P. It is a condition to the issuance of the Class M Certificates that they shall have been rated "Aa2" by Moody's and "AA" by S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's rating opinions address the structural, legal, issuer and tax-related aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

    The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. S&P's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. S&P's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

    The ratings of Moody's and S&P do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or that the holders of the Class A-5 and Class A-6 Certificates may fail to fully recover their initial investments.

    The Seller has not requested a rating on the Offered Certificates of any Subclass or Class by any rating agency other than Moody's and S&P and has not provided any information with respect to the Mortgage Loans to any other rating agency. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by Moody's and S&P.

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS

TERM                                                                       PAGE
-------------------------------------------------------------------------  -----
Adjusted Pool Amount.....................................................  S-28
Advance Reserve Fund.....................................................  S-44
Advance Reserve Fund Available Advance Amount............................  S-44
Advance Reserve Fund Depository..........................................  S-44
Advance Reserve Fund Required Amount.....................................  S-44
Advance Reserve Fund Trigger Date........................................  S-44
Bankruptcy Coverage Termination Date.....................................  S-52
Bankruptcy Loss..........................................................  S-33
Bankruptcy Loss Amount...................................................  S-52
Beneficial Owner.........................................................  S-22
Book-Entry Certificates..................................................   S-2
Book-Entry Nominee.......................................................  S-48
Cede.....................................................................  S-22
Class A Certificates.....................................................  Cover
Class A Distribution Amount..............................................  S-25
Class A Optimal Amount...................................................  S-31
Class A Optimal Principal Amount.........................................  S-32
Class A Percentage.......................................................  S-34
Class A Prepayment Percentage............................................  S-34
Class A Principal Balance................................................  S-28
Class A Principal Distribution Amount....................................  S-32
Class A Subclass Interest Accrual Amount.................................  S-26
Class A Subclass Interest Shortfall Amount...............................  S-30
Class A Subclass Principal Balance.......................................  S-28
Class A-16 Notional Amount...............................................  S-29
Class A-7 Retail Reserve Fund............................................  S-29
Class A-9 Retail Reserve Fund............................................  S-29
Class A-LR Notional Amount...............................................  S-29
Class B Certificates.....................................................  Cover
Class B Interest Accrual Amount..........................................  S-28
Class B Principal Balance................................................  S-28
Class M Certificates.....................................................  Cover
Class M Distribution Amount..............................................  S-26
Class M Interest Accrual Amount..........................................  S-27
Class M Interest Shortfall Amount........................................  S-31
Class M Optimal Amount...................................................  S-31
Class M Optimal Principal Amount.........................................  S-35
Class M Percentage.......................................................  S-35
Class M Prepayment Percentage............................................  S-35
Class M Principal Balance................................................  S-28
Class M Principal Distribution Amount....................................  S-35
Companion Certificates...................................................  Cover
Component Principal Balance..............................................  S-36
Code.....................................................................  S-21
Cooperatives.............................................................  S-53
Co-op Shares.............................................................  S-53
Cross-Over Date..........................................................  S-50
Current Class M Subordination Level......................................  S-36
Cut-Off Date Aggregate Principal Balance.................................  S-53

TERM                                                                       PAGE
-------------------------------------------------------------------------  -----
Debt Service Reduction...................................................  S-34
Definitive Certificates..................................................  S-22
Determination Date.......................................................  S-24
Distribution Date........................................................  S-24
DTC......................................................................   S-6
Enhancement Act..........................................................  S-79
Excess Bankruptcy Losses.................................................  S-52
Excess Fraud Losses......................................................  S-52
Excess Special Hazard Losses.............................................  S-51
Exemption................................................................  S-78
Financial Security.......................................................   S-2
Fixed Non-Relocation Program Loans.......................................  S-60
Fixed Program Loans......................................................  S-60
Fraud Coverage Termination Date..........................................  S-51
Fraud Loss...............................................................  S-33
Fraud Loss Amount........................................................  S-51
Guaranteed Distributions.................................................  S-45
Indirect Participants....................................................  S-22
LIBOR....................................................................  Cover
LIBOR Based Interest Accrual Period......................................  S-26
Liquidated Loan..........................................................  S-33
Liquidated Loan Loss.....................................................  S-33
Lower-Tier REMIC.........................................................   S-2
Lower-Tier REMIC Regular Interest........................................  S-75
Moody's..................................................................   S-4
Mortgage Loans...........................................................   S-2
Mortgaged Properties.....................................................  S-53
Mortgages................................................................  S-53
Net Foreclosure Profits..................................................  S-43
Net Mortgage Interest Rate...............................................  S-29
Non-Supported Interest Shortfall.........................................  S-29
Original Class M Subordination Level.....................................  S-36
Original Subordinated Principal Balance..................................  S-34
Participants.............................................................  S-22
Percentage Interest......................................................  S-26
PHMC.....................................................................   S-2
Policy...................................................................   S-2
Pool Distribution Amount.................................................  S-24
Pool Distribution Amount Allocation......................................  S-25
Pool Scheduled Principal Balance.........................................  S-34
Pooling and Servicing Agreement..........................................  S-73
Premium Payment..........................................................  S-27
Premium Shortfall Amount.................................................  S-30
Prepayment Interest Shortfalls...........................................  S-29
Program Loans............................................................  S-60
Proposed REMIC Regulations...............................................  S-77
PTE 83-1.................................................................  S-78
Rate Determination Date..................................................  S-27
Realized Losses..........................................................  S-34
Record Date..............................................................  S-24
Regular Certificates.....................................................  S-75
Regular Interest Accrual Period..........................................  S-26

TERM                                                                       PAGE
-------------------------------------------------------------------------  -----
Relocation Mortgage Loans................................................  S-60
REMIC....................................................................   S-2
Retail Certificates......................................................  Cover
Retail Reserve Fund......................................................  S-29
Rules....................................................................  S-22
Scheduled Principal Balance..............................................  S-33
Securities Act...........................................................  S-79
Seller...................................................................   S-2
Series 1992-47 Certificates..............................................  Cover
Servicer.................................................................   S-2
S&P......................................................................   S-4
SPA......................................................................  S-67
Special Hazard Loss......................................................  S-33
Special Hazard Loss Amount...............................................  S-51
Special Hazard Termination Date..........................................  S-51
Subclass.................................................................  Cover
Subordinated Certificates................................................  Cover
Subordinated Percentage..................................................  S-35
Subordinated Prepayment Percentage.......................................  S-35
TAC Certificates.........................................................  Cover
TAC Components...........................................................  S-36
TAC Principal Amount.....................................................  S-37
Trust Estate.............................................................   S-2
Underwriter..............................................................  Cover
Underwriting Agreement...................................................  S-79
Upper-Tier REMIC.........................................................   S-2

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                                     SELLER
                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                             ---------------------

    The Prudential Home Mortgage Securities Company, Inc. (the "Seller" or "PHMSC") may sell from time to time under this Prospectus and related Prospectus Supplements Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates.

    The Certificates of a Series will represent beneficial ownership interests in a separate trust formed by the Seller. Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Estate") will be comprised primarily of fixed or adjustable interest rate, conventional, monthly pay, fully-amortizing first mortgage loans (the "Mortgage Loans"), secured by one- to four-family residential properties. Unless otherwise specified in the applicable prospectus supplement, the Mortgage Loans will have been acquired by the Seller from its affiliate, The Prudential Home Mortgage Company, Inc. ("PHMC"), and will have been underwritten to PHMC's underwriting standards. Unless otherwise specified in the applicable prospectus supplement, all of the Mortgage Loans will be serviced by PHMC (PHMC in its capacity as servicer being referred to hereafter as the "Servicer").

    The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Interest Rate (as defined herein), on the related Mortgage Loans ("Standard Certificates"), (ii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"), or (iii) two or more Classes of Certificates ("Multi-Class Certificates"), each of which will be assigned a principal balance (a "Stated Amount"), and each of which may bear interest on the Stated Amount at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass").

    Each Series of Certificates may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of the other Classes of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Estate may be subject to adjustment from time to time on the basis of distributions received in respect thereof. Any Class of Senior Certificates or Subordinated Certificates may, as described above, be divided into two or more Subclasses. If specified in the Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein or therein.

    Except for the Seller's limited obligation in connection with certain breaches of its representations and warranties and certain other undertakings and PHMC's obligations as Servicer, neither the Seller, the Servicer, nor any affiliate of the Seller or the Servicer, will have any obligations with respect to the Certificates. In the event of delinquencies in payments on the Mortgage Loans, the Servicer will be obligated to make advances which it determines will be recoverable from future payments and collections on the Mortgage Loans.

    An election will be made to treat each Trust Estate (or a segregated pool of assets therein) underlying a Series of Multi-Class Certificates or a Series of Certificates in which the relative interests in the Trust Estate of the Classes of Senior Certificates and Subordinated Certificates are subject to adjustment as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. Such an election may also be made with respect to any other Trust Estate. See "Certain Federal Income Tax Consequences."

    There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.
                           --------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS.  ANY
       REPRESENTATION   TO   THE   CONTRARY   IS   A   CRIMINAL  OFFENSE.
                            ------------------------

    The Certificates may be sold from time to time by the Seller through dealers or agents, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement relating to such offering.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING OF SUCH CERTIFICATES.
                           --------------------------

                The date of this Prospectus is December 3, 1992

                                    REPORTS

    The Servicer, or the Paying Agent appointed by the Servicer, will furnish the Certificateholders of each Series, in connection with each distribution and annually, statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans--Reports to Certificateholders." The Servicer will also furnish periodic statements setting forth certain specified information to the Trustee identified in the Prospectus Supplement. See "Servicing of the Mortgage Loans--Reports to the Trustee." In addition, annually the Servicer will furnish the Trustee for each Series a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the mortgage loans serviced by the Servicer under the related Pooling and Servicing Agreement and other similar servicing agreements. See "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Servicer c/o The Prudential Home Mortgage Company, Inc., 7470 New Technology Way, Frederick, Maryland 21701,
Attention: Legal Department.

                             ADDITIONAL INFORMATION

    This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration
Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of any documents incorporated herein by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to The Prudential Home Mortgage Securities Company, Inc., 7470 New Technology Way, Frederick, Maryland 21701, telephone number 301-846-8199.

                        ADDITIONAL DETAILED INFORMATION

    The Seller intends to offer by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Among the initial subscribers of the Detailed Information will be a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg (R)" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport-Registered Trademark-" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Servicer and any affiliates thereof take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact The Prudential Home Mortgage Securities Company, Inc., 7470 New Technology Way, Frederick, Maryland 21701, telephone number (301) 846-8199.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                                                                PAGE
                                                                                                                -----
Reports....................................................................................................           2
Additional Information.....................................................................................           2
Additional Detailed Information............................................................................           2
Summary of Prospectus......................................................................................           7
Title of Securities........................................................................................           7
Seller.....................................................................................................           7
Servicer...................................................................................................           7
The Trust Estates..........................................................................................           7
Description of the Certificates............................................................................           7
    A. Standard Certificates...............................................................................           8
    B. Stripped Certificates...............................................................................           8
    C. Shifting Interest Certificates......................................................................           8
    D. Multi-Class Certificates............................................................................           8
Cut-Off Date...............................................................................................           8
Distribution Dates.........................................................................................           8
Record Dates...............................................................................................           9
Interest...................................................................................................           9
Principal (Including Prepayments)..........................................................................           9
Distributions in Reduction of Stated Amount................................................................           9
Credit Enhancement.........................................................................................           9
Periodic Advances..........................................................................................          11
Optional Purchase of Mortgage Loans........................................................................          11
ERISA Limitations..........................................................................................          11
Tax Status.................................................................................................          11
Rating.....................................................................................................          11
The Trust Estates..........................................................................................          12
General....................................................................................................          12
Mortgage Loans.............................................................................................          12
    INSURANCE POLICIES.....................................................................................          15
    ACQUISITION OF THE MORTGAGE
      LOANS FROM PHMC......................................................................................          16
    ASSIGNMENT OF MORTGAGE LOANS
      TO THE TRUSTEE.......................................................................................          16
    REPRESENTATIONS AND WARRANTIES.........................................................................          18
    OPTIONAL REPURCHASES...................................................................................          21
Description of The Certificates............................................................................          22
General....................................................................................................          22
Percentage Certificates....................................................................................          23
Multi-Class Certificates...................................................................................          24
Distributions to Percentage
 Certificateholders........................................................................................          24
    CERTIFICATES OTHER THAN SHIFTING
      INTEREST CERTIFICATES................................................................................          24
    CALCULATION OF DISTRIBUTABLE AMOUNTS...................................................................          24
    DETERMINATION OF AMOUNTS TO
      BE DISTRIBUTED.......................................................................................          26
    SHIFTING INTEREST CERTIFICATES.........................................................................          28

                                                                                                                PAGE
                                                                                                                -----
Example of Distribution to
 Percentage Certificateholders.............................................................................          30
Distributions to Multi-Class Certificateholders............................................................          31
    VALUATION OF MORTGAGE LOANS............................................................................          32
    SPECIAL DISTRIBUTIONS..................................................................................          33
    LAST SCHEDULED DISTRIBUTION DATE.......................................................................          33
Credit Support.............................................................................................          34
Subordination..............................................................................................          34
    CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES.................................................          34
    SHIFTING INTEREST CERTIFICATES.........................................................................          36
Other Credit Enhancement...................................................................................          38
    LIMITED GUARANTEE......................................................................................          38
    LETTER OF CREDIT.......................................................................................          38
    POOL INSURANCE POLICIES................................................................................          38
    SPECIAL HAZARD INSURANCE POLICIES......................................................................          38
    MORTGAGOR BANKRUPTCY BOND..............................................................................          38
Prepayment and Yield Considerations........................................................................          39
Pass-Through Rates and Interest Rates......................................................................          39
Scheduled Delays in Distributions..........................................................................          39
Effect of Principal Prepayments............................................................................          39
Weighted Average Life of Certificates......................................................................          40
The Seller.................................................................................................          41
PHMC.......................................................................................................          42
General....................................................................................................          42
Mortgage Loan Production Sources...........................................................................          43
Mortgage Loan Underwriting.................................................................................          45
Mortgage Origination Processing............................................................................          48
Servicing..................................................................................................          48
Use of Proceeds............................................................................................          48
Servicing of the Mortgage Loans............................................................................          48
The Servicer...............................................................................................          48
Payments on Mortgage Loans.................................................................................          48
Periodic Advances and Limitations Thereon..................................................................          51
Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans......................................          51
Reports to Certificateholders..............................................................................          52
Reports to the Trustee.....................................................................................          53
Collection and Other Servicing Procedures..................................................................          54
Enforcement of Due-on-Sale Clauses;
 Realization Upon Defaulted Mortgage Loans.................................................................          54
Fixed Retained Yield, Servicing Compensation and Payment of Expenses.......................................          55
Evidence as to Compliance..................................................................................          56
Certain Matters Regarding the Servicer.....................................................................          57
The Pooling and Servicing Agreement........................................................................          58
Events of Default..........................................................................................          58
Rights Upon Event of Default...............................................................................          58
Amendment..................................................................................................          59
Termination; Purchase of Mortgage Loans....................................................................          60
The Trustee................................................................................................          60

                                                                                                                PAGE
                                                                                                                -----
Certain Legal Aspects of the Mortgage Loans................................................................          61
General....................................................................................................          61
Foreclosure................................................................................................          61
Foreclosure on Shares of Cooperatives......................................................................          62
Rights of Redemption.......................................................................................          63
Anti-Deficiency Legislation and Other Limitations on Lenders...............................................          63
Soldiers' and Sailors' Civil Relief Act and Similar Laws...................................................          64
Environmental Considerations...............................................................................          64
"Due-on-Sale" Clause.......................................................................................          65
Applicability of Usury Laws................................................................................          66
Enforceability of Certain Provisions.......................................................................          66
Certain Federal Income Tax Consequences....................................................................          67
Federal Income Tax Consequences for REMIC Certificates.....................................................          67
  General..................................................................................................          67
  Status of REMIC Certificates.............................................................................          67
  Qualification as a REMIC.................................................................................          68
  Taxation of Regular Certificates.........................................................................          70
    GENERAL................................................................................................          70
    ORIGINAL ISSUE DISCOUNT................................................................................          70
    VARIABLE RATE REGULAR CERTIFICATES.....................................................................          72
    MARKET DISCOUNT........................................................................................          73
    PREMIUM................................................................................................          74
    SALE OR EXCHANGE OF REGULAR CERTIFICATES...............................................................          74
Taxation of Residual Certificates..........................................................................          74
    TAXATION OF REMIC INCOME...............................................................................          74
    BASIS AND LOSSES.......................................................................................          75
    TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE.................................................          76
      ORIGINAL ISSUE DISCOUNT..............................................................................          76
      MARKET DISCOUNT......................................................................................          76
      PREMIUM..............................................................................................          77
      LIMITATIONS OF OFFSET OR EXEMPTION OF REMIC INCOME...................................................          77
    TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES..........................................          78
    DISQUALIFIED ORGANIZATIONS.............................................................................          78
    NONECONOMIC RESIDUAL INTERESTS.........................................................................          79
    FOREIGN INVESTORS......................................................................................          80
      SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE...........................................................          80
    TAXES THAT MAY BE IMPOSED ON THE REMIC POOL............................................................          80
      PROHIBITED TRANSACTIONS..............................................................................          80
      CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY................................................          81
      NET INCOME FROM FORECLOSURE PROPERTY.................................................................          81
      LIQUIDATION OF THE REMIC POOL........................................................................          81
      ADMINISTRATIVE MATTERS...............................................................................          81
Limitations on Deduction of Certain Expenses...............................................................          81
Taxation of Certain Foreign Investors......................................................................          82
    REGULAR CERTIFICATES...................................................................................          82
    RESIDUAL CERTIFICATES..................................................................................          82
Backup Withholding.........................................................................................          83
Reporting Requirements.....................................................................................          83

                                                                                                                PAGE
                                                                                                                -----
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.....................          84
Standard Certificates......................................................................................          84
    GENERAL................................................................................................          84
    TAX STATUS.............................................................................................          84
    PREMIUM AND DISCOUNT...................................................................................          85
      PREMIUM..............................................................................................          85
      ORIGINAL ISSUE DISCOUNT..............................................................................          85
      MARKET DISCOUNT......................................................................................          86
      RECHARACTERIZATION OF SERVICING FEES.................................................................          86
    SALE OR EXCHANGE OF STANDARD CERTIFICATES..............................................................          87
Stripped Certificates......................................................................................          87
    GENERAL................................................................................................          87
    STATUS OF STRIPPED CERTIFICATES........................................................................          88
    TAXATION OF STRIPPED CERTIFICATES......................................................................          89
    ORIGINAL ISSUE DISCOUNT................................................................................          89
      SALE OR EXCHANGE OF STRIPPED CERTIFICATES............................................................          89
      PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES.............................................          90
      POSSIBLE ALTERNATIVE CHARATERIZATIONS................................................................          90
Reporting Requirements and Backup Withholding..............................................................          90
Taxation of Certain Foreign Investors......................................................................          90
ERISA Considerations.......................................................................................          91
General....................................................................................................          91
Certain Requirements Under ERISA...........................................................................          91
    GENERAL................................................................................................          91
    PARTIES IN INTEREST/DISQUALIFIED PERSONS...............................................................          91
    DELEGATION OF FIDUCIARY DUTY...........................................................................          92
Administrative Exemptions..................................................................................          92
    INDIVIDUAL ADMINISTRATIVE EXEMPTIONS...................................................................          92
Exempt Plans...............................................................................................          94
Unrelated Business Taxable Income--Residual Certificates...................................................          94
Legal Investment...........................................................................................          95
Plan of Distribution.......................................................................................          96
Legal Matters..............................................................................................          97
Rating.....................................................................................................          97
Index of Significant Definitions...........................................................................          98

                             SUMMARY OF PROSPECTUS

    THE  FOLLOWING IS  QUALIFIED IN  ITS ENTIRETY  BY REFERENCE  TO THE DETAILED
INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF CERTIFICATES CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN ELSEWHERE IN THIS PROSPECTUS.

Title of Securities...............  Mortgage Pass-Through Certificates (Issuable in Series).
Seller............................  The Prudential  Home Mortgage  Securities Company,  Inc.
                                    (the "Seller"), a direct, wholly-owned subsidiary of The
                                    Prudential  Home Mortgage Company,  Inc. ("PHMC"), which
                                    is a  direct,  wholly-owned  subsidiary  of  Residential
                                    Services  Corporation of America.  See "The Seller." The
                                    Seller  and   PHMC  are   each  indirect,   wholly-owned
                                    subsidiaries  of  The  Prudential  Insurance  Company of
                                    America ("Prudential Insurance").
Servicer..........................  PHMC (in such  capacity, the  "Servicer"). The  Servicer will  service the  Mortgage Loans  comprising each Trust
                                    Estate and administer  each Trust Estate  pursuant to  a
                                    Pooling  and Servicing  Agreement (each,  a "Pooling and
                                    Servicing Agreement").  See "Servicing  of the  Mortgage
                                    Loans."
The Trust Estates.................  Each  Trust Estate will consist  of the related Mortgage
                                    Loans (other than the  Fixed Retained Yield (as  defined
                                    herein),  if any) and certain other related property, as
                                    specified  in  the  applicable  Prospectus   Supplement.
                                    Unless  otherwise specified in the applicable Prospectus
                                    Supplement, the  Mortgage  Loans will  be  conventional,
                                    fixed  interest  rate,  monthly  pay,  fully-amortizing,
                                    level payment,  one-  to four-family  residential  first
                                    mortgage  loans.  If  so  specified  in  the  applicable
                                    Prospectus Supplement, a Trust Estate may include  fully
                                    amortizing,  adjustable  rate  Mortgage  Loans, Mortgage
                                    Loans secured  by condominium  units, townhouses,  units
                                    located  within  planned  unit  developments,  long-term
                                    leases with  respect to  any  of the  foregoing,  shares
                                    issued   by  cooperative  housing  corporations,  and/or
                                    Mortgage   Loans   which   are   subject   to   interest
                                    differential  subsidy agreements or buydown schedules or
                                    which provide for balloon payments of principal.
                                    The Mortgage Loans will have been acquired by the Seller
                                    from  its  affiliate  PHMC  or  another  affiliate.  The
                                    Mortgage Loans will have been originated by PHMC or will
                                    have  been  acquired by  PHMC  from other  mortgage loan
                                    originators, in each case for its own account or for the
                                    account of an affiliate. All of the Mortgage Loans  will
                                    have  been  underwritten to  PHMC's standards.  See "The
                                    Trust Estates."
                                    The particular characteristics or expected
                                    characteristics of each Trust  Estate will be set  forth
                                    in the applicable Prospectus Supplement.
Description of the Certificates...  Each  Series  will consist  of  one or  more  Classes of
                                    Certificates which  may  be (i)  Standard  Certificates,
                                    (ii) Stripped Certificates,

                                    or  (iii)  Multi-Class  Certificates.  Unless  otherwise
                                    specified in the  applicable Prospectus Supplement,  the
                                    Certificates  will be  offered only  in fully-registered
                                    form.
  A.  Standard Certificates.......  Standard Certificates of a  Series will each evidence  a fractional  undivided beneficial interest in the related
                                    Trust Estate and will entitle the holder thereof to  its
                                    proportionate share of a percentage of the principal and
                                    interest  payments (to the extent  of the applicable Net
                                    Mortgage Interest Rate) on the related Mortgage Loans.
  B.  Stripped Certificates.......  Stripped Certificates  will each  evidence a  fractional undivided  beneficial  interest  in  the  related  Trust
                                    Estate and  will  entitle  the  holder  thereof  to  its
                                    proportionate share of a specified portion (which may be
                                    zero)  of principal payments  and/or a specified portion
                                    (which may be zero) of interest payments (to the  extent
                                    of  the applicable  Net Mortgage  Interest Rate)  on the
                                    related Mortgage Loans.
  C.  Shifting Interest
  Certificates....................  Shifting Interest Certificates of a Series are  Standard
                                    or  Stripped Certificates, credit  enhancement for which
                                    is supplied by the adjustment  from time to time of  the
                                    relative  interests in  the Trust  Estate of  the Senior
                                    Certificates and the  Subordinated Certificates of  such
                                    Series.   See  "Description  of  the  Certificates--Dis-
                                    tributions  to  Percentage  Certificateholders--Shifting
                                    Interest Certificates" and "Credit
                                    Support--Subordination--Shifting Interest Certificates."
  D.  Multi-Class Certificates....  Each  Series of Multi-Class Certificates will consist of
                                    Certificates,  each  of  which  evidences  a  beneficial
                                    interest  in the  related Trust Estate  and entitles the
                                    holder thereof to interest  payments on the  outstanding
                                    Stated  Amount  thereof at  a fixed  rate (which  may be
                                    zero) specified  in, or  a variable  rate determined  as
                                    specified  in, the applicable Prospectus Supplement, and
                                    distributions  in  reduction   of  such  Stated   Amount
                                    determined in the manner and applied in the priority set
                                    forth  in  the  applicable  Prospectus  Supplement.  The
                                    aggregate Stated  Amount  of  a  Series  of  Multi-Class
                                    Certificates  may be  less than  the aggregate principal
                                    balance of the related Mortgage Loans.
Cut-Off Date......................  The  date   specified  in   the  applicable   Prospectus
                                    Supplement.
Distribution Dates................  Distributions  on  Standard  Certificates  and  Stripped
                                    Certificates will generally be made on the 25th day (or,
                                    if such  day is  not a  business day,  the business  day
                                    following  the 25th day) of  each month, commencing with
                                    the month following  the month in  which the  applicable
                                    Cut-Off  Date  occurs  (each,  a  "Distribution  Date").
                                    Distributions on Multi-Class  Certificates will be  made
                                    monthly,  quarterly,  or  semi-annually,  on  the  dates
                                    specified in the applicable Prospectus Supplement.

Record Dates......................  Distributions will be made on each Distribution Date  to
                                    Certificateholders of record at the close of business on
                                    (unless  a different date is specified in the applicable
                                    Prospectus Supplement)  the  last business  day  of  the
                                    month  preceding  the month  in which  such Distribution
                                    Date occurs (each, a "Record Date").
Interest..........................  With respect to a  Series of Certificates consisting  of
                                    Standard Certificates or Stripped Certificates, interest
                                    on   the  related  Mortgage   Loans  at  the  applicable
                                    pass-through rate  for  each  Class  and  Subclass  (the
                                    "Pass-Through  Rate"),  as set  forth in  the applicable
                                    Prospectus Supplement, will be passed through monthly to
                                    holders thereof, in accordance with the particular terms
                                    of  each  such   Certificate.  Holders  of   Multi-Class
                                    Certificates  will receive distributions  of interest on
                                    the Stated Amount of such Certificate, without regard to
                                    the  Net  Mortgage  Interest  Rate  on  the   underlying
                                    Mortgage  Loans. The Net Mortgage Interest Rate for each
                                    Mortgage Loan in a given period will equal the  mortgage
                                    interest  rate for such Mortgage Loan in such period, as
                                    specified in the  related mortgage  note (the  "Mortgage
                                    Interest  Rate"), less  the retained yield,  if any (the
                                    "Fixed Retained Yield"), and less an amount reserved for
                                    servicing the Mortgage  Loan and  administration of  the
                                    related  Trust  Estate and  related expenses  (the "Ser-
                                    vicing Fee").
Principal (Including
  Prepayments)....................  With respect  to a  Series of  Standard Certificates  or
                                    Stripped Certificates, unless otherwise specified in the
                                    applicable  Prospectus  Supplement,  principal  payments
                                    (including prepayments in full received on each  related
                                    Mortgage  Loan during  the month preceding  the month in
                                    which a Distribution Date occurs and partial prepayments
                                    received by the Servicer prior to the Determination Date
                                    preceding such Distribution Date) will be passed through
                                    to holders on such Distribution Date.
Distributions in Reduction of
  Stated Amount...................  With respect to  a Series  of Multi-Class  Certificates, distributions in reduction of Stated Amount will be made
                                    on  each Distribution Date to  the holders of each Class
                                    then entitled to  receive such  distributions until  the
                                    aggregate  amount of such distributions have reduced the
                                    Stated Amount  of each  such  Class of  Certificates  to
                                    zero.  Distributions in reduction  of Stated Amount will
                                    be allocated among the  Classes of such Certificates  in
                                    the   manner  specified  in  the  applicable  Prospectus
                                    Supplement. See "Description of the
                                    Certificates--Distributions to Multi-Class Cer-
                                    tificateholders."
Credit Enhancement................  A Series of Certificates may include one or more Classes of Senior  Certificates  and  one  or  more  Classes  of
                                    Subordinated  Certificates. The rights of the holders of
                                    Subordinated  Certificates  of   a  Series  to   receive
                                    distributions with respect to the related Mortgage Loans
                                    will  be subordinated to  such rights of  the holders of
                                    the Senior Certificates of the same Series to the extent
                                    (the "Subordinated Amount") specified in the  applicable
                                    Prospectus

                                    Supplement.  This subordination  is intended  to enhance
                                    the likelihood  of  the  timely receipt  by  the  Senior
                                    Certificateholders   of  their  proportionate  share  of
                                    scheduled monthly principal and interest payments on the
                                    related Mortgage  Loans  and  to  protect  them  against
                                    losses.   This  protection  will   be  effected  by  the
                                    preferential right of  the Senior Certificateholders  to
                                    receive  current distributions  on the  related Mortgage
                                    Loans and (if so specified in the applicable  Prospectus
                                    Supplement)  by the establishment of a reserve fund (the
                                    "Subordination  Reserve  Fund")  with  respect  to  each
                                    Series   of  Certificates  that   includes  a  Class  of
                                    Subordinated  Certificates.  Any  Subordination  Reserve
                                    Fund  may be  funded initially with  the Initial Deposit
                                    (as defined  herein)  in  an  amount  specified  in  the
                                    applicable Prospectus Supplement, and may be funded from
                                    time  to  time  from  payments  on  the  Mortgage  Loans
                                    otherwise distributable to the Subordinated
                                    Certificateholders in  the  manner  and  to  the  extent
                                    specified  in the applicable  Prospectus Supplement. The
                                    maintenance  of  any   Subordination  Reserve  Fund   is
                                    intended   to   provide   liquidity,   but   in  certain
                                    circumstances the  Subordination Reserve  Fund could  be
                                    depleted   and,   if   other   amounts   available   for
                                    distribution are insufficient, shortfalls in
                                    distributions to  the  Senior  Certificateholders  could
                                    result.  Until  the  Subordinated Amount  is  reduced to
                                    zero, Senior  Certificateholders  will  be  entitled  to
                                    receive  the amount of any such shortfall, together with
                                    interest at  the applicable  Pass-Through Rate,  on  the
                                    next   Distribution  Date   (as  defined   herein).  The
                                    Subordinated  Amount  is  intended  to  protect   Senior
                                    Certificateholders  against  losses; however,  if losses
                                    realized on the  Mortgage Loans  in a  Trust Estate  are
                                    exceptionally  high Senior  Certificateholders will bear
                                    their proportionate share of any losses realized on  the
                                    related  Mortgage  Loans  in  excess  of  the applicable
                                    Subordinated Amount.
                                    If so specified in the applicable Prospectus Supplement,
                                    the   protection   afforded   to   holders   of   Senior
                                    Certificates of a Series by the subordination of certain
                                    rights  of holders of  Subordinated Certificates of such
                                    Series to distributions  on the  related Mortgage  Loans
                                    may  be effected by  a method other  than that described
                                    above, such as, in the  event that the applicable  Trust
                                    Estate  (or a segregated pool  of assets therein) elects
                                    to be treated as a REMIC, the reallocation from time  to
                                    time, on the basis of distributions previously received,
                                    of  the  respective percentage  interests of  the Senior
                                    Certificates and  the Subordinated  Certificates in  the
                                    related   Trust   Estate.   See   "Description   of  the
                                    Certificates--Distributions to Percentage
                                    Certificateholders-- Shifting Interest Certificates."
                                    The Certificates  of  any Series,  or  any one  or  more
                                    Classes  thereof, may be  entitled to the  benefits of a
                                    guarantee, letter  of  credit, mortgage  pool  insurance
                                    policy  or other form of credit enhancement as specified
                                    in   the   applicable    Prospectus   Supplement.    See
                                    "Description of the Certificates" and "Credit Support."

Periodic Advances.................  In  the  event  of  delinquencies  in  payments  on  the
                                    Mortgage Loans, the Servicer will make advances of  cash
                                    ("Periodic  Advances")  to the  Certificate  Account (as
                                    defined  herein)  to  the   extent  that  the   Servicer
                                    determines  such Periodic Advances  would be recoverable
                                    from future  payments and  collections on  the  Mortgage
                                    Loans.  Any such Periodic  Advances will be reimbursable
                                    to the Servicer as described herein and in the  applica-
                                    ble   Prospectus  Supplement.  See   "Servicing  of  the
                                    Mortgage  Loans--Periodic   Advances   and   Limitations
                                    Thereon."
Optional Purchase of Mortgage
  Loans...........................  The  Seller may, at its option, repurchase any defaulted
                                    Mortgage  Loan.   See   "The   Trust   Estates--Mortgage
                                    Loans--Optional  Repurchases."  If so  specified  in the
                                    Prospectus Supplement with respect to a Series, all, but
                                    not less than all, of the Mortgage Loans in the  related
                                    Trust  Estate  and  any  property  acquired  in  respect
                                    thereof at the time, may  be purchased by the person  or
                                    persons  specified in such  Prospectus Supplement in the
                                    manner and  at the  price specified  in such  Prospectus
                                    Supplement.  In the  event that  an election  is made to
                                    treat the related Trust Estate (or a segregated pool  of
                                    assets  therein) as a  REMIC, any such  purchase will be
                                    effected only pursuant to a "qualified liquidation,"  as
                                    defined under Section 860F(a)(4)(A) of the Internal Rev-
                                    enue  Code of 1986, as amended (the "Code"). Exercise of
                                    the right of purchase  will effect the early  retirement
                                    of  the Certificates of that Series. See "Prepayment and
                                    Yield Considerations."
ERISA Limitations.................  A fiduciary of any employee benefit plan subject to  the fiduciary  responsibility  provisions  of  the  Employee
                                    Retirement Income  Security  Act  of  1974,  as  amended
                                    ("ERISA"),  including the "prohibited transaction" rules
                                    thereunder, and to the  corresponding provisions of  the
                                    Code,   should  carefully  review  with  its  own  legal
                                    advisors whether the purchase or holding of Certificates
                                    could give rise to a transaction prohibited or otherwise
                                    impermissible  under  ERISA  or  the  Code.  See  "ERISA
                                    Considerations."
Tax Status........................  The treatment of the Certificates for federal income tax purposes  will  be  determined (i)  by  whether  a REMIC
                                    election  is   made  with   respect  to   a  Series   of
                                    Certificates  and,  if  a  REMIC  election  is  made, by
                                    whether  the  Certificates  are  Regular  Interests   or
                                    Residual  Interests  and  (ii) by  whether,  if  a REMIC
                                    election is not  made, the Certificates  of such  Series
                                    are  Standard Certificates or Stripped Certificates. See
                                    "Certain Federal Income Tax Consequences."
Rating............................  It is  a  condition  to the  issuance  of  the  Stripped
                                    Certificates  and  the Multi-Class  Certificates  of any
                                    Series that they  be rated  in one of  the four  highest
                                    rating  categories by at least one nationally recognized
                                    statistical rating  organization  (a  "Rating  Agency").
                                    Standard  Certificates  may or  may  not be  rated  by a
                                    Rating Agency.

                               THE TRUST ESTATES

GENERAL

    The Trust Estate for each Series of Certificates will consist of Mortgage Loans evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable Prospectus Supplement:
(i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and (vi) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale,
(iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement, and (vi) such other assets as may be specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Estate will not include, however, the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield; Servicing Compensation and Payment of Expenses."

MORTGAGE LOANS

    The Mortgage Loans will have been acquired by the Seller from its affiliate PHMC or another affiliate. The Mortgage Loans will have been originated by PHMC for its own account or for the account of an affiliate or will have been acquired by PHMC for its own account or for the account of an affiliate from other mortgage loan originators. Each Mortgage Loan will have been underwritten to PHMC's standards. See "PHMC-- Mortgage Loan Production Sources" and "--Mortgage Loan Underwriting." The Prospectus Supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by PHMC for its own account or for the account of its affiliates and
(ii) purchased by PHMC for its own account or for the account of its affiliates from other mortgage loan originators through PHMC's mortgage loan purchase programs.

    Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in PHMC's discretion. The Mortgage Loans may be secured by leases on real property under circumstances that PHMC determines in its discretion are commonly acceptable to institutional mortgage investors. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property.

    The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates and Net Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest

Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the highest outstanding principal balance at origination of any such Mortgage Loan.

    The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

    Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Estate will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Mortgage Loans, each with a fixed rate of interest and level monthly payments over the term of the Mortgage Loan. If so specified in the applicable Prospectus Supplement, a Trust Estate may include fully amortizing, adjustable rate Mortgage Loans with Mortgage Interest Rates adjusted periodically, in the manner specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, no adjustable interest rate Mortgage Loan will be subject to a possibility of negative amortization. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates and adjustable rates on certain Mortgage Loans may be converted to fixed rates, in each case after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, in either such event, the Pooling and Servicing Agreement will require the Servicer to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Trust Estate may contain convertible Mortgage Loans which have converted prior to the formation of the Trust Estate and which are subject to no further conversions.

    Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have had at origination a Loan-to-Value Ratio in excess of 90%. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination, or (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a second home, an owner-occupied cooperative, a high rise condominium or a non-owner occupied property, the Loan-to-Value Ratio will not exceed 80%, and with respect to a Mortgage Loan which is made to refinance, for equity take out purposes, an existing mortgage loan on a non-owner occupied property, the Loan-to-Value Ratio will generally not exceed 75%. Mortgage Loans having a Loan-to-Value Ratio in excess of 80% will not be covered by primary mortgage insurance, except to the extent specified in the applicable Prospectus Supplement. See "PHMC--Mortgage Loan Underwriting."

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, recertification of value) of the related Mortgage Loans. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in PHMC's servicing portfolio. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "PHMC--Mortgage Loan Underwriting" and "Description of the Certificates-- Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

    Unless otherwise provided in the applicable Prospectus Supplement, all Mortgage Loans will be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC").

    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement, Subsidy Payments will be placed in a custodial account ("Subsidy Account") by the Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

    Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

    Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by PHMC in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "PHMC--Mortgage Loan Underwriting."

    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Fund") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

    If so specified in the applicable Prospectus Supplement, a Trust Estate may include Mortgage Loans which are amortized over 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). Unless otherwise specified in the applicable Prospectus Supplement, the borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event PHMC refinances a mortgagor's Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. A Trust Estate may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

  INSURANCE POLICIES

    The Pooling and Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). The Pooling and Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account.

    The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

    The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

    In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Pooling and Servicing Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Pooling and Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. PHMC does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

  ACQUISITION OF THE MORTGAGE LOANS FROM PHMC

    The Seller will have acquired the Mortgage Loans included in each Trust Estate from PHMC. In connection with the conveyance of the Mortgage Loans to the Seller, PHMC will (i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee; and (iii) agree to repurchase or substitute for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which is discovered at any time not to be in conformance with the representations and warranties PHMC has made to the Seller, if PHMC cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," and "--Representations and Warranties."

  ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

    At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans--Fixed

Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

    In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller, PHMC or the originator of such Mortgage Loan.

    The Trustee will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties contained in such Pooling and Servicing Agreement, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which a REMIC election will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee (or the custodian) and the Seller will deposit in the Certificate Account an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Net Mortgage Interest Rate to the next scheduled Due Date of the Mortgage Loan which is being substituted for (adjusted, in the case of a Series for which a REMIC election will be made, as set forth in the applicable Pooling and Servicing Agreement, to ensure that the Trustee will not recognize gain). In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the Scheduled Principal Balance (as defined herein) of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than one percent per annum greater than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, the repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties. Notwithstanding the above, if an election is made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC (see "Certain Federal Income Tax Consequences"), substitutions will be made only upon receipt by the Trustee of an opinion of counsel or other evidence satisfactory to the Trustee to the effect that such substitution will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a), otherwise subject the Trust Estate (or segregated pool of assets) to tax, cause any replacement mortgage not to constitute a "qualified replacement mortgage" within the meaning of Code Section 860G(a)(4), or cause the Trust Estate (or segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. See "The Trust Estates--Mortgage Loans" with respect to certain obligations of PHMC in connection with defective documentation and breaches of representations and warranties as to the Mortgage Loans.

    The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. The custodian will keep and review such documents as the Trustee's agent under a custodial agreement.

  REPRESENTATIONS AND WARRANTIES

    Unless otherwise provided in the applicable Pooling and Servicing Agreement for a Series, the Seller will represent and warrant to the Trustee, among other things, that as of the date of execution of the Pooling and Servicing Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

        (i) the information set forth in the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

        (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

        (iii) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances; and, if the Mortgaged Property is a condominium unit, any lien for common charges permitted by statute; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee with, any Mortgage establishes in the Seller a valid first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

        (iv) neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage in any material respect; satisfied, cancelled or subordinated the Mortgage or the related Mortgage
    Note in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in a document delivered by the Seller to the Trustee together with the related Mortgage;

        (v) all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and the Seller has not advanced funds or received any advance of funds by a party other than the mortgagor, directly or indirectly (except pursuant to any Buy-Down Loan or Subsidy Loan arrangement), for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

        (vi) to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

        (vii) the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

        (viii) except for Mortgage Loans secured by shares in cooperatives, the Mortgaged Property consists of a fee simple or leasehold estate in real property, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the applicable title insurance policy) and, to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

        (ix) the Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

        (x) to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (xi) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made;

        (xii) the Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor;

        (xiii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

        (xiv) the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except for escrow funds for exterior items which could not be completed due to weather; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the date of the Pooling and Servicing Agreement;

        (xv) the Mortgage Loan (except any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee and no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

        (xvi) the Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense;

        (xvii) to the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

        (xviii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

        (xix) each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

        (xx) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure;

        (xxi) to the best of the Seller's knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

        (xxii) each Mortgaged Property is located in the United States and consists of a one- to four-unit single family residential property which may include a detached home, townhouse, condominium unit, unit in a planned unit development or a leasehold interest with respect to any of the foregoing or, in the case of Mortgage Loans secured by shares of cooperatives, leases or occupancy agreements;

        (xxiii) no payment required under any Mortgage Loan is more than 30 days past due and no Mortgage Loan had more than one delinquency in the preceding 13 months; and

        (xxiv) with respect to each Buy-Down Loan, the funds deposited in the Buy-Down Fund, if any, will be sufficient, together with interest thereon at the rate customarily received by the Seller on such funds, compounded monthly, and adding the amounts required to be paid by the mortgagor, to make the scheduled payments stated in the Mortgage Note for the term of the buy-down agreement.

    No representations or warranties are made by the Seller as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage or with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of such hazardous wastes, hazardous substances or fraud will be borne solely by Certificateholders. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" below.

    See "The Trust Estates--Mortgage Loans" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

  OPTIONAL REPURCHASES

    The Seller may, at its option, repurchase any defaulted Mortgage Loan if, in the Seller's judgment, the related default is not likely to be cured by the borrower, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between the Seller, the Servicer, and the Trustee named in the applicable Prospectus Supplement. Each Pooling and Servicing Agreement will contain substantially the same terms and conditions, except for revisions of defined terms and certain provisions regarding distributions to Certificateholders, credit support and other similar matters. Illustrative forms of Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the forms of Pooling and Servicing Agreement filed as exhibits to the Registration Statement.

    Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class or Subclass of Certificates with respect to each REMIC that will be designated as "residual interests" within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein.

    The Seller may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "residual interest" thereof may be transferred without the receipt by the transferor of an affidavit signed by the transferee stating that the transferee is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof or a Book-Entry Nominee (as defined herein). See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates." In the event that an election is not made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no Subordinated Certificate may be transferred unless an appropriate ruling of the Internal
Revenue Service or opinion of counsel is obtained to the effect that the transfer will not result in the arrangement contemplated under the Pooling and Servicing Agreement being treated as an association taxable as a corporation under the Code.

    Unless  otherwise  specified  in   the  applicable  Prospectus   Supplement,
distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Servicer, or the Paying Agent acting on behalf of the Servicer, shall have been furnished with appropriate wiring instructions not less than three business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

    A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

PERCENTAGE CERTIFICATES

    Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Estate related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

    The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Estate related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

    In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificate and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

    The interest of a Class of Percentage Certificates representing an interest in a Trust Estate (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Estate may vary is referred to herein as a Series of "Shifting

Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" and "Credit
Support--Subordination--Shifting Interest Certificates."

MULTI-CLASS CERTIFICATES

    Each Series may include two or more Classes of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or on the value of an amount of future cash flows from the related Trust Estate, without distinction as to principal and interest received on the Mortgage Loans. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. Interest on the Classes of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Each Series of Multi-Class Certificates may include one or more Classes of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Class will be added to the Stated Amount thereof in the manner described therein.

DISTRIBUTIONS TO PERCENTAGE CERTIFICATEHOLDERS

  CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

    Except as otherwise specified in the applicable Prospectus Supplement, on or about the 17th day of each month in which a Distribution Date occurs (the "Determination Date"), the Servicer will determine the amount of the principal and interest payments on the Mortgage Loans which will be distributed to holders of each Class and Subclass of Percentage Certificates on the succeeding Distribution Date. Such amounts will be distributed, pro rata, to holders of a Class or Subclass of Percentage Certificates (other than Shifting Interest Certificates) except, in the case of Subordinated Certificateholders, for any amounts required to be paid to the holders of the related Senior Certificates or deposited in the related Subordination Reserve Fund, if any. If the Certificates of a Class include two or more Subclasses, the allocation of distributions of principal and interest among such Subclasses will be as specified in the related Prospectus Supplement.

    CALCULATION  OF  DISTRIBUTABLE AMOUNTS.    On each  Determination  Date, the
Servicer will calculate the "Distributable Amount" for the following Distribution Date for each Class of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the Distributable Amount for a Class of Senior Certificates (a "Senior Class") of a Series on a Distribution Date (the "Senior Class Distributable Amount") will be an amount equal to the sum of:

         (i) the aggregate  undivided interest,  expressed as  a percentage  and specified in the applicable Prospectus Supplement, evidenced by all Certificates of such Senior Class (the "Senior Class Principal Portion") of:

           (a) all scheduled payments of principal on each outstanding Mortgage Loan that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal"), and all partial principal prepayments received by the Servicer on or after the
       Determination Date in the month preceding the month in which the Distribution Date occurs (or after the Cut-Off Date, in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs ("Curtailments");

           (b) all principal prepayments in full received by the Servicer during the month preceding the month in which such Distribution Date occurs; and

           (c) the unpaid principal balance, less any amounts with respect thereto constituting Late Payments (as herein defined) attributable to principal, and less any unreimbursed Periodic Advances with respect thereto, of each Mortgage Loan which was repurchased by the Seller or purchased by the Servicer, as the case may be (as described in "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee", "--Optional Repurchases," and "The Pooling and Servicing Agreement--Termination; Purchase of Certificates"), and of each Mortgage Loan in respect of which property was acquired, liquidated or foreclosed, and with respect to which Liquidation Proceeds (as defined herein) were received, during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan was repurchased or purchased, as the case may be, or as of the date each such related property was acquired, liquidated or foreclosed, as the case may be; and

        (ii) interest at the applicable Pass-Through Rate from the second preceding Due Date to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, less scheduled amortization of principal thereon and any principal prepayments with respect thereto through the second preceding Due Date (the "Scheduled Principal Balance"), whether or not such interest was actually received by the Servicer; provided that interest attributable to the accrual of interest on any prepaid Mortgage Loan at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its prepayment in full through the last day of the month in which such prepayment in full occurred ("Prepayment Interest Shortfall") is included only to the extent that funds for such purposes are available out of the aggregate Servicing Fees; and

        (iii) the sum of (a) the portion that was included in the Senior Class Distributable Amount on a prior Distribution Date of the amount of each scheduled payment of principal and interest on a Mortgage Loan not paid by the mortgagor when due, net of any unreimbursed Periodic Advance with respect thereto that was included in the Distributable Amount of each Class on a prior Distribution Date but was not included in the Pool Distribution Amount until the current Distribution Date (such net amount, a "Late Payment"), less the aggregate amount, if any, received by the holders of such Senior Certificates on any prior Distribution Date or Dates with respect to such Late Payment from amounts otherwise distributable to the holders of Subordinated Certificates and from any credit enhancement available for the benefit of the Senior Certificateholders, and (b) interest on the amount set forth in clause (a) above at the Pass-Through Rate from the Distribution Date on which such Late Payment was first included in the Distributable Amount for such Senior Certificates to the current Distribution Date (the "Late Payment Period"); provided that the foregoing amount will be included in the Senior Class Distributable Amount on a Distribution Date only to the extent such amount is included in the Pool Distribution Amount with respect to such Distribution Date.

    Unless otherwise specified in the applicable Prospectus Supplement, the Distributable Amount for a Class of Subordinated Certificates of a Series on a Distribution Date (the "Subordinated Class Distributable Amount") will be an amount equal to the sum of:

         (i)  the aggregate  undivided interest,  expressed as  a percentage and
    specified  in  the  applicable  Prospectus  Supplement,  evidenced  by   all
    Subordinated Certificates (the "Subordinated Class Principal Portion") of:

           (a) all Scheduled Principal and all Curtailments;

           (b) all principal prepayments in full received by the Servicer during the month preceding the month in which such Distribution Date occurs; and

           (c) the unpaid principal balance, less any amounts with respect thereto constituting Late Payments attributable to principal, and less any unreimbursed Periodic Advances with respect thereto, of each Mortgage Loan which was repurchased by the Seller or purchased by the Servicer, and of each Mortgage Loan in respect of which property was acquired, liquidated or foreclosed, and with respect to which Liquidation Proceeds were received, during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan was repurchased or purchased, as the case may be, or as of the date each such related property was acquired, liquidated or foreclosed, as the case may be; and

        (ii) interest at the applicable Pass-Through Rate from the second preceding Due Date to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal Portion of the Scheduled Principal Balance of the Mortgage Loans as of the Determination Date preceding such Distribution Date, whether or not such interest was actually received with respect to the Mortgage Loans; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available from the aggregate Servicing Fees; and

        (iii) the sum of (a) each Late Payment that was included in the Subordinated Class Distributable Amount on a prior Distribution Date plus the aggregate amount, if any, received by the Senior Certificateholders on any prior Distribution Date or Dates with respect to such Late Payment from amounts otherwise available for distribution to the Subordinated Certificateholders on such prior Distribution Date or Dates, or from the Subordination Reserve Fund and not attributable to the Initial Deposit, and
    (b) interest on the amount set forth in clause (a) above at the Pass-Through Rate during the Late Payment Period; provided that the foregoing amount will be included in the Subordinated Class Distributable Amount on such
    Distribution Date only to the extent such amount is included in the Pool Distribution Amount with respect to such Distribution Date.

    DETERMINATION OF AMOUNTS TO BE DISTRIBUTED. Unless otherwise specified in the applicable Prospectus Supplement, funds available for distribution to Certificateholders of a Series of Percentage Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

        (a)  amounts  received  as  late  payments  of  principal  or   interest
    respecting which the Servicer previously has made one or more unreimbursed Periodic Advances;

        (b) unreimbursed Periodic Advances with respect to liquidated Mortgage Loans;

        (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, and (ii) the applicable Servicing Fee, as adjusted in respect of principal prepayments in full as described in "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" below;

        (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

        (e) all principal prepayments in full and all proceeds (including Liquidation Proceeds) of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs and all Curtailments received by the Servicer on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

        (f) that portion of Liquidation Proceeds which represents any unpaid Servicing Fee to which the Servicer is entitled and any unpaid Fixed Retained Yield;

        (g) if an election has been made to treat the applicable Trust Estate as a REMIC, any Net Foreclosure Profits with respect to such Distribution Date. "Net Foreclosure Profits" with respect to a Distribution Date will be the excess of (i) the portion of aggregate net Liquidation Proceeds which represents the amount by which aggregate profits on Liquidated Loans with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) aggregate realized losses on Liquidated Loans with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest at the Mortgage Interest Rate.

        (h) all amounts representing certain expenses reimbursable to the Servicer and other amounts permitted to be withdrawn by the Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

        (i) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain pursuant to the applicable Pooling and Servicing Agreement; and

        (j) reinvestment earnings on payments received in respect of the Mortgage Loans.

    The Servicer will calculate the portion of the Distributable Amount for each Class of the Series that is available to be paid out of the Pool Distribution Amount on such date. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will be the amount equal to the product of (a) the Pool
Distribution Amount for such date and (b) a fraction the numerator of which is the Distributable Amount for such Class on such date and the denominator of which is the sum of the Distributable Amounts for such Series on such date.

    On each Distribution Date for a Series of Percentage Certificates (other than Shifting Interest Certificates), the holders of the Senior Certificates of such Series will be entitled to receive the Senior Class Pro Rata Share of such Class on such Distribution Date. In addition, to the extent credit enhancement is available on such Distribution Date, the Senior Certificateholders will be entitled to receive the amount by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Senior Class Pro Rata Share on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). Such credit support includes: (a) amounts otherwise distributable to the Subordinated Certificateholders on such Distribution Date and amounts available for such purpose in the Subordination Reserve Fund as described below; (b)
amounts   held  in   the  Certificate   Account  for   future  distributions  to
Certificateholders; and (c) amounts available under any form of credit enhancement (other than subordination) which is specified in the applicable Prospectus Supplement. See "Credit Support" below. The manner in which any available credit support will be allocated among Subclasses of a Senior Class will be set forth in the applicable Prospectus Supplement. With respect to any Distribution Date, the "Senior Class Carryover Shortfall" means the excess, if any, of (a) the amount the Senior Certificateholders were entitled to receive on the prior Distribution Date less the amount the Senior Certificateholders received on such prior Distribution Date, together with interest thereon at the Pass-Through Rate of such Senior Class from such prior Distribution Date through the current Distribution Date, over (b) the portion of the amount specified in clause (a) constituting Late Payments, together with interest on such portion at the applicable Pass-Through Rate from such prior Distribution Date through the current Distribution Date, to the extent such Late Payments and interest thereon are included in the Pool Distribution Amount with respect to the current Distribution Date.

    With respect to a Series of Percentage Certificates (other than Shifting Interest Certificates) including a Class of Subordinated Certificates, once the Subordinated Amount is reduced to zero, any remaining Senior Class Shortfall with respect to a Class of Senior Certificates will cease to be payable from amounts otherwise distributable to the Subordinated Certificateholders and the amounts in the related Subordination Reserve Fund, if any, except that the portion of such Senior Class Shortfall which is attributable to the accrual of interest on the Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the applicable Pass-Through Rate, and the Senior Certificateholders shall continue to have a preferential right to be paid such amounts from distributions otherwise available to the Subordinated Certificateholders until such amount (including interest thereon at the applicable Pass-Through Rate) is paid in full. See "Credit Support--Subordination" below.

    The Subordinated Certificateholders will be entitled to receive on any Distribution Date an amount equal to the Subordinated Class Pro Rata Share less:
(a) any amounts required to be distributed to the Senior Certificateholders pursuant to the subordination of the rights of the Subordinated Certificateholders as described below; and (b) any amounts necessary to fund the Subordination Reserve Fund as described below. See "Credit Support--Subordination" below.

  SHIFTING INTEREST CERTIFICATES

    On each Distribution Date for a series of Shifting Interest Certificates, the Servicer will distribute on behalf of the Trustee or cause the Paying Agent to distribute, as the case may be, to the holders of record on the Record Date of a Class of Senior Certificates, to the extent of the Pool Distribution Amount with respect to such Distribution Date (as determined by the Servicer on the related Determination Date in the same manner as described above with respect to Percentage Certificates other than Shifting Interest Certificates) and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus
Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and (y) the sum of:

         (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount by which the aggregate Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement and/or (b) one month's interest at the applicable Net Mortgage Interest Rate on such Class's percentage, specified in the applicable Prospectus Supplement, of the Scheduled Principal Balance of each Special Hazard Mortgage Loan (as defined below) covered by clause
    (iv) below);

        (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on any prior Distribution Date was not made in full on such prior Distribution Date, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Class would have received on the prior Distribution Date if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Date (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Date with respect to the Unpaid Interest Shortfall;

        (iii) such Class's percentage, calculated as provided in the applicable Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan, on the Due Date occurring in the month in which the Distribution Date occurs, (b) all partial principal prepayments received by the Servicer in reduction of the unpaid principal of any Mortgage Loan on or after the Determination Date in the month preceding the month in which the Distribution Date occurs (or after the Cut-Off Date, in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs, and (c) except for Special Hazard Mortgage Loans covered by clause (iv) below, the Scheduled Principal Balance of each Mortgage Loan which, during such preceding month, (i) was the subject of a principal prepayment in full, (ii) became a liquidated Mortgage Loan, or (iii) was repurchased by the Seller or purchased by the person or persons specified in the applicable Prospectus Supplement pursuant to the Pooling and Servicing Agreement; and

        (iv) such Class's specified percentage of the net Liquidation Proceeds from any Mortgage Loan that became a Special Hazard Mortgage Loan during such preceding month (but only if the Special Hazard Termination Date (as defined below) has occurred);

provided that, if such Distribution Date falls on or after the Cross-Over Date (i.e., the date on which the amount of principal payments on the Mortgage Loans to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Class's outstanding principal balance as of such Distribution Date exceeds the Pool Scheduled Principal Balance as of such Distribution Date. The Pool Scheduled Principal Balance as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans in a Trust Estate that were outstanding on the first day of the month prior to the month in which such Distribution Date falls. The Pool Scheduled Principal Balance is determined after taking into account all Curtailments applied by the Servicer on such first day of the month prior to the month in which such Distribution Date falls. Under its current servicing practices, Curtailments received in any month are applied by the Servicer in reduction of the unpaid principal balance of the related Mortgage Loan as of the first day of such month.

    If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will also be entitled to receive, as its or their specified percentage(s) referred to in clauses (y)(iii)(b) and (y)(iii)(c)(i) above, all partial principal prepayments and all principal prepayments in full on the Mortgage Loans in the related Trust Estate under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest evidenced by the Subordinated Certificates in the related Trust Estate. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

    If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support--Subordination" below, the Senior Class Distribution Amount for each Class of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

    Amounts distributed to a Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Class (i.e., the amount calculated pursuant to clause (y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Class (i.e., the aggregate of the amounts calculated pursuant to clauses (y)(iii) and (y)(iv) of such paragraph).

    As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of a Class of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Class would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Class are entitled to receive on the next Distribution Date. Unless otherwise specified in the applicable Prospectus Supplement, the amount of any such interest shortfall so carried forward will not bear interest.

    If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due on a Class of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased. This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the Subordinated Certificates in future payments of principal on the related Mortgage Loans. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of all Classes of Senior Certificates on any Distribution Date (assuming that more than one Class or Subclass of Senior

Certificates of a Series has been issued), unless otherwise specified in the applicable Prospectus Supplement, the holders of each such Class or Subclass will share in the funds actually available in proportion to the respective amounts that each such Class or Subclass would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to each such Class or Subclass.

    Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Subordinated Certificates will be entitled to receive (in the amounts specified therein if there is more than one Class of Subordinated Certificates), out of funds available for distribution in the related Certificate Account on such date, all amounts remaining after deduction of the amounts required to be distributed to the holders of all Classes of Senior Certificates of the same Series.

EXAMPLE OF DISTRIBUTION TO PERCENTAGE CERTIFICATEHOLDERS

    The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Estate's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 17th of each month:

January 1(A)....................  Cut-Off Date.
January 2-January 31(B).........  The Servicer receives  any principal  prepayments in  full
                                  (including  prepayments due  to liquidation)  and interest thereon to date of prepayment.
January 31(C)...................  Record Date.
February 1-February 17(D).......  The Servicer receives scheduled payments of principal  and interest due on February 1.
February 17(E)..................  Determination Date.
February 25(F)..................  Distribution Date.

------------------------
(A) The initial unpaid principal balance of the Mortgage Loans in a Trust Estate would be the aggregate unpaid principal balance of the Mortgage Loans at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments, would not be part of the Trust Estate and would be remitted by the Servicer to the Seller when received.

(B) Principal prepayments in full received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. When a Mortgage Loan is prepaid in full or liquidated or an insurance claim with respect to a Mortgage Loan is settled, interest on the amount prepaid, liquidated or received in settlement is collected only from the last scheduled Due Date to the date of prepayment, liquidation or settlement. In addition, when a Mortgage Loan is prepaid in part and such payment is applied as of a date other than a Due Date, interest is charged on such payment only to the date applied. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed to Certificateholders on the related Distribution Date, the Servicer would make an additional payment to Certificateholders with respect to any Mortgage Loan that prepaid in full in January equal to the amount of interest on such Mortgage Loan at the Net Mortgage Interest Rate for such Mortgage Loan from the date of such prepayment in full through January 31.

(C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans due on February 1, and partial principal prepayments received by the Servicer in reduction of the unpaid principal balance of any Mortgage Loan prior to February 17, will be deposited in the Certificate Account as received by the Servicer and will be distributed to Certificateholders on the February 25 Distribution Date. Principal prepayments in full, liquidation proceeds and proceeds with respect to the repurchase or purchase of any of the Mortgage Loans, in each case received during this period, and partial principal prepayments received on or after

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

    Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

DISTRIBUTIONS TO MULTI-CLASS CERTIFICATEHOLDERS

    The following description of distributions to Multi-Class Certificateholders is one example of how such distributions may be determined. The Prospectus Supplement for a Series may provide for a different manner in which distributions to Multi-Class Certificateholders will be determined for such Series so long as such Multi-Class Certificates are rated upon issuance in one of the four highest rating categories by at least one Rating Agency.

    Except as otherwise set forth in the applicable Prospectus Supplement, distributions of interest and distributions in reduction of the Stated Amount of Multi-Class Certificates will be made from the Pool Distribution Amount (as determined by the Servicer on the related Determination Date in the same manner as described above with respect to Series of Percentage Certificates) on each Distribution Date for such Series to the holders of each Class then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Amount of each such Class of Certificates to zero. Distributions in reduction of Stated Amount will be allocated among the Classes of such Certificates in the manner specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, such Series may include Classes designed to receive principal payments using a predetermined schedule such as planned amortization class certificates and targeted amortization class certificates and Classes that receive principal payments only if other designated Classes receive their scheduled payments. Unless otherwise specified in the applicable Prospectus Supplement, all distributions in reduction of the Stated Amount of a Class of Multi-Class Certificates will be made pro rata among the Certificates of such Class.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are

--------------------------------------------------------------------------------
(FOOTNOTES CONTINUED FROM PRECEDING PAGE)
    February 17, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date.

(E) As of the close of business on February 17, the Servicer will determine the amounts of Periodic Advances and the amounts of principal and interest which will be distributed to the Certificateholders, including scheduled payments due on or before February 1 which have been received on or before February 17, partial principal prepayments received by the Servicer in reduction of the unpaid principal balance of any Mortgage Loan prior to February 17 and principal prepayments in full, liquidation proceeds, and proceeds with respect to the repurchase or purchase of any of the Mortgage Loans, received during the period commencing January 2 and ending on January 31. With respect to each Series of Percentage Certificates, other than Shifting Interest Certificates, the Servicer will calculate the Distributable Amount and the Pro Rata Share for each Class, and the amount otherwise distributable to the Subordinated Class, together with amounts, if any, in the Subordination Reserve Fund, will be available, to the extent of the Subordinated Amount, to increase the amount distributable to the Senior Class or Classes up to the Senior Class Shortfall in respect of such Classes. With respect to each Series of Shifting Interest Certificates, the Servicer will calculate the Senior Class Distribution Amount for each Senior Class and will determine the percentage interests of each Senior Class to be used in connection with calculating Senior Class Distribution Amounts with respect to the March 25 Distribution Date. If applicable, the Servicer will calculate the amounts payable in respect of any other form of credit enhancement.

(F) Unless otherwise so specified in the related Prospectus Supplement, the Servicer or the Paying Agent will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans included in the Trust Estate for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans included in the Trust Estate for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

    Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans (net of the Fixed Retained Yield, if any, and the applicable Servicing Fee with respect to such Mortgage Loans) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Seller in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series, over (b) the sum of (i) all interest distributed on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Series with respect to such Distribution Date, (iii) if applicable to such Series, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date for such Series (or since the Closing Date in the case of the first Distribution Date for such Series), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Estate payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Servicer, and any amount required to be deposited into any reserve fund from funds allocable to the Multi-Class Certificates in the Certificate Account. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

  VALUATION OF MORTGAGE LOANS

    If specified in the Prospectus Supplement relating to a series of Multi-Class Certificates, for purposes of establishing the principal amount of Mortgage Loans that will be included in a Trust Estate for such Series, each Mortgage Loan to be included in such Trust Estate will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan in the Trust Estate for a Series is the Stated Amount of Multi-Class Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans, can be supported by the scheduled payments of principal and interest on such Mortgage Loans (net of the Fixed Retained Yield on such Mortgage Loans, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan included in the Trust Estate, future distributions on such Mortgage Loan will be determined based on scheduled payments on such Mortgage Loan. Any similar Mortgage Loans may be aggregated into one or more groups (each, a "Pool Value Group"), each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans in the Pool Value Group constituted a single mortgage loan having the highest mortgage rate and the longest maturity of any such mortgage loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the Mortgage Interest Rates borne thereby and the Interest Rates of the Multi-Class Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or the Pool Value Groups for such Series. In any event, on each Distribution Date, after making the distributions in reduction of Stated Amount on such Distribution Date, the aggregate of the Pool Values of all Mortgage Loans and all the Pool Value Groups included in the Trust Estate for a Series of Certificates will be at least equal to the aggregate Stated Amount of the Multi-Class Certificates of such Series.

    The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the Rating Agency or Rating Agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Rating Agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

  SPECIAL DISTRIBUTIONS

    To the extent specified in the Prospectus Supplement relating to a Series of Multi-Class Certificates which have other than monthly Distribution Dates, any such Classes having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans in the related Trust Estate and/or reinvestment yields then available, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

    To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series of Multi-Class Certificates may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

  LAST SCHEDULED DISTRIBUTION DATE

    The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans in the Trust Estate for such Series, the actual last Distribution Date for any such Class could occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans included in any Trust Estate, the last Distribution Date for any such Class could occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans in the Trust Estate for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans. See "Prepayment and Yield Considerations" below.

                                 CREDIT SUPPORT

SUBORDINATION

  CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

    If so specified in the Prospectus Supplement relating to a Series of Certificates, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. Aggregate Losses as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies ("Payment Deficiencies") in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Estate during such period in respect of the Mortgage Loans giving rise to such previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans).

    The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans that would otherwise have been distributable to the Subordinated Certificateholders and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Subordination Reserve Fund will not be a part of the Trust Estate. The Subordination Reserve Fund may be funded initially with an initial deposit by the Seller (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, and unless otherwise specified in the applicable Prospectus Supplement, the Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans in the related Trust Estate and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the

Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced.

    In no event will the Specified Subordination Reserve Fund Balance for a Series ever be required to exceed the Subordinated Amount. In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

    After   the   Subordinated   Amount   is  reduced   to   zero,   the  Senior
Certificateholders  of  a  Series  will,  unless  otherwise  specified  in   the
applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Estate in excess of the Subordinated Amount.

    Amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below.

    If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the
Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

    Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit for such Series, and thereafter against such Initial Deposit.

    Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

    Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual Certificates, in the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

    Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

    Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are later entitled.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Subordination Reserve Fund may be funded in any other manner acceptable to the Rating Agency and consistent with an election, if any, to treat the Trust Estate (or a segregated pool of assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

  SHIFTING INTEREST CERTIFICATES

    If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest Certificates to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of Senior Certificates of a Series of Shifting Interest Certificates by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates.

    Losses realized on liquidated Mortgage Loans (other than certain liquidated Mortgage Loans that are Special Hazard Mortgage Loans as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled. Prior to the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans will be entitled to receive, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date in respect of each Mortgage Loan that became a liquidated Mortgage Loan in the preceding month (subject to the additional limitation described below applicable to liquidated Mortgage Loans that are Special Hazard Mortgage Loans), their respective shares of the Scheduled Principal Balance of each such liquidated Mortgage Loan, together with interest accrued at the applicable Net Mortgage Interest Rate, irrespective of whether net Liquidation Proceeds realized thereon are sufficient to cover such amount. For a description of the full Senior Class Distribution Amount payable to holders of Senior Certificates of each Series, see "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates."

    On each Distribution Date occurring on or after the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of the net Liquidation Proceeds actually realized in respect of the applicable liquidated Mortgage Loans after reimbursement to the Servicer of any previously unreimbursed Periodic Advances made in respect of such liquidated Mortgage Loans. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates."

    In the event that a Mortgage Loan becomes a liquidated Mortgage Loan as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein (a "Special Hazard Mortgage Loan"), the holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans will be entitled to receive in respect of each Mortgage Loan which became a Special Hazard Mortgage Loan in the preceding month, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date prior to the Special Hazard Termination Date, their respective shares of the Scheduled Principal Balance of such Mortgage Loan, together with interest accrued at the applicable Net Mortgage Interest Rate, rather than their respective shares of net Liquidation Proceeds actually realized. The Special Hazard Termination Date for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other liquidated Mortgage Loans as well as Special Hazard Mortgage Loans), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans to a lesser extent than they will bear losses on other liquidated Mortgage Loans. Once the Special Hazard Termination Date has occurred, holders of Senior Certificates of each Class entitled to payments of principal will be entitled to receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of net Liquidation Proceeds realized on Special Hazard Mortgage Loans (less the total amount of delinquent installments in respect of each such Special Hazard Mortgage Loan that were previously the subject of distributions to the holders of Senior Certificates paid out of amounts otherwise distributable to the holders of the Subordinated Certificates of such Series). The outstanding principal balance of each such Class will, however, be reduced by such Class's specified percentage of the Scheduled Principal Balance of each such Special Hazard Mortgage Loan. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates."

    If the cumulative net losses on all Mortgage Loans in a Trust Estate that have become Special Hazard Mortgage Loans in the months prior to the month in which a Distribution Date occurs would exceed the Special Hazard Loss Amount for a Series of Certificates, that portion of the Senior Class Distribution Amount as of such Distribution Date for each Class of Senior Certificates of such Series entitled to a percentage of principal payments on the Mortgage Loans in the related Trust Estate attributable to Mortgage Loans which became Special Hazard Mortgage Loans in the month preceding the month of such Distribution Date will be calculated not on the basis of the Scheduled Principal Balances of such Special Hazard Mortgage Loans but rather will be computed as an amount equal to the sum of (i) the excess of the Special Hazard Loss Amount over the cumulative net losses on all Mortgage Loans that became Special Hazard Mortgage Loans in the months prior to the month of such Distribution Date and (ii) the excess of
(a) the product of the percentage of principal payments to which such Class is entitled multiplied by the aggregate net Liquidation Proceeds of the Mortgage Loans which became Special Hazard Mortgage Loans in the month preceding the month of such Distribution Date over (b) the total amount of delinquent installments in respect of such Special Hazard Mortgage Loans that were previously the subject of distributions to such Class paid out of amounts otherwise distributable to the holders of the related Subordinated Certificates.

    Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

    The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

OTHER CREDIT ENHANCEMENT

    In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

  LIMITED GUARANTEE

    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

  LETTER OF CREDIT

    Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

  POOL INSURANCE POLICIES

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  SPECIAL HAZARD INSURANCE POLICIES

    If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  MORTGAGOR BANKRUPTCY BOND

    If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

PASS-THROUGH RATES AND INTEREST RATES

    Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

    The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The Prospectus Supplement for a Series will also specify the initial weighted average Pass-Through Rate or Interest Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

    The Net Mortgage Interest Rate for any adjustable rate Mortgage Loan will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans bearing different Mortgage Interest Rates. See "Prepayment and Yield Considerations."

SCHEDULED DELAYS IN DISTRIBUTIONS

    At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. With respect to Standard Certificates or Stripped Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement). To the extent set forth in the related Prospectus Supplement, Multi-Class Certificates may provide for distributions of interest accrued during periods ending prior to the related Distribution Date. In any such event, the nature of such scheduled delays in distribution and the impact on the yield of such Multi-Class Certificates will be set forth in the related Prospectus Supplement.

EFFECT OF PRINCIPAL PREPAYMENTS

    When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in part, an interest shortfall may result depending on the timing of the receipt of the partial prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling and Servicing Agreement relating to a Series will provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment in full of any Mortgage Loan underlying the Certificates of such Series, the Servicer will pay into the Certificate Account for such Series to the extent funds are available for such purpose from the aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which the Servicer is entitled to receive relating to mortgagor payments or other recoveries distributed to Certificateholders on the related Distribution Date, the amount, if any, of interest at the Net Mortgage Interest Rate for such Mortgage Loan for the period from the date of such prepayment in full to and including the end of the month in which such prepayment in full occurs. Unless otherwise specified in the applicable
Prospectus Supplement, no comparable offset against the Servicing Fee will be provided with respect to partial prepayments or liquidations of any Mortgage Loans and any interest shortfall arising from partial prepayments or from liquidations either will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

    A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Stripped Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Stripped Certificates will be included in the applicable Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

    The Mortgage Loans may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will provide for a prepayment penalty. Unless otherwise specified in the applicable Prospectus Supplement, all fixed rate Mortgage Loans will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and all adjustable-rate Mortgage Loans will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

    Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Stripped Certificates may, and the Prospectus Supplement for each Series of Multi-Class Certificates will, describe one or more such prepayment standards or models and contain tables setting forth the projected yields to maturity on each Class or Subclass of Certificates of a Series of Stripped Certificates or, with respect to a Series of Multi-Class Certificates, the weighted average life of each Class and the percentage of the original aggregate Stated Amount of each Class that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

    There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgages, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer in good faith determines may be restricted by law or that would impair or threaten to impair any recovery under any related insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--'Due-On-Sale' Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    At the request of the mortgagor, the Servicer may allow the refinancing of a Mortgage Loan in any Trust Estate by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard PHMC may, from time to time, implement programs designed to encourage refinancing through PHMC, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. The Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

    The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any delinquent Mortgage Loan. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of the Mortgage Loans to the Trustee" and"--Optional Repurchases." In addition, if so specified in the applicable Prospectus Supplement, the Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code
Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans."

                                   THE SELLER

    The Prudential Home Mortgage Securities Company, Inc. (the "Seller"), a direct, wholly-owned subsidiary of The Prudential Home Mortgage Company, Inc. ("PHMC") and an indirect, wholly-owned subsidiary of Residential Services Corporation of America and The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential Insurance"), is the successor in interest to The Prudential Home Mortgage Securities Company, a limited purpose general partnership formed pursuant to the Partnership Law of the State of New York on December 30, 1987 ("PHMSCo."). The Seller was incorporated in the State of Delaware on August 21, 1985 under the name Dryden Guaranty Corporation, but did not actively engage in business prior to December 28, 1988. On July 18, 1988, the Certificate of Incorporation of the Seller was amended to, among other things, change the name of Dryden Guaranty Corporation to The Prudential Home Mortgage Securities Company, Inc. and to limit the purposes for which the Seller exists and, on December 28, 1988, the Seller acquired all of the assets and assumed all of the liabilities of PHMSCo., including but not limited to all of PHMSCo.'s rights and obligations under the Pooling and Servicing Agreements relating to series of mortgage pass-through certificates previously sold by it.

    The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

    The Seller maintains its principal office at 7470 New Technology Way, Frederick, Maryland 21701. Its telephone number is (301) 846-8199.

    At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from PHMC or another affiliate. The Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the failure of certain representations and warranties made by the Seller. See "The Trust Estates-- Assignment of Mortgage Loans to the Trustee."

                                      PHMC

GENERAL

    PHMC is the successor in interest to The Prudential Home Mortgage Company, a joint venture which was formed under the laws of the State of New York on November 7, 1984 ("PHMCo."). Immediately prior to November 1987, the partners of PHMCo., each of which owned a 50% interest in the joint venture, were The Prudential Mortgage Capital Company, Inc., a New Jersey corporation and an indirect, wholly owned subsidiary of Prudential Insurance ("PMCC") and TR Venture Corporation ("TRVC"), a Delaware corporation indirectly, wholly owned by Salomon Inc and affiliated with Salomon Brothers Inc. During November 1987, PMCC transferred a 0.1% interest in PHMCo. to its affiliate, PIC Realty Corporation, and, immediately thereafter, the interest of TRVC in PHMCo. was retired. As a consequence thereof, PHMCo. became indirectly, wholly owned by Prudential Insurance, which, in turn, also indirectly, wholly owns the Seller.

    PHMC was incorporated in the State of New Jersey on September 18, 1978 under the name Newark Rehabilitation, Inc., but did not actively engage in business prior to October 31, 1988. On March 3, 1988, Newark Rehabilitation, Inc. changed its name to The Prudential Home Mortgage Company, Inc., and, on October 31, 1988, PHMC acquired all of the assets and assumed all of the liabilities of PHMCo. As used herein and in each Prospectus Supplement, references to PHMC that relate to activities occurring prior to October 31, 1988 are to PHMCo. From October 31, 1988 to December 19, 1989, PHMC was a direct, wholly owned subsidiary of PMCC. On December 19, 1989, all of the common stock of PHMC was transferred to, and PHMC became a direct, wholly owned subsidiary of, Residential Services Corporation of America, a direct, wholly owned subsidiary of Prudential Insurance.

    PHMC is engaged principally in the business of originating and purchasing, for its own account and for the account of its affiliates, residential mortgage loans secured by one- to four-family homes located throughout the United States and made in order to purchase those homes or to refinance prior loans secured by such homes. PHMC also processes loans for other originators. See "--Mortgage Origination Processing" below. The executive offices of PHMC are located at 8000 Maryland Avenue, Suite 1400, Clayton, Missouri 63105, and its telephone number is (314) 726-3900.

    PHMC is an affiliate of Lender's Service, Inc., a Delaware corporation ("LSI"), formerly known as Lender's Service Acquisition Corporation, which is a wholly owned subsidiary of Residential Services Corporation of America and an indirect wholly owned subsidiary of Prudential Insurance, and which is the successor in interest to Lender's Service, Inc., a Pennsylvania corporation. LSI maintains a relationship with a nationwide network of appraisers; these appraisers perform work for LSI on an independent-contractor basis. Appraisals, review appraisals and recertifications obtained in connection with mortgage loans originated or acquired by PHMC may be obtained through LSI. See
"--Mortgage Loan Underwriting" below. LSI may also act as a title insurance agent for various title insurance companies, and as a vendor of credit reports for UCB Services, a national mortgage reporting company, with respect to mortgage loans, including the Mortgage Loans. PHMC is also an affiliate of Prudential Property and Casualty Insurance Company, a wholly owned, indirect subsidiary of Prudential Insurance, which offers casualty insurance for residential properties, which may include the Mortgaged Properties. PHMC is an affiliate of The Prudential Bank and Trust Company, a Georgia bank, for which PHMC processes applications for home equity loans secured by residential properties, which may include the Mortgaged Properties. PHMC is also an affiliate of The Prudential Real Estate Affiliates, Inc., which may, directly or through real estate brokers, refer loan originations to PHMC. PHMC is also an affiliate of The Prudential Savings Bank, a savings and loan association, which may offer services to the mortgagors of the Mortgage Loans. PHMC is also an affiliate of Prudential Residential Services Limited Partnership and The Prudential Real Estate Affiliates, Inc. (collectively, "PRR"). PRR primarily offers relocation services to corporate employees and residential brokerage services to the public. PRR may, directly or through real estate brokers, refer loan originations to PHMC. PHMC is also an affiliate of a number of other insurance providers (including providers of life, health, disability, automobile and personal catastrophe insurance) and financial services providers (including providers of annuities, mutual funds, retirement accounts, financial planning services, credit cards, securities and commodities brokerage and asset management), all of which may offer services to the mortgagors of the Mortgage Loans.

    PHMC conducts its mortgage loan processing through centralized production offices located in Costa Mesa, California, Frederick, Maryland and Minneapolis, Minnesota. At these locations, PHMC receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. In addition, PHMC maintains marketing offices in major metropolitan centers in the United States. While the manner in which it conducts its business does not generally entail face-to-face interactions with borrowers, PHMC has varying degrees of direct contact with borrowers under the mortgage origination and acquisition programs described below. Since PHMC takes a more active role in loan processing in connection with those programs that involve the referral of applicants, rather than the purchase of completed loan packages, borrower contact tends to be more frequent where PHMC functions as the originator of the mortgage loans.

    On May 31, 1991, PHMC acquired certain assets and operations of A Mortgage Company, formerly America's Mortgage Company ("AMC"), located in Springfield, Illinois. AMC's business consisted primarily of the origination and acquisition of mortgage loans insured or guaranteed by the Federal Housing Administration and the United States Department of Veterans Affairs ("FHA/VA loans"), the issuance and sale of securities guaranteed by the Government National Mortgage Association ("GNMA"), which securities were backed by pools of FHA/VA loans, and the servicing of such mortgage loans. These activities are now being conducted by PHMC from the Springfield, Illinois location. The description of PHMC's activities elsewhere in this Prospectus relate to conventional rather than to FHA/VA loans, since the Mortgage Loans to be included in the Trust Estate for any Series of Certificates will be comprised exclusively of conventional loans.

MORTGAGE LOAN PRODUCTION SOURCES

    Unless otherwise specified in the applicable Prospectus Supplement, PHMC's primary sources of mortgage loans are (i) selected corporate clients, (ii) mortgage brokers and similar entities, and (iii) other originators. The first two categories involve the origination of mortgage loans by PHMC through the referral of applicants to PHMC by the respective sources; the third category involves the acquisition by PHMC of qualifying mortgage loans presented to PHMC by such third parties. The relative contribution of each of these sources to PHMC's business, measured by the volume of loans generated, tends to fluctuate over time.

    Mortgage loans generated through contacts with corporate clients or with mortgage brokers and similar entities typically involve the referral of a loan applicant to PHMC; the gathering of credit-related and property-specific information by PHMC; and the decision by PHMC, based on its analysis of such information, as to the suitability of its making the loan. It is characteristic of PHMC's practice with respect to loans generated as a result of referrals from these two sources that PHMC, itself, orders appraisals (most frequently, the original appraisals, but in some cases, review appraisals) and credit reports. The level of involvement by PHMC in other aspects of the processing of these loans varies considerably; whereas, PHMC typically assists the borrower referred by corporate clients through the application stage, PHMC tends to have limited contact with those borrowers whose applications are processed on PHMC's behalf by certain mortgage brokers or similar entities, as discussed below. Taken as a whole, however, PHMC's processing role in connection with loans generated either as a result of referrals from corporate clients or from mortgage brokers and similar entities generally exceeds the more limited processing role associated with loans acquired from PHMC's third production source, other originators. It is PHMC's practice to review the loan file submitted to it by the other originator; order a new credit report; under certain limited circumstances, order a review appraisal; and, on the basis of its analysis of both the data that it has received and the data that it has gathered, determine whether to accept or reject the loan. For each loan purchased by PHMC, the seller, or the other originator that previously sold the loan to PHMC's seller, will have taken the borrower's loan application, obtained the initial credit reports, ordered the original appraisal and provided all necessary documentation and disclosure relating to compliance with federal, state or local law applicable to mortgage loan origination and servicing.

    A majority of PHMC's corporate clients are companies that sponsor relocation programs for their employees and in connection with which PHMC provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although all Subsidy Loans are generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. (Not all relocation loans are generated by PHMC through referrals from its corporate clients: some relocation loans are generated as a result of referrals from mortgage brokers and similar entities; others are generated through PHMC's acquisition of mortgage loans from other originators.) Also among PHMC's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of PHMC mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

    Mortgage brokers, realtors (including affiliates of Prudential Insurance), mortgage bankers, commercial bankers, developers, and builders also refer loan applicants to PHMC. Although the extent to which mortgage brokers or similar entities will assist borrowers in the application process varies considerably, PHMC's role in the processing of loans originated under this program typically involves the ordering of credit reports, as well as the ordering of the property appraisal. PHMC may, however, permit certain mortgage brokers and similar entities to make an initial determination as to compliance of mortgage loans with PHMC's underwriting guidelines. Under such circumstances, the applicable third parties take the loan applications, obtain the borrowers' credit reports and order the property appraisals from qualified appraisers. In advance of reaching a financing decision with respect to such loans, PHMC will typically order both review appraisals and additional credit reports.

    In order to qualify for participation in PHMC's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to PHMC for consistency with PHMC's underwriting guidelines and (v) utilize the services of qualified appraisers. The contractual arrangements with eligible originators may involve the commitment by PHMC to accept delivery of a certain dollar amount of mortgage loans over a period of time; this commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the other originator. In all instances, however, acceptance by PHMC is contingent upon the loans being found to satisfy PHMC's program standards. PHMC may also acquire portfolios of seasoned loans in negotiated transactions.

MORTGAGE LOAN UNDERWRITING

    In determining whether to lend to a particular mortgage borrower or to purchase a mortgage loan, PHMC makes an assessment of the applicant's ability to repay the loan, as well as an assessment of the value of the property to which the financing relates. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. PHMC's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

    PHMC's underwriting of a mortgage loan may be based on data obtained by parties other than PHMC that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when third-party lenders, certain mortgage brokers or similar entities that have been approved by PHMC to process loans on its behalf, or independent contractors hired by PHMC to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with PHMC underwriting guidelines. In such instances, certain information may, but need not necessarily, be resolicited by PHMC in connection with its approval process. For example, in connection with a mortgage loan that is presented to PHMC by another originator for purchase, PHMC will typically order a second credit report, but it will only order a review appraisal under certain limited circumstances, in advance of reaching a purchase decision. However, in connection with mortgage loans that are processed on PHMC's behalf by certain mortgage brokers or similar entities, PHMC will customarily order both a second credit report and a review appraisal. When contract underwriters are used, PHMC will generally not order any supplemental documentation but will review the information collected by these providers, who are trained by PHMC personnel in PHMC's underwriting practices and are required to review all loans in accordance with PHMC's underwriting guidelines. In all cases, PHMC makes the final determination to approve or deny the funding or purchase of a particular mortgage loan.

    The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The type of credit report that PHMC obtains, and that it authorizes parties referring loans to it to obtain, is a computer-generated report that electronically merges the information gathered from the data bases of two major consumer credit repositories (these repositories produce what are commonly referred to as "in-file" credit reports). In connection with its underwriting procedure, PHMC will, with the single exception of the use of contract underwriters, itself order a credit report of the type described, whether or not a report has previously been ordered with respect to an applicant for whom another party has processed or approved of the loan. Certain of the credit reports that PHMC obtains may be purchased through a credit reporting service with which LSI has a contractual relationship.

    Verifications of  employment, income,  assets or  mortgages may  be used  to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by PHMC, but PHMC's practice is to obtain verification of employment for every loan applicant. Waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Such waivers or reduced-documentation options are, in general, available for owner-occupied properties where the ratio of the loan amount to the property value does not exceed 80%. The interest rate may be higher with respect to a loan which has been processed according to a reduced documentation program than a loan which has been processed under a full documentation program. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan and the ratio of the loan amount to the property value. The least restrictive reduced-documentation programs apply to the applicant for a relocation loan and to the borrower whose loan amount does not exceed $600,000 and whose Loan-to-Value Ratio is not in excess of 75%. PHMC accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and W-2. In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

    All borrowers applying for relocation loans with Loan-to-Value Ratios less than or equal to 90%, as well as borrowers affiliated with professional associations applying for loans with Loan-to-Value Ratios less than or equal to 80%, and all other borrowers applying for non-relocation mortgage loans with respect to which the Loan-to-Value Ratios are less than or equal to 75%, generally must demonstrate that the ratio of their total monthly housing debt to their monthly gross income does not exceed 33%, and that the ratio of their total monthly debt to their monthly gross income does not exceed 38%; borrowers affiliated with professional associations applying for non-relocation mortgage loans with Loan-to-Value Ratios in excess of 80%, and all other borrowers applying for non-relocation mortgage loans with Loan-to-Value Ratios in excess of 75%, generally must satisfy 28% and 36% ratios, respectively. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of the foregoing ratios is the initial mortgage interest rate, which is generally lower than the sum of the index that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the foregoing ratios are determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate approximately 2.50% lower than the Mortgage Interest Rate. See "The Trust Estates--Mortgage Loans." These ratios may be exceeded if, in PHMC's judgment, certain compensating factors are identified and proved to its satisfaction, including a large downpayment, a large equity position on a refinance, an excellent credit history, substantial liquid net worth, the potential of the borrower for continued employment advancement or income growth, or the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratios described above, and the combined amount of primary and secondary loans will be used to calculate the Loan-to-Value Ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which PHMC defines as a property leased to a third party by its owner (as distinct from a "second home," which PHMC defines as an owner-occupied, non-rental property that is not the owner's principal residence), PHMC will permit projected rental income from such property to be included in the applicant's monthly gross income if necessary to satisfy the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

    Property value is established in connection with the origination of any mortgage loan (whether the loan is originated for purchase or refinancing purposes) by means of an appraisal, which is typically ordered by the party originating the related mortgage loan. Consistent with this practice, the appraisals with respect to the loans generated through corporate contacts or through referrals from mortgage brokers or other similar entities (other than those certain mortgage brokers or similar entities that process mortgage loans on PHMC's behalf) are generally ordered by PHMC, while the appraisals with respect to the loans sold to PHMC by third-party lenders are ordered by those other originators. PHMC may, however, at it discretion, order a review appraisal with respect to any loan generated by a third-party lender; in addition, PHMC typically orders review appraisals with respect to loans that certain mortgage brokers or similar entities process on its behalf. A review appraisal, like the original appraisal, involves the making of a site visit, the taking of photographs, and the gathering of data on comparable properties. Unlike original appraisals, however, review appraisals do not include an inspection of the interior of the house. A review appraisal is generally used to validate the decision made based upon the original appraisal. If the variance between the original and the review appraisal is significant, an explanation will be sought and the underwriting decision may be reevaluated. In certain instances, which most frequently involve the postponement of the closing with respect to a mortgage loan on a newly built home due to construction delays, the recertification of an appraisal may be required. A recertification includes a physical inspection of the exterior of the property and a statement by an appraiser that the present value of the property is no lower than that reflected on the original appraisal.

    There can be no assurance that the values determined by the appraisers as of the dates of appraisal represent the prices at which the related Mortgaged Properties can be sold, either as of the dates of appraisal or at foreclosure. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. See "The Trust Estates--Mortgage Loans" herein.

    In connection with all mortgage loans that it originates, PHMC currently obtains appraisals through LSI. Review appraisals with respect to mortgage loans that PHMC acquires, or with respect to mortgage loans that PHMC originates but that certain mortgage brokers or similar entities process on its behalf, are also likely to be obtained through LSI. LSI also provides its services to third-party lenders which sell mortgage loans to PHMC.

    Most residential mortgage lenders have not originated mortgage loans with Loan-to-Value Ratios in excess of 80% unless primary mortgage insurance was obtained. PHMC, however, does not require primary mortgage insurance on loans up to $400,000 that have Loan-to-Value Ratios exceeding 80% but less than or equal to 90%. Only owner-occupied, primary residences (excluding cooperatives and certain high-rise condominium dwellings) are eligible for this program. Each qualifying loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage insurance was obtained. Loans that do not qualify for such program may be approved if primary mortgage insurance is obtained from an approved primary mortgage insurance company. In such cases, the excess over 75% will be covered by primary mortgage insurance until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

    Where permitted by law, PHMC generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. PHMC may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrowers' ability to pay such taxes and charges as they become due.

MORTGAGE ORIGINATION PROCESSING

    PHMC, or an affiliate of PHMC, may provide loan processing services, including document preparation, underwriting analysis and closing functions, to other loan originators. It is possible that PHMC may purchase loans from such loan originators, or from mortgage sellers that purchased loans from such originators, that PHMC itself processed. Any such loans purchased by PHMC will meet PHMC's underwriting guidelines.

SERVICING

    Prior to June 30, 1989, all residential mortgage loans originated or purchased by PHMC for its own account or for the account of Prudential Insurance were serviced by its affiliate, PMCC. On June 30, 1989, PHMC assumed all of the residential mortgage servicing activities then being performed by PMCC. On May 31, 1991, PHMC entered into a Subservicing Agreement with AMC pursuant to which PHMC will sub-service AMC's current servicing portfolio of FHA/VA and conventional loans. PHMC is an approved servicer of FNMA, FHLMC and GNMA. As of December 31, 1991, PHMC had a net worth of approximately $213 million. See "Servicing of the Mortgage Loans--The Servicer" below.

                                USE OF PROCEEDS

    The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from PHMC. It is expected that PHMC will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                        SERVICING OF THE MORTGAGE LOANS

THE SERVICER

    The Servicer with respect to a Series of Certificates will be PHMC. See "PHMC--Servicing" above. The Servicer may subcontract its servicing obligations under any Pooling and Servicing Agreement. The Servicer will remain primarily liable for any such subservicer's performance in accordance with the applicable Pooling and Servicing Agreement. The Servicer may be released from its obligations in certain circumstances. See "Servicing of the Mortgage Loans--Certain Matters Regarding the Servicer."

    Each Prospectus Supplement relating to a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans included in PHMC's servicing portfolio which were originated or acquired by PHMC for its own account or for the account of its affiliates ("Program Loans"), and, if available, on those Program Loans having payment terms generally similar to those of the Mortgage Loans in the related Trust Estate. PHMC's total servicing portfolio of Program Loans as of any date may include loans having a variety of payment characteristics, including adjustable rate mortgage loans and loans subject to subsidy agreements, and the overall delinquency, foreclosure and loan loss experience of the Program Loans taken as a whole may differ from that of the Mortgage Loans contained in any given Trust Estate and from that of mortgage servicers generally.

PAYMENTS ON MORTGAGE LOANS

    The Servicer will, as to each Series of Certificates, establish and maintain a separate trust account or accounts in the name of the Trustee (the "Certificate Account"), which must be maintained with a depository institution (the "Depository") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long term debt obligations of which) are, at the time of any deposit therein rated at least "AA" (or the equivalent) by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or a segregated pool of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series of Shifting Interest Certificates will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

    The Servicer will deposit in the Certificate Account for each Series of Certificates any amounts representing scheduled payments of principal and interest on the Mortgage Loans due after the applicable Cut-Off Date but received on or prior thereto, and, on a daily basis, except as specified in the applicable Pooling and Servicing Agreement, the following payments and collections received or made by it with respect to the Mortgage Loans subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off
Date):

         (i) all payments on account of principal, including prepayments, and interest;

        (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Pooling and Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

        (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable Pooling and Servicing Agreement;

        (iv) all amounts required to be deposited therein from any related Reserve Fund, and amounts available under any other form of credit enhancement applicable to such Series;

        (v) all Periodic Advances made by the Servicer;

        (vi) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

       (vii) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement; and

       (viii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

    Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof the Fixed Retained Yield, if any, from any payment or other recovery on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw the applicable Servicing Fee and/or the Fixed Retained Yield, if any, from the Certificate Account after the entire payment or recovery has been deposited therein; provided, however, that with respect to each Trust Estate (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Certificate Account.

    Periodic Advances, amounts withdrawn from any Buy-Down Fund or Subsidy Account, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement, will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Servicer.

    If the Servicer deposits in the Certificate Account for a Series any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account. Funds on deposit in the Certificate Account may be invested in certain Eligible Investments maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code
Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Servicer as additional servicing compensation and all losses from any such investment will be deposited by the Servicer into the Certificate Account immediately as realized.

    The Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement:

         (i) to reimburse itself for Periodic Advances;

        (ii) to reimburse itself for liquidation expenses and for amounts expended by it in connection with the restoration of damaged property;

        (iii) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan prior to the deposit of such payment or recovery in the Certificate Account;

        (iv) to reimburse itself for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to it;

        (v) to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

        (vi) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

       (vii) to pay itself from net Liquidation Proceeds allocable to interest, the amount of any unpaid Servicing Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

       (viii) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

        (ix) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

        (x) to clear and terminate the Certificate Account.

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
    The Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

    The Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

        (1) hold all amounts deposited with it by the Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

        (2) give the Trustee notice of any default by the Servicer in the making of such deposit; and

        (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

PERIODIC ADVANCES AND LIMITATIONS THEREON

    With respect to each Series, the Servicer will agree to make Periodic Advances in the amounts specified in the applicable Prospectus Supplement. Funds of the Servicer so advanced are recoverable by the Servicer out of amounts received on Mortgage Loans with respect to which such funds were advanced and which represent late recoveries of principal and/or interest respecting which any such Periodic Advance was made, or, if the Servicer determines that any Periodic Advance may not be so recoverable, out of any funds in the Certificate Account. The Servicer will make Periodic Advances only if it determines that funds will ultimately be available to reimburse it. If specified in the applicable Prospectus Supplement, a reserve fund may be established with respect to any Series of Certificates in order to provide a source of liquidity for Periodic Advances by the Servicer. Any such reserve fund will be funded by a deposit made by the Servicer in such an amount specified, and will otherwise be as described, in the applicable Prospectus Supplement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

    When a mortgagor prepays all of a Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date on which the principal prepayment in full is made. Unless otherwise specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment in full of a Mortgage Loan the amount of the aggregate Servicing Fees will be offset by an amount equal to the accrual of interest on any fully prepaid Mortgage Loan at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its prepayment to but not including the next Due Date (the "Prepayment Interest Shortfall"). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Mortgage Loans under the applicable Pooling and Servicing Agreement, but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate amount of the Servicing Fee relating to mortgagor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the distributions to Certificateholders on the Distribution Date on which the related principal prepayments in full are passed through to Certificateholders. Unless otherwise specified in the applicable Prospectus Supplement, any interest shortfall arising from partial prepayments or liquidations will not be so offset. See "Prepayment and Yield Considerations." Payments of the Prepayment Interest Shortfall will not be obtained by means of any subordination of the rights of Subordinated Certificateholders or any other credit enhancement arrangement.

REPORTS TO CERTIFICATEHOLDERS

    Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Servicer will include, or, in the event a Paying Agent has been appointed with respect to such Series, will cause the Paying Agent to include, with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

         (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

        (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

        (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

        (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

           (a) the information contained in the report delivered pursuant to clause (ii) above;

           (b) the interest accrued on such Class of Compound Interest Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

           (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

        (v) to each holder of a Certificate, the amount of servicing compensation with respect to the related Trust Estate and such other customary information as the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

        (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

       (vii) the aggregate amount of any Periodic Advances by the Servicer included in the amounts actually distributed to the Certificateholders;

       (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

           (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund included in amounts actually distributed to Senior Certificateholders;

           (b) the Subordinated Amount remaining and the balance in the Subordination Reserve Fund following such distribution; and

           (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

        (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

           (a) the amounts so distributed under any such form of credit enhancement or from any such reserve fund on the applicable Distribution Date; and

           (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

        (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

        (xi) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

        (xii) the unpaid principal balance of any Mortgage Loan as to which the Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

       (xiii) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

    In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish either directly, or through the Paying Agent, if any, a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required by the Code and applicable regulations thereunder and as the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns. (Section 4.02.) In the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, the Trustee will be required to sign the Federal income tax returns of the REMIC (which will be prepared by the Servicer). See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Residual Certificates--Administrative Matters."

REPORTS TO THE TRUSTEE

    No later than 15 days after each Distribution Date for a Series, the Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs; and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the Servicer, c/o The Prudential Home Mortgage Company, Inc., 7470 New Technology Way, Frederick, Maryland 21701. If the Servicer should fail to provide such copies, they may be obtained from the Trustee. (Section 3.12).

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
COLLECTION AND OTHER SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the applicable Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days after the applicable Due Date.

    Under the Pooling and Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (the "Servicing Account") in which the Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. The Servicer will be responsible for the administration of each Servicing Account. The Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts. (Section 3.06.)

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

    With respect to each Mortgage Loan having a fixed interest rate, unless otherwise specified in the applicable Prospectus Supplement, each Pooling and Servicing Agreement will provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note. (Section 3.08)

    The Servicer is obligated under the Pooling and Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, the Servicer is authorized under the Pooling and Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets PHMC's underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. See also "The Trust Estates--Mortgage Loans--Optional Repurchases," above, with respect to the Seller's right to repurchase defaulted Mortgage Loans. Further, the Servicer may encourage the refinancing of such defaulted Mortgage

Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer is not required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Certificate Account for such Series an amount equal to all costs and expenses incurred by it. (Sections 3.03 and 3.09).

    The Servicer is not obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If the Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. The Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, the Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

    The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and the Servicer is not required under the Pooling and Servicing Agreement to seek deficiency judgments.

    With respect to a Trust Estate (or a segregated pool of assets therein) as to which a REMIC election has been made, if the trustee acquires ownership of any Mortgaged Property as a result of a default or imminent default of any Mortgage Loan secured by such Mortgaged Property, the Trustee will be required to dispose of such property within two years following its acquisition by the Trust Estate. The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Certain Federal Income Tax Consequences."

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The Prospectus Supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. The Servicer may deduct the Fixed Retained Yield from mortgagor payments as received and prior to deposit of such payments in the Certificate Account for such Series or may (unless an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Certificate Account after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, with respect to any payment of interest received by the Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will receive as its Fixed Retained Yield only its pro rata share of such interest payment.

    For each Series of Certificates, the Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans until termination of the applicable Pooling and Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Fee in Connection with Prepaid and Liquidated Mortgage Loans." The Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Certificate Account for such Series or (b) withdrawing the Servicing Fee from the Certificate Account after the entire interest payment has been deposited in the Certificate Account. The Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Certificate Account, or if such Liquidation Proceeds or other recoveries are insufficient, from Net Foreclosure Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer.

    The Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans underlying a Series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

    As set forth in the preceding paragraph, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan. The Servicer is also entitled to reimbursement from the Certificate Account of Periodic Advances, of advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property, of expenditures incurred by it in connection with the restoration of any Mortgaged Property and of certain losses against which it is indemnified by the Trust Estate. (Section 3.03).

EVIDENCE AS TO COMPLIANCE

    The Servicer will deliver to the Trustee annually, on or before the date specified in the Pooling and Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to the mortgage loans being serviced by the Servicer, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the Pooling and Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. (Sections 3.13, 3.14).

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
CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. (Section 6.04). If the Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans, it may appoint another institution as mortgage loan servicer, as described under "Rights Upon Event of Default" below.

    The Pooling and Servicing Agreement will also provide that neither the Servicer, any subservicer, nor any partner, director, officer, employee or agent of either of them (or of any partner of the Servicer), will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer, any subservicer, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Servicer, any subservicer, and any partner, director, officer, employee or agent of either of them (or of any partner of the Servicer) shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement. (Section 6.03).

    Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and has a net worth of not less than $15,000,000.

    The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee for such Series, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (ii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency. The Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met. (Section 6.02).

                      THE POOLING AND SERVICING AGREEMENT

EVENTS OF DEFAULT

    Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Servicer to distribute to Certificateholders any required payment which continues unremedied for 10 days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests")
aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests; (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain action by the Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) both the Servicer and any subservicer appointed by it to become ineligible to service for both FNMA and FHLMC (unless remedied within 90 days). (Section 7.01).

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Servicer's right to recovery of any Initial Deposit for such Series, the aggregate Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans; provided however, that until such a successor Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Servicer as described above. In the event such public bid procedure is utilized, the successor servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Servicer would be entitled to receive the net profits, if any, realized from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement. (Sections 7.01 and 7.05).

    During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect

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
and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections 7.02 and 7.03).

    No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Section 10.03).

AMENDMENT

    Each Pooling and Servicing Agreement may be amended by the Seller, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or a segregated pool of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of residual Certificates to certain disqualified organizations described below under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates," or (vi) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class or Subclass affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or a segregated pool of assets therein) to tax or cause the Trust Estate (or segregated pool of assets therein) to fail to qualify as a REMIC.

TERMINATION; PURCHASE OF MORTGAGE LOANS

    The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

    If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that the Servicer has caused the related Trust Estate (or a segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of an opinion of counsel that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1),
(ii) otherwise subject the REMIC to tax, or (iii) cause the Trust Estate (or a segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement.

THE TRUSTEE

    The Trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates.

    The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

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                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

    The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

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    In  case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the
deficiency,  if  such  action  is  permitted  by  law.  See   "--Anti-Deficiency
Legislation and Other Limitations on Lenders" below.

FORECLOSURE ON SHARES OF COOPERATIVES

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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
    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    The Servicer is not required under the Pooling and Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

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
    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest, reduce the principal balance of the loan to the then-current appraised value of the related Mortgaged Property and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

    The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT AND SIMILAR LAWS

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

ENVIRONMENTAL CONSIDERATIONS

    Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could become a liability of the Trust Estate and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Estate in certain circumstances and if such Cleanup Costs were incurred.

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Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

    Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller nor PHMC has made such evaluations prior to the origination of the Mortgage Loans, nor does either require that such evaluations be made by originators who have sold the Mortgage Loans to PHMC. Neither the Seller nor PHMC is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller, the Servicer nor PHMC makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See "The Trust Estates--Mortgage Loans--Representations and Warranties" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"DUE-ON-SALE" CLAUSES

    The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

    The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, the Federal Home Loan Mortgage Corporation has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

    By virtue of the Garn Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to

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the  mortgage or deed of  trust. With respect to any  Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property,
(iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

    The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

ENFORCEABILITY OF CERTAIN PROVISIONS

    Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For

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the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of Certificates, which may consist of REMIC Certificates, Standard Certificates or Stripped Certificates, as described below. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act") and the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"), as well as proposed regulations (the "Proposed REMIC Regulations") promulgated by the U.S. Department of the Treasury on September 27, 1991. Investors should be aware that the Proposed REMIC Regulations are subject to change and are not binding authority until adopted as final or temporary regulations. However, to the extent adopted as currently drafted, the Proposed REMIC Regulations may apply to the REMIC Certificates retroactively as binding authority. Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of Certificates, particularly with respect to federal income tax changes effected by the 1986 Act, TAMRA and the Proposed REMIC Regulations.

    For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate which does not include the Fixed Retained Yield.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

    With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made, which will include all Multi-Class Certificates and may include Standard Certificates or Stripped Certificates or both, are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

    REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same

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proportion  that  the  assets of  the  REMIC  Pool would  be  so  treated. REMIC
Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. The Proposed REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down
Loans,   it  is  possible  that  the  percentage  of  such  assets  constituting
"qualifying real property loans" or "loans...secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Proposed REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets.

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

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
    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool, and such investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or to provide additional security for payments due on the regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. It is currently unclear whether reserve funds for other purposes (such as a reserve fund in connection with the use of graduated payment mortgages) constitute qualified reserve assets. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with possible extensions.

    In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Under the Proposed REMIC Regulations, the specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The Proposed REMIC Regulations provide that an interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

    If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

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
TAXATION OF REGULAR CERTIFICATES

  GENERAL

    In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  ORIGINAL ISSUE DISCOUNT

    Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on proposed Treasury regulations under Code Sections 1271 through 1273 and 1275 (the "Proposed OID Regulations") and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates, and are subject to change and are not binding authority before being adopted as final or temporary regulations. However, to the extent adopted as currently drafted, the Proposed OID Regulations may apply to the Regular Certificates retroactively as binding authority.

    Under the Proposed OID Regulations, each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the price at which a substantial amount of Regular Certificates of that Class are first sold to the public. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of (in the case of Standard or Stripped Certificates) or initial Stated Amount of (in the case of Multi-Class Certificates) the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified periodic interest payments." Under the Proposed OID Regulations, a qualified periodic interest payment generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are actually and unconditionally payable at fixed, periodic intervals of one year or less during the entire term of the Regular Certificate. Distributions of interest on a Compound Interest
Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, may not constitute qualified periodic interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the Internal Revenue Service could contend that the initial interval should be divided into a short accrual period followed by a period corresponding to the interval between subsequent Distribution Dates, and that because no distribution of interest is made on the date that the short accrual period ends, the stated interest distributions on such Regular Certificate do not constitute qualified periodic interest payments. Accordingly, the Internal Revenue Service could contend that all distributions on such Regular Certificate should be includible in the stated redemption price at maturity, or that some other adjustment should be made. Furthermore, a portion of the interest distributed on the first Distribution Date may be

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
treated as nonqualified periodic interest includible in the stated redemption price at maturity to the extent such interest distribution is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

    Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement.

    A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Seller intends to treat the monthly period ending on each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Retail Class Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under either an exact or approximate method set forth in the Proposed OID Regulations or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Regular Certificate.

    Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment

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Assumption,  and generally will decrease (but not  below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

    In the case of a Retail Class Certificate, the yield to maturity of such Certificate will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Retail Class Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Retail Class Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.

    A purchaser of a Regular Certificate at a price greater than its "revised issue price," as defined below, will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such revised issue price and the denominator of which is the remaining original issue discount. The revised issue price of a Regular Certificate is the sum of its original issue price and the original issue discount that would have been previously accrued by an original holder less any prior distributions included in the stated redemption price at maturity.

  VARIABLE RATE REGULAR CERTIFICATES

    Regular Certificates may provide for interest based on a variable rate. Under the Proposed OID Regulations, a qualified periodic interest payment includes any one of a series of payments equal to the product of the outstanding principal balance of a Regular Certificate and a variable rate tied to a single objective index of market interest rates, provided that such interest payments are actually and unconditionally payable at fixed, periodic intervals of one year or less during the entire term of the Regular Certificate. In the case of a Regular Certificate, however, that pays interest based on a combination of fixed or qualifying variable rates or at a variable rate that is subject to one or more maximum rate ceilings or certain other adjustments, it is unclear under the Proposed OID Regulations whether interest payments on such a Regular Certificate constitute qualified periodic interest payments, or instead are either includible in the stated redemption price at maturity of the Regular Certificate or treated as contingent interest payments includible in income as they become fixed. Further, the Proposed REMIC Regulations generally provide that a Regular Certificate (i) bearing a floating rate tied to an objective index (or the highest, lowest or average of two or more objective indices) of market interest rates (including a rate based on the average cost of funds of one or more financial institutions) or that represents a weighted average of rates on some or all of the Mortgage Loans that bear either a fixed rate or a qualifying variable rate, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such qualifying variable rates for one or more periods, or one or more fixed rates for one or more periods, qualifies as a regular interest in a REMIC.

    The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate to be determined by assuming that the interest rate index applicable to the first Distribution Date remains constant throughout the life of the Regular Certificate. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable

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
interest rate index. Where the issue price of a Regular Certificate exceeds the original principal amount or Stated Amount of the Regular Certificate, it appears appropriate to reduce the ordinary income reportable for an accrual period by a portion of such excess in a manner similar to the amortization of premium on the level yield method. Absent clarification, original issue discount will be reported to the Internal Revenue Service and to holders of variable rate Regular Certificates in the manner described in this paragraph using the Prepayment Assumption.

    In the case of Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having adjustable rates, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Pass-Through Rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate may be treated as original issue discount. In such case, a Regular Certificateholder may have ordinary income in excess of interest received at the initial Pass-Through Rate. An adjustment would be made in each period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificate. Unless and until clarified by applicable Treasury regulations, the Seller does not intend to report such excess as original issue discount.

  MARKET DISCOUNT

    A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the Proposed OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the revised issue price of such Regular Certificate at the time of purchase, as described above. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

    By analogy to the Proposed OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption

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
price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the fourth paragraph under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

  PREMIUM

    A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant interest method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item.

  SALE OR EXCHANGE OF REGULAR CERTIFICATES

    If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

    Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently, more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). The preferential rates applicable to long-term capital gains were eliminated by the 1986 Act. However, the Revenue Reconciliation Act of 1990 restored a preferential rate applicable to long-term capital gains with respect to certain individuals.

TAXATION OF RESIDUAL CERTIFICATES

  TAXATION OF REMIC INCOME

    Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, and amortization of premium, if any, with respect to the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

    The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal or Stated Amount on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal or payments in reduction of Stated Amount sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal or Stated Amount are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal or Stated Amount are made on the lower yielding Classes of Regular Certificates, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  BASIS AND LOSSES

    The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is

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
disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

    A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

    A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. In such event, it is unclear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The Proposed REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. However, the preamble to the Proposed REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Internal Revenue Service is considering the tax treatment of these types of residual interests, including whether such residual interests may have a negative basis or a negative issue price. The Seller does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC Pool in its assets.

    Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The Proposed REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

    ORIGINAL ISSUE DISCOUNT. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the DE MINIMIS rule described therein.

    MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The Proposed REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount." However, the rules of Code Section 1276 concerning market discount income will not apply in the case of Mortgage Loans originated on or prior to July 18, 1984, if any. With respect to such Mortgage Loans, market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. The deduction of a portion of the interest expense on the Regular Certificates allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

    PREMIUM. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME
    The Code provides that, to the extent provided in regulations, if the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual
Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Although the Conference Committee Report to the 1986 Act indicates that the value of all Residual Certificates would be considered significant in cases where such value is at least 2% of the aggregate value of the Regular Certificates and Residual Certificates, the Proposed REMIC Regulations do not adopt such a general rule. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be determined by the preceding formula, with the effect that such excess inclusions will be a larger portion of such income as the relative value of the Residual Certificates diminishes.

    The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, under Treasury regulations yet to be issued, if a real estate investment trust owns a Residual Certificate, a portion of dividends paid by the real estate investment trust could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. This treatment may be extended under Treasury regulations to regulated investment companies, common trust funds, and certain cooperatives.

    An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to Code
Section 593 institutions ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except that thrift institutions to which Code Section 593 applies, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. Furthermore, the Code provides that regulations may disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent the avoidance of tax. The Proposed REMIC Regulations provide that a thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificates with respect to the REMIC Pool, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated life (I.E., final maturity) of the REMIC Pool. The anticipated weighted average life of the Residual Certificates is based on the anticipated principal payments to be received with respect thereto (using the Prepayment Assumption), except that all anticipated distributions are to be used if the Residual Certificate is not entitled to any principal payments, or is entitled to a disproportionately small principal amount relative to interest payments thereon. The principal amount will be considered disproportionately small if the issue price of the Residual Certificates exceeds 125% of their initial principal amount. Finally, an ordering rule under the Proposed REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If applicable, the Prospectus Supplement with respect to a Series will set forth whether the Residual Certificates are expected to have "significant value" within the meaning of the Proposed REMIC Regulations.

  TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

    DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The Proposed REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term equal to the remaining term of the REMIC, and such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

    In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

    For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

    The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Seller and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (I.E., as a broker, nominee, or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations, and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

    NONECONOMIC RESIDUAL INTERESTS. The Proposed REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Proposed REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The Proposed REMIC Regulations do not explain when a substantial purpose of a transfer will be deemed to be to impede the assessment or collection of tax. While complete assurance as to how to meet this standard cannot be provided, the Indenture will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations"

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
that such transferee has no intention to impede the assessment or collection of any federal, state or local income taxes required to be paid with respect to the Residual Certificate, and the transferor must have no reason to believe that such statement is untrue.

    FOREIGN INVESTORS. The Proposed REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

  SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

    Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

    PROHIBITED TRANSACTIONS. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage,

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
(c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The Proposed REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

    CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.

    NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

  LIQUIDATION OF THE REMIC POOL

    If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), and sell all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, then the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

  ADMINISTRATIVE MATTERS

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Under TAMRA, the Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

    An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the

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
aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  REGULAR CERTIFICATES

    Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

  RESIDUAL CERTIFICATES

    The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate

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
relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

    Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 20% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Pursuant to the Energy Policy Act of 1992, enacted October 24, 1992, the rate of backup withholding under Code Section 3406 will increase from 20% to 31% for reportable payments made on or after January 1, 1993. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

    Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

    The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

    Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations,

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
information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

  GENERAL

    In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Standard Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation. Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates" the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by his Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by his Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate or as discount income on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Standard Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

  TAX STATUS

    Cadwalader, Wickersham & Taft has advised the Seller that:

        1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest

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
    in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

        2. A Standard Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

        3. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
    Section 856(c)(5)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

        4. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a Buy-Down Fund is uncertain, but may require that a taxpayer's investment in a Buy-Down Loan be reduced by the Buy-Down Fund. As to the treatment of Buy-Down Loans as "qualifying real property loans" under Code Section 593(d)(1) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans...secured by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] . . . principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Standard Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Standard Certificateholder's investment for federal income tax purposes.

  PREMIUM AND DISCOUNT

    Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

    PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Premium."

    ORIGINAL ISSUE DISCOUNT. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an

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amount greater than  a statutory DE  MINIMIS exception, to  the extent that  the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the Proposed OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps is unclear and may result in original issue discount if not further clarified.

    Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (I.E., points) will be includible by such holder.

    MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Market Discount."

    RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to the Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

    Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income

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
reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

    In the alternative, the amount, if any, by which the servicing fees paid to the Servicer are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Standard Certificateholders to the Seller to purchase its undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Standard Certificateholder's basis in such undivided interests for purposes of determining whether the Standard Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Standard Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Standard Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the Servicer as set forth herein as servicing compensation or under either of the alternatives set forth above.

  SALE OR EXCHANGE OF STANDARD CERTIFICATES

    Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. The preferential rates applicable to long-term capital gains were eliminated by the Tax Reform Act of 1986, but were restored by the Revenue Reconciliation Act of 1990 with respect to certain individuals.

STRIPPED CERTIFICATES

  GENERAL

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of the Servicing Fees" above), and
(iii) a Class of Certificates are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

    In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each Class (or

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Subclass)  of  Stripped  Certificates.  The  holder  of  a  Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates-- General," subject to the limitation described therein.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the Proposed OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the Proposed OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Pooling and Servicing Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, proposed Treasury regulations issued August 8, 1991 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. In addition, under these proposed regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped
Certificate would be treated as qualified periodic interest under the Proposed OID Regulations. Further, the August 1991 proposed regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the DE MINIMIS rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the DE MINIMIS rule therein. Pursuant to Revenue Procedure 91-49, issued August 8, 1991, investors using a method of accounting inconsistent with the above treatment must change their method of accounting and request the consent to the Internal Revenue Service to such change on a statement attached to their first timely federal income tax returned for the first tax year ending after August 8, 1991.

  STATUS OF STRIPPED CERTIFICATES

    No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code
Section 856(c)(5)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans...secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "Standard Certificates--Tax Status" above.

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
  TAXATION OF STRIPPED CERTIFICATES

    ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the Proposed OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, counsel has advised the Seller that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with DE MINIMIS original issue discount as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

    If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the Proposed OID Regulations. If the rules of the Proposed OID Regulations relating to contingent payments apply, treatment of a Stripped Certificate under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Certificate is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Certificate. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Certificate. Such payments of interest would be includible in the Stripped Certificateholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Certificate is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Certificate, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Certificate, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equalled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt, counsel for the Seller believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the Proposed OID Regulations to apply to interest with respect to the Stripped Certificates.

    SALE OR EXCHANGE OF STRIPPED CERTIFICATES.   Sale or exchange of a  Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the

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Stripped Certificateholder's  adjusted basis  in such  Stripped Certificate,  as
described   above   under   "Federal   Income   Tax   Consequences   for   REMIC
Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

    PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.

    Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 20% backup withholding (31% on or after January 1, 1993) may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

    To the extent that a Standard Certificate or Stripped Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("foreign persons") generally will be subject to 30% United States withholding tax, or such lower

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rate as  may be  provided for  interest  by an  applicable tax  treaty.  Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

    Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

    GENERAL. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

    PARTIES IN INTEREST/DISQUALIFIED PERSONS. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

    Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Seller, the Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

    DELEGATION OF FIDUCIARY DUTY. Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

    The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

    Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

    INDIVIDUAL    ADMINISTRATIVE   EXEMPTIONS.       Several   underwriters   of
mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

    Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

        (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

        (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poors Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

        (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The Trust Estate must also meet the following requirements:

            (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

           (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of the Certificates; and

           (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

    If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

    Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

    An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable Prospectus Supplement, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

    PTE   83-1.    Prohibited  Transaction  Class  Exemption  83-1  for  Certain
Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

    The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

    However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

    PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

EXEMPT PLANS

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Certificates without regard to the ERISA considerations described above but such plans may be subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

    The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

    DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE PLAN FIDUCIARIES CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

    THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

    Standard Certificates which are not rated, as discussed below under "Rating" will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). Unless otherwise specified in the related Prospectus Supplement, the Certificates other than Residual Certificates (and if so specified in the related Prospectus Supplement, the Residual Certificates) will constitute "mortgage related securities" for purposes of the Enhancement Act and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

    The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The National Credit Union Administration has adopted rules, effective December 2, 1991, that prohibit federal credit unions from investing in certain mortgage related securities such as the Residual Certificates and the Stripped Certificates, except under limited circumstances.

    All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the National Credit Union Administration (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series and classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review policies and guidelines adopted from time to time by such authorities before purchasing any of the

Certificates,  as   certain  Series   or   Classes  (in   particular,   Stripped
Certificates) may be deemed unsuitable investments, or may otherwise be restricted, under such policies or guidelines (in certain instances irrespective of the Enhancement Act).

    The  foregoing  does  not  take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    All investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

    The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

    The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

        1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

        2.  By placements by the Seller with investors through dealers; and

        3.  By direct placements by the Seller with investors.

    If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and PHMC will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

    The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.

    One or more affiliates of the Seller and the Servicer, including Prudential-Bache Securities Inc. (which conducts its corporate, governmental and institutional business under the name Prudential-Bache Capital Funding), may act as underwriter or dealer with respect to Certificates of any Series. Any such affiliate will be identified in the applicable Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York and for any underwriters by Brown & Wood, New York, New York.

                                     RATING

    It is a condition to the issuance of the Stripped Certificates and the Multi-Class Certificates of any Series that they be rated in one of the four highest categories by at least one Rating Agency. Standard Certificates may or may not be rated by a Rating Agency.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                                                                            PAGE
-----------------------------------------------------------------------------------------------------------     -----
Aggregate Losses...........................................................................................          34
Assumed Reinvestment Rate..................................................................................          33
Balloon Loan...............................................................................................          15
Balloon Period.............................................................................................          15
Buy-Down Fund..............................................................................................          15
Buy-Down Loans.............................................................................................          15
Certificate Account........................................................................................          48
Certificates...............................................................................................           1
Class......................................................................................................           1
Code.......................................................................................................          11
Compound Interest Certificates.............................................................................          24
Cross-Over Date............................................................................................          29
Curtailments...............................................................................................          24
Cut-Off Date...............................................................................................           8
Depository.................................................................................................          48
Determination Date.........................................................................................          24
Distributable Amount.......................................................................................          24
Distribution Date..........................................................................................           8
Due Date...................................................................................................          13
Due Period.................................................................................................          32
Eligible Investments.......................................................................................          35
ERISA......................................................................................................          11
FDIC.......................................................................................................          49
FHLMC......................................................................................................          14
Fixed Retained Yield.......................................................................................           9
FNMA.......................................................................................................          14
Initial Deposit............................................................................................          34
Interest Rate..............................................................................................           1
Last Scheduled Distribution Date...........................................................................          33
Late Payment...............................................................................................          25
Late Payment Period........................................................................................          25
Liquidation Proceeds.......................................................................................          49
Loan-to-Value Ratio........................................................................................          13
Mortgage Interest Rate.....................................................................................           9
Mortgage Loans.............................................................................................           1
Mortgage Notes.............................................................................................          12
Mortgaged Properties.......................................................................................          12
Mortgages..................................................................................................          12
Multi-Class Certificate Distribution Amount................................................................          32
Multi-Class Certificates...................................................................................           1
Net Foreclosure Profits....................................................................................          27
Net Mortgage Interest Rate.................................................................................           9
OTS........................................................................................................          65
Payment Deficiencies.......................................................................................          34
Pass-Through Rate..........................................................................................           9
Percentage Certificates....................................................................................          23
Periodic Advances..........................................................................................          11
PHMC.......................................................................................................           1
PMCC.......................................................................................................          42
Pool Distribution Amount...................................................................................          26
Pool Scheduled Principal Balance...........................................................................          29
Pool Value.................................................................................................          32

TERM                                                                                                            PAGE
-----------------------------------------------------------------------------------------------------------     -----
Pool Value Group...........................................................................................          32
Pooling and Servicing Agreement............................................................................           7
Prepayment Interest Shortfall..............................................................................          25
Prudential Insurance.......................................................................................           7
Rating Agency..............................................................................................          11
Record Date................................................................................................           9
Registration Statement.....................................................................................           2
Regular Certificateholder..................................................................................          70
Regular Certificates.......................................................................................          22
REMIC......................................................................................................           1
Residual Certificates......................................................................................          22
Scheduled Principal........................................................................................          24
Scheduled Principal Balance................................................................................          25
Seller.....................................................................................................           1
Senior Certificates........................................................................................           1
Senior Class...............................................................................................          24
Senior Class Carryover Shortfall...........................................................................          27
Senior Class Distributable Amount..........................................................................          24
Senior Class Distribution Amount...........................................................................          28
Senior Class Principal Portion.............................................................................          24
Senior Class Pro Rata Share................................................................................          27
Senior Class Shortfall.....................................................................................          27
Senior Class Shortfall Accruals............................................................................          28
Series.....................................................................................................           1
Servicer...................................................................................................           1
Servicing Fee..............................................................................................           9
Shifting Interest Certificate..............................................................................          23
Special Distributions......................................................................................          33
Special Hazard Loss Amount.................................................................................          37
Special Hazard Mortgage Loan...............................................................................          37
Special Hazard Termination Date............................................................................          37
Specified Subordination Reserve Fund Balance...............................................................          34
Spread.....................................................................................................          32
Standard Certificates......................................................................................           1
Standard Hazard Insurance Policy...........................................................................          15
Stated Amount..............................................................................................           1
Stripped Certificates......................................................................................           1
Subclass...................................................................................................           1
Subordinated Amount........................................................................................           9
Subordinated Certificates..................................................................................           1
Subordinated Class Distributable Amount....................................................................          25
Subordinated Class Principal Portion.......................................................................          25
Subordinated Class Pro Rata Share..........................................................................          27
Subordination Reserve Fund.................................................................................          10
Subsidy Account............................................................................................          14
Subsidy Loans..............................................................................................          14
Treasury Regulations.......................................................................................          17
Trust Estate...............................................................................................           1
Trustee....................................................................................................          60
UCC........................................................................................................          62
Unpaid Interest Shortfall..................................................................................          28
Voting Interests...........................................................................................          58

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    NO  DEALER,  SALESMAN  OR  OTHER  PERSON HAS  BEEN  AUTHORIZED  TO  GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS SUPPLEMENT,  THE
PROSPECTUS   SUPPLEMENT  AND  THE  PROSPECTUS,  AND,  IF  GIVEN  OR  MADE,  SUCH
INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITER. THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
NOR  ANY  SALE  MADE  HEREUNDER  SHALL,  UNDER  ANY  CIRCUMSTANCES,  CREATE   AN
IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                               ------------------

                                     INDEX
                                   SUPPLEMENT

                                                    PAGE
                                                    -----
General........................................        S1-3
Risk Factors and Special Considerations........        S1-3
Description of the Certificates................        S1-6
Description of the Mortgage Loans..............        S1-8
Origination, Delinquency and Foreclosure
  Experience...................................       S1-15
Restrictions on the Transfer of the Class A-16
  Certificates.................................       S1-18
Historical Prepayments.........................       S1-19
Sensitivity of the Pre-Tax Yield and Weighted
  Average Life of the Class A-16
  Certificates.................................       S1-20
Certain Federal Income Tax Consequences........       S1-21
Underwriting...................................       S1-22
Secondary Market...............................       S1-22
ERISA Considerations...........................       S1-22
Legal Investment...............................       S1-23
Legal Matters..................................       S1-23
Use of Proceeds................................       S1-23
Ratings........................................       S1-23
Incorporation of Certain Information by
  Reference....................................       S1-24
                   PROSPECTUS SUPPLEMENT
Table of Contents..............................         S-3
Summary Information............................         S-4
Description of the Certificates................        S-22
Description of the Mortgage Loans..............        S-53
Origination, Delinquency and Foreclosure
  Experience...................................        S-60
Prepayment and Yield Considerations............        S-64
Pooling and Servicing Agreement................        S-73
Federal Income Tax Considerations..............        S-75
ERISA Considerations...........................        S-78
Legal Investment...............................        S-79
Secondary Market...............................        S-79
Underwriting...................................        S-79
Legal Matters..................................        S-80
Use of Proceeds................................        S-80
Ratings........................................        S-80
Index of Significant Prospectus Supplement
  Definitions..................................        S-81
                         PROSPECTUS
Reports........................................           2
Additional Information.........................           2
Additional Detailed Information................           2
Table of Contents..............................           3
Summary of Prospectus..........................           7
The Trust Estates..............................          12
Description of the Certificates................          22
Credit Support.................................          34
Prepayment and Yield Considerations............          39
The Seller.....................................          41
PHMC...........................................          42
Use of Proceeds................................          48
Servicing of the Mortgage Loans................          48
The Pooling and Servicing Agreement............          58
Certain Legal Aspects of the Mortgage Loans....          61
Certain Federal Income Tax Consequences........          67
ERISA Considerations...........................          91
Legal Investment...............................          95
Plan of Distribution...........................          96
Legal Matters..................................          97
Rating.........................................          97
Index of Significant Definitions...............          98

                              THE PRUDENTIAL HOME
                              MORTGAGE SECURITIES
                                 COMPANY, INC.
                                     SELLER

                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES,
                                 SERIES 1992-47

                               -----------------

                                   SUPPLEMENT
                                 MARCH 8, 1996
                               -----------------

                                VARIABLE RATE(1)
                            CLASS A-16 CERTIFICATES

                      (1)ON THE CLASS A-16 NOTIONAL AMOUNT

                            BEAR, STEARNS & CO. INC.

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